As filed with the Securities and Exchange Commission on February 6, 2026

Registration No. 333-288870

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

21SHARES ONDO ETF

(Exact name of registrant as specified in its charter)

Delaware	6221	33-6721611
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

477 Madison Avenue, 6th Floor
New York, New York 10022
(646) 370-6016
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

21Shares US LLC
Russell Barlow
477 Madison Avenue, 6th Floor
New York, New York 10022
(646) 370-6016
(Address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Allison M. Fumai, Esq.

Anna Tomczyk, Esq.

Neel Maitra, Esq.

Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
(212) 698-3526

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities and Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Preliminary Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated February 6, 2026

PRELIMINARY PROSPECTUS

Shares

21Shares Ondo ETF

The 21Shares Ondo ETF (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”) that are anticipated to be listed on the Nasdaq Stock Market LLC (the “Exchange”). The Trust is a passive investment vehicle that does not seek to generate returns beyond tracking the price of ONDO, the native utility token of the “Ondo Chain”, a Layer 1 proof-of-stake blockchain purpose-built to accelerate the creation of institutional-grade financial markets on-chain (“ONDO”). This means the Sponsor does not speculatively sell ONDO at times when its price is high or speculatively acquire ONDO at low prices in the expectation of future price increases. It also means the Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective. The Trust’s investment objective is to seek to track the performance of ONDO, as measured by the performance of the CME CF Ondo Finance-Dollar Reference Rate - New York Variant (“Pricing Benchmark”), as adjusted for the Trust’s expenses and other liabilities. The Pricing Benchmark is calculated by CF Benchmarks Ltd. (the “Benchmark Provider”) based on an aggregation of executed trade flow of major ONDO trading platforms (“Constituent Exchanges”). The Pricing Benchmark is designed to track the performance of ONDO in U.S. dollars. In seeking to achieve its investment objective, the Trust will hold ONDO and will value its Shares daily based on the Pricing Benchmark. 21Shares US LLC (the “Sponsor”) is the sponsor of the Trust, CSC Delaware Trust Company (the “Trustee”) is the trustee of the Trust, and Coinbase Custody Trust Company, LLC (the “Coinbase Custodian”) and BitGo Bank & Trust, N.A. (the “BitGo Custodian” and together with the Coinbase Custodian, the “ONDO Custodians”) are the ONDO custodians for the Trust and will hold all of the Trust’s ONDO on the Trust’s behalf. The custodial services agreements with each of the ONDO Custodians are collectively referred to herein as the “Custodial Services Agreements.”

The Trust is an exchange-traded fund. Barring a liquidation or extraordinary circumstances, the Trust does not intend on purchasing or selling ONDO other than in connection with the creation and redemption of Shares. The Sponsor may also sell ONDO to pay certain expenses, which may be facilitated by the Prime Broker or any other prime brokers with whom the Trust contracts.

When the Trust sells or redeems its Shares, ONDO will be transferred into or out of the Trust, as applicable, in exchange for blocks of 10,000 Shares (a “Basket”) that are based on the quantity of ONDO attributable to each Share of the Trust (net of accrued but unpaid Sponsor Fees and any accrued but unpaid extraordinary expenses or liabilities).

Financial firms that are authorized to purchase Shares from or redeem Shares to the Trust (known as “Authorized Participants”) may purchase Shares in cash by depositing cash in the Trust’s account with the Cash Custodian. This will cause the Sponsor, on behalf of the Trust, to automatically instruct a designated third party with whom the Sponsor has entered into an agreement on behalf of the Trust (each such third party, the Prime Broker or the Lender, as applicable, an “ONDO Counterparty”), to (i) purchase the amount of ONDO equivalent in value to the cash deposit amount associated with the order and (ii) deposit the resulting ONDO amount in the Trust’s accounts with the ONDO Custodians, resulting in the Transfer Agent crediting the applicable amount of Shares to the Authorized Participant. Authorized Participants may also purchase Shares in-kind. To purchase Shares in-kind, an Authorized Participant delivers, or arranges for the delivery by the Authorized Participant’s designated agent of, ONDO to the Trust’s accounts with the ONDO Custodians in exchange for Shares.

When such an Authorized Participant redeems its Shares in cash, the Sponsor, on behalf of the Trust will direct an ONDO Custodian to transfer ONDO to an ONDO Counterparty, who will sell the ONDO to be executed, in the Sponsor’s reasonable efforts, at the Pricing Benchmark price used by the Trust to calculate the Trust’s net asset value (“NAV”), taking into account any spread, commissions, or other trading costs and deposit the cash proceeds of such sale in the Trust’s account with the Cash Custodian for settlement with the Authorized Participant. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of such Authorized Participant and not of the Trust or Sponsor. Authorized Participants may also redeem Shares in-kind. When such an Authorized Participant redeems Shares in-kind, the Trust, through an ONDO Custodian, will deliver ONDO to the Authorized Participant, or a designated agent thereof, in exchange for Shares.

The ONDO Counterparties are designated third parties with whom the Sponsor has entered into an agreement on behalf of the Trust that will deliver, receive or convert to U.S. dollars the ONDO related to an Authorized Participant’s cash creation or redemption orders. However, no ONDO Counterparty is contractually obligated to participate in cash orders for creations or redemptions. The Sponsor performs extensive due diligence as part of its ONDO Counterparty selection and onboarding process. As part of this process, the Sponsor assesses ONDO Counterparty candidates against various criteria, including those relating to candidates’ (1) financial standing, (2) reputation, (3) settlement history with the Sponsor, and (4) their regulatory oversight. Authorized Participants may deliver cash or ONDO to create Shares and may (either directly, or through their designated agents) receive cash or ONDO when redeeming Shares.

Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Shareholders who buy or sell Shares during the day from their broker on the secondary market may do so at a premium or discount relative to the NAV of the Shares of the Trust.

Except when aggregated in Baskets, Shares are not redeemable securities. Baskets are only redeemable by Authorized Participants.

On January 19, 2026, the Pricing Benchmark was $0.3495.

21Shares US LLC (in such capacity, the “Initial Seed Creation Investor”), is expected to purchase initial seed creation baskets comprising [●] Shares (the “Initial Seed Creation Baskets”) at a price of $[●] per Share. The proceeds from such sale are anticipated to be approximately $[●]. Such proceeds are expected to be used by the Trust to purchase ONDO at or immediately prior to the listing of the Shares on the Exchange. In this capacity, the Initial Seed Creation Investor will act as a statutory underwriter in connection with this purchase. The ONDO acquired in connection with the Initial Seed Creation Baskets will be held by the ONDO Custodians. The actual price of the Shares comprising the Initial Seed Creation Baskets will be determined as of the effective date of the registration statement of which this prospectus (this “Prospectus”) forms a part as described in this Prospectus, and such Shares could be sold at different prices if sold by the Initial Seed Creation Investor at different times. It is anticipated that the Initial Seed Creation Investor may redeem its Shares or sell its Shares to a third party following the initial listing of Shares on the Exchange. The Initial Seed Creation Investor may sell some or all of its Shares pursuant to the registration statement of which this Prospectus forms a part (in such capacity, the “Selling Shareholder”), which Shares will have been registered to permit the resale from time to time after purchase. The Trust will not receive any of the proceeds from the resale or redemption by the Selling Shareholder of these Shares. The Sponsor will not receive from the Trust or any of its affiliates any fee or other compensation in connection with the resale of these Shares.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol “[●]”.

The offering of an indeterminate amount of the Trust’s Shares is registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act of 1933, as amended (the “1933 Act”). The offering is intended to be a continuous offering and is not expected to terminate until three years from the date of the original offering, unless extended as permitted by applicable rules under the 1933 Act. The Trust is not an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and is not subject to regulation under the 1940 Act. Investors in the Trust will not, therefore, receive the regulatory protections afforded by investment companies registered under the 1940 Act. The Sponsor is not acting in the capacity of an “Investment Adviser” (as defined in Section 202(a)(11) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”)), the Sponsor’s provision of services to the Trust will not be governed by the Advisers Act, and the Sponsor is not subject to a fiduciary standard of care. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “CEA”), and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading advisor. The Trust’s Shares are neither interests in nor obligations of the Sponsor or the Trustee. Shareholders in the Trust will not benefit from the protections afforded to investors in ONDO futures contracts on regulated futures markets.

AN INVESTMENT IN THE TRUST INVOLVES SIGNIFICANT RISKS AND MAY NOT BE SUITABLE FOR SHAREHOLDERS WHO ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD ONDO. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 15.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE TRUST IS AN “EMERGING GROWTH COMPANY” AS THAT TERM IS USED IN THE JUMPSTART OUR BUSINESS STARTUPS ACT (THE “JOBS ACT”) AND, AS SUCH, MAY ELECT TO COMPLY WITH CERTAIN REDUCED REPORTING REQUIREMENTS.

The date of this Prospectus is [●], 2026

This Prospectus contains information you should consider when making an investment decision about the Shares of the Trust. You may rely on the information contained in this Prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares of the Trust are not registered for public sale in any jurisdiction other than the United States.

Until 25 calendar days after the date of this Prospectus, all dealers effecting transactions in the Shares, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

i

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes “forward-looking statements” that generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the digital asset markets and indexes that track such movements, the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances.

Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates to occur will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of its Shares.

Should one or more of these risks discussed in “Risk Factors” or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the Sponsor’s beliefs, estimates and opinions on the date the statements are made, and neither the Trust nor the Sponsor is under a duty or undertakes an obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws. Investors are therefore cautioned against placing undue reliance on forward-looking statements.

ii

PROSPECTUS SUMMARY

This is only a summary of the Prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this Prospectus that is material and/or which may be important to you. You should read this entire Prospectus before making an investment decision about the Shares.

See “Glossary of Defined Terms” for an explanation of certain industry and technical terms used in this Prospectus.

Overview of the Trust

The 21Shares Ondo ETF (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”) that trade on the Nasdaq Stock Market LLC (the “Exchange”). The Trust’s investment objective is to seek to track the performance of ONDO, as measured by the performance of the CME CF Ondo Finance-Dollar Reference Rate - New York Variant (the “Pricing Benchmark”), as adjusted for the Trust’s expenses and other liabilities. The Pricing Benchmark is calculated by CF Benchmarks Ltd. (the “Benchmark Provider”). The Pricing Benchmark is designed to track the performance of ONDO in U.S. dollars. The Shares of the Trust are valued daily based on the Pricing Benchmark.

In seeking to achieve its investment objective, the Trust will hold ONDO. The Trust is sponsored by 21Shares US LLC (the “Sponsor”), a wholly-owned subsidiary of 21co Holdings Limited (formerly known as Amun Holdings Limited). The ultimate parent company of 21co Holdings Limited is FalconX Holdings Limited (“FalconX”), a leading institutional digital asset prime brokerage.

ONDO is a digital asset. Like all digital assets, buying, holding and selling ONDO is very different from buying, holding and selling more conventional investments like stocks and bonds. Stocks represent ownership in a company, entitling shareholders to a portion of the company’s profits. Bonds are debt instruments issued by corporations or governments, where the bondholder is a creditor to the issuer that is generally entitled to a stream of income payments. Ownership of stocks and bonds is typically recorded through a centralized system managed by brokers, custodians or clearinghouses. Ondo Finance generates revenue from the fees charged on the platform. A portion of this revenue may be distributed back to users in the form of rewards or incentives for activities on the Ondo platform. This profit distribution helps to incentivize users to participate in the platform and contribute to its growth. Ownership of ONDO does not entitle its holders to any portion of a company’s profits or any stream of income payments. ONDO is a digital asset and ownership of it is reflected on a distributed ledger. Additionally, ONDO is not offered or sold as a security, and is thus not subject to the protections of the U.S. federal securities laws.

The Trust does not provide investors with direct exposure to ONDO, and an investment in the Trust is not a direct investment in ONDO. Rather, the Trust provides investors with the opportunity to indirectly access the market for ONDO through a traditional brokerage account without the potential barriers to entry or risks involved with holding or transferring ONDO directly or acquiring it from an ONDO spot market.

The Trust will custody its ONDO at regulated third-party custodians, Coinbase Custody Trust Company, LLC (the “Coinbase Custodian”) and BitGo Bank & Trust, N.A. (the “BitGo Custodian” and together with the Coinbase Custodian, the “ONDO Custodians”). The Coinbase Custodian is chartered as a New York state limited liability trust company and the BitGo Custodian is a federally chartered national trust bank. The ONDO Custodians provide custody and trade execution services for digital assets. The ONDO Custodians are not Federal Deposit Insurance Corporation (“FDIC”)-insured but they carry insurance policies provided by private insurance carriers. The Trust, the Sponsor and the service providers will not loan or pledge the Trust’s assets, nor will the Trust’s assets serve as collateral for any loan or similar arrangement, other than in connection with the Post-Trade Financing Agreement. The Trust will not invest in derivatives. The Sponsor believes that the Shares are designed to provide investors with a cost-effective and convenient way to invest in ONDO without purchasing, holding and trading ONDO directly.

The amount of ONDO represented by the Shares is expected to decline over time because of the transfer of the Trust’s ONDO to pay the Sponsor Fee and other liabilities, regardless of whether the trading prices of the Shares rise or fall.

ONDO and the Ondo Chain

ONDO is a digital asset that is native to and is transmitted through the operations of the “Ondo Chain,” a Layer 1 proof-of-stake blockchain purpose-built to accelerate the creation of institutional-grade financial markets on-chain. By combining the openness of public blockchains with the compliance and security features of permissioned chains, the Ondo Chain is designed to provide the infrastructure to enable tokenized real-world assets (“RWAs”) to be used at scale. The ONDO token launched on January 18, 2024 at a price of $0.09. As of January 18, 2026, the ONDO token was priced at $0.3354 with a market capitalization of approximately $1.7 billion. As of January 18, 2026, there were approximately 900 known daily active addresses on the Ondo Chain and an estimated 5.1 billion ONDO tokens in circulation.

The Ondo Chain is a decentralized platform that connects traditional finance with blockchain by tokenizing real world assets such as U.S. Treasuries and money market funds, through blockchain. The platform relies on two core divisions of Ondo Finance: an asset management arm that creates and manages tokenized financial products and a technology arm that develops decentralized protocols. The operations of the Ondo Chain’s asset management arm are facilitated by Ondo Capital Management LLC, (“Ondo Capital”), a U.S.-based, SEC-registered investment adviser and a wholly-owned subsidiary of Ondo Finance Inc. (“Ondo Finance”). Ondo Capital manages the off-chain assets underlying tokenized assets on the Ondo Chain. Ondo Capital works with regulated custodians and banks to hold these assets under bankruptcy-remote legal structures.

The operations of the Ondo Chain’s technology arm are facilitated by the Ondo Foundation which supports the Ondo DAO, a decentralized autonomous organization responsible for managing the governance of the Ondo Chain, including smart contract upgrades, incentive structures, governance protocols and the operations of the Ondo Chain-related products like the Flux Finance decentralized protocol (the “Flux Protocol”). While the Ondo DAO does not itself control a specific number of ONDO tokens, token holders who participate in the Ondo DAO exercise shared governance power over the protocol, including managing the community treasury and setting parameters for the Flux Protocol. The Ondo Foundation was launched to support the long-term decentralization of the Ondo Chain. The Ondo Foundation oversees governance processes, manages ONDO governance tokens, and promotes the Ondo Chain’s overall growth.

The Ondo Foundation was founded in 2022 as an independently governed and nonprofit Cayman Islands Foundation Company with no beneficial owners. The Ondo Foundation assisted in the launch of the Ondo DAO, which deployed and currently governs the Flux Protocol, the first lending protocol supporting tokenized securities as collateral. The Ondo Foundation, through its subsidiaries, owns 99% of the common equity in Ondo USDY LLC, the issuer of USDY. The Ondo Foundation therefore benefits from the growth of USDY and uses proceeds from this growth in furtherance of its mission.

The Ondo Chain is designed to provide native support for tokenized RWAs ensuring they are seamlessly integrated into all aspects of the blockchain’s functionality and ecosystem. RWAs are used to secure the network, the oracles, and the bridges. The Ondo Chain DeFi ecosystem is designed to support corporate actions and other unique requirements imposed by RWAs. In addition, the Ondo Chain is designed to enable asset managers to create omnichain RWAs and manage them effectively. The Ondo Chain is designed for a multichain world, providing institutional-grade security for cross-chain messaging and bridging, allowing it to act as a hub connecting assets and applications across other public and private blockchains.

Features of the Ondo Chain include:

●	Permissioned Validators: Ondo Chain validators will be able to stake any eligible assets as decided upon by chain-level governance. Validators on the Ondo Chain will be permissioned and subject to continuous monitoring, specifically to mitigate their engagement in malicious MEV. This setup is designed to make the Ondo Chain suitable for institutions who often cannot pay transaction fees to unknown validators and who, in certain contexts, must provide best execution for and prevent front-running of client transactions. By combining a permissioned validator set with RWA staking, institutional capital can be used to secure not only the network but also other critical components (e.g. bridges, oracles, etc.).

●	Connectivity Into Institutional Networks: A subset of the Ondo Chain validators will be run by select financial institutions, allowing them to more easily connect Ondo Chain into their private networks and traditional finance (“TradFi”) environments. This aims to decrease latency for transactions involving assets at those institutions and enables access to additional assets and liquidity only available on their systems.

●	Scalable and Secure Data Feeds via Enshrined Oracles: Beyond validating blockchain transactions, in Ondo Chain, validators will also publish key off-chain data—including asset prices, interest rates, market indices, and the like. This is intended to reduce the risk of manipulation or errors that could impact the security or accuracy of on-chain transactions, while improving scalability as the value of investments and the number of assets and key data points grows.

●	Native Omnichain Messaging and Bridging: Ondo Chain is designed to natively incorporate the Ondo Bridge, which itself is designed to bridge tokens or pass general messages to other chains without being susceptible to the hacking or failure of any single third-party message protocol or blockchain. Primary security will be provided by the Ondo Chain validators that run their own decentralized verifier network (DVN), with additional DVNs used at higher transaction amounts. The Ondo Chain is also designed to make it easy for developers to create natively omnichain applications by acting as the ‘source of truth’ for key pieces of information (e.g. KYC status, sanction lists, collateral amounts, etc.) across supported chains.

●	Enshrined Proof of Reserves and Collateral: A subset of the Ondo Chain validators will automatically verify directly with custodians or broker dealers that the balances of every RWA token as reported by the token minter are fully backed by the appropriate amount and type of underlying assets. This process is designed to mitigate risks of under-collateralization or misreporting, which can lead to insolvency or loss of user trust in the system. This approach shifts the responsibility from a single centralized minter to a distributed network of validators, increasing transparency and reducing the risk of fraud.

●	Open Access and Development. Although validators on the Ondo Chain will be permissioned, the rest of the chain will be open, allowing anyone to issue tokens, develop apps, or act as a user or investor. User identification and permissions will be core features of the Ondo Chain, allowing asset issuers and application developers to implement permissions and transfer restrictions at a contract level where appropriate. Developers will be able to develop DeFi apps with full, native support for RWAs, enabling them to be used for borrowing, lending and staking.

●	Institutional-Grade Governance: The governance of the Ondo Chain will be decentralized, with stakeholders selecting permissioned governance committee members, who will include financial institutions acting as permissioned validators on the Ondo Chain. The Ondo Chain is designed to be governed by and act as an industry utility for those who use it the most.

For more information on ONDO and the Ondo Chain, see “ONDO, ONDO MARKET AND REGULATION OF ONDO” below.

The Trust’s Investment Objective

The Trust’s investment objective is to seek to track the performance of ONDO, as measured by the Pricing Benchmark, as adjusted for the Trust’s expenses and other liabilities. In seeking to achieve its investment objective, the Trust will hold ONDO and will value its Shares daily as of 4:00 p.m. ET based on the Pricing Benchmark.

Barring the liquidation of the Trust or extraordinary circumstances (including but not limited to, non-recurring expenses and costs of services performed by the Sponsor or a service provider on behalf of the Trust to protect the Trust or the interests of Shareholders, such as in connection with any fork of the Ondo Chain, any indemnification of agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters), the Trust generally will not purchase or sell ONDO, other than in connection with the creation or redemption of Shares. The Sponsor may also sell ONDO to pay certain expenses, which may be facilitated by the Prime Broker or any other prime brokers with whom the Trust contracts.

Selling or Redeeming Shares

When the Trust sells or redeems its Shares, ONDO will be transferred into or out of the Trust, as applicable, in exchange for blocks of 10,000 Shares (a “Basket”) that is based on the quantity of ONDO attributable to each Share of the Trust (net of accrued but unpaid Sponsor Fees and any accrued but unpaid extraordinary expenses or liabilities).

Financial firms that are authorized to purchase Shares from or redeem Shares to the Trust (known as “Authorized Participants”) may purchase Shares in cash by depositing cash in the Trust’s account with the Cash Custodian. This will cause the Sponsor, on behalf of the Trust, to automatically instruct a designated third party whom the Sponsor has entered into an agreement on behalf of the Trust (each such third party, or the Prime Broker or Lender, as applicable, an “ONDO Counterparty”), to (i) purchase the amount of ONDO equivalent in value to the cash deposit amount associated with the order and (ii) deposit the resulting ONDO amount in the Trust’s accounts with the ONDO Custodians, resulting in the Transfer Agent crediting the applicable amount of Shares to the Authorized Participant. Authorized Participants may also purchase Shares in-kind. To purchase Shares in-kind, an Authorized Participant delivers, or arranges for the delivery by an Authorized Participant’s designated agent of, ONDO to the Trust’s accounts with the ONDO Custodians in exchange for Shares.

When such an Authorized Participant redeems its Shares in cash, the Sponsor, on behalf of the Trust will direct an ONDO Custodian to transfer ONDO to an ONDO Counterparty, who will sell the ONDO to be executed, in the Sponsor’s reasonable efforts, at the Pricing Benchmark price used by the Trust to calculate the Trust’s net asset value (“NAV”), taking into account any spread, commissions, or other trading costs and deposit the cash proceeds of such sale in the Trust’s account with the Cash Custodian for settlement with the Authorized Participant. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Trust or Sponsor. Authorized Participants may also redeem Shares in-kind. When such an Authorized Participant redeems Shares in-kind, the Trust, through an ONDO Custodian, will deliver ONDO to the Authorized Participant, or a designated agent thereof, in exchange for Shares.

An ONDO Counterparty is a designated third party with whom the Sponsor has entered into an agreement on behalf of the Trust that will deliver, receive or convert to U.S. dollars the ONDO related to an Authorized Participant’s cash creation or redemption order. However, no ONDO Counterparty is contractually obligated to participate in cash orders for creations or redemptions. Authorized Participants may deliver cash or ONDO to create Shares and may (either directly, or through their designated agents) receive cash or ONDO when redeeming Shares.

As of the date of this Prospectus, the Authorized Participants are [●] and [●]. As of the date of this Prospectus, the Prime Broker, Coinbase, Inc. and the Lender, Coinbase Credit, Inc., serve as ONDO Counterparties, among others.

The Trust and/or the Sponsor will bear the expense and risk of delivery and ownership of ONDO once such ONDO has been received by the ONDO Custodians on behalf of the Trust and until transferred by the ONDO Custodians on behalf of the Trust to an ONDO Counterparty for conversion to cash.

All of the Trust’s ONDO will be held by the ONDO Custodians. The Transfer Agent will facilitate the processing of purchase and sale orders in Baskets to and from the Trust.

The CME CF Ondo Finance-Dollar Reference Rate - New York Variant

The Pricing Benchmark was introduced on June 9, 2025. The Benchmark Provider is the administrator of the Pricing Benchmark. The Pricing Benchmark is calculated daily.

The Sponsor believes that the use of the Pricing Benchmark is reflective of a reasonable valuation of the average spot price of ONDO and that resistance to manipulation is a priority aim of its design methodology. The methodology: (i) takes an observation period and divides it into equal partitions of time; (ii) then calculates the volume-weighted median of all transactions within each partition; and (iii) the value is determined from the arithmetic mean of the volume-weighted medians, equally weighted. By employing the foregoing steps, the Pricing Benchmark thereby seeks to ensure that transactions in ONDO conducted at outlying prices do not have an undue effect on the value of a specific partition, large trades or clusters of trades transacted over a short period of time will not have an undue influence on the index or benchmark level, as applicable, and the effect of large trades at prices that deviate from the prevailing price are mitigated from having an undue influence on the benchmark level.

In addition, the Sponsor notes that an oversight function is implemented by the Benchmark Provider in seeking to ensure that the Pricing Benchmark is administered through codified policies for Pricing Benchmark integrity, which include a conflicts of interest policy, a control framework, an accountability framework, and an input data policy. It is also subject to the UK Benchmarks Regulation (“BMR”), compliance with which regulations has been subject to a Limited Assurance Audit under the ISAE 3000 standards of September 12, 2022.

Pricing Benchmark data and the description of the Pricing Benchmark are based on information made publicly available by the Benchmark Provider on its website at https://www.cfbenchmarks.com/data/indices/ONDOUSD_NY. None of the information on the Benchmark Provider’s website is incorporated by reference into this Prospectus.

The Sponsor has entered into a licensing agreement with the Benchmark Provider to use the Pricing Benchmark. The Trust is entitled to use the Pricing Benchmark pursuant to a sub-licensing arrangement with the Sponsor. As the Pricing Benchmark is calculated as a price return, it currently does not track airdrops involving ONDO. Accordingly, the Trust will not participate in airdrops, as further described below in “Risk factors — The inability to recognize the economic benefit of a “fork” or an “airdrop” could adversely impact an investment in the Trust.”

Pricing Information Available on the Exchange and Other Sources

The current market price per Share (symbol: “[●]”) will be published continuously as trades occur throughout each trading day on the consolidated tape by market data vendors.

The intra-day indicative value per Share will be published by the Exchange once every 15 seconds throughout each trading day on the consolidated tape by market data vendors.

The intra-day indicative value per Share is calculated based on the Pricing Benchmark. The most recent end-of-day NAV will be published as of the close of business by market data vendors and will be available on the Sponsor’s website at www.21shares.com, or any successor thereto, and will be published on the consolidated tape. None of the information on the Sponsor’s website is incorporated by reference into this Prospectus.

Any adjustments made to the Pricing Benchmark will be published on the Benchmark Provider’s website at https://www.cfbenchmarks.com/data/indices/ONDOUSD_NY or any successor thereto. None of the information on the Benchmark Provider’s website is incorporated by reference into this Prospectus.

The selection of exchanges for use in the Pricing Benchmark is based on the accessible venues where execution transactions for ONDO will occur. The exchanges on which market participants primarily execute transactions for ONDO may evolve from time to time, and the Benchmark Provider may make changes to the Constituent Exchanges comprising the Pricing Benchmark from time to time for this or other reasons. To the extent the Trust executes transactions for ONDO, the exchanges on which the Trust executes transactions do not impact the Constituent Exchanges comprising the Pricing Benchmark. Although Constituent Exchanges are selected for inclusion within the Pricing Benchmark in accordance with specified criteria and eligibility standards, changes to the Constituent Exchanges may result in an impact on the pricing information reflected in the Pricing Benchmark. Once it has actual knowledge of material changes to the Constituent Exchanges used to calculate the Pricing Benchmark, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, and on the Sponsor’s website.

The Sponsor may, in its sole discretion, change either the Pricing Benchmark or Benchmark Provider without Shareholder approval. Should such a change take place, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Sponsor’s website.

The intra-day levels and closing levels of the Pricing Benchmark are published by the Benchmark Provider, and the closing NAV is published by the Administrator.

The Shares are not issued, sponsored, endorsed, sold or promoted by the Exchange, and the Exchange makes no representation regarding the advisability of investing in the Shares.

The Benchmark Provider makes no warranty, express or implied, as to the results to be obtained by any person or entity from the use of the Pricing Benchmark for any purpose. Pricing Benchmark information and any other data calculated and/or disseminated, in whole or part, by the Benchmark Provider is for informational purposes only, not intended for trading purposes, and provided on an “as is” basis. The Benchmark Provider does not warrant that the Pricing Benchmark information will be uninterrupted or error-free, or that defects will be corrected. The Benchmark Provider also does not recommend or make any representation as to possible benefits from any securities or investments, or third-party products or services. Shareholders should undertake their own due diligence regarding securities and investment practices.

For more information on the Pricing Benchmark and the Benchmark Provider, see “The Trust and ONDO Prices” below.

The Trust’s Legal Structure

The Trust is a Delaware statutory trust, formed on January 7, 2025 pursuant to the Delaware Statutory Trust Act (“DSTA”). The Trust continuously issues Shares representing fractional undivided beneficial interest in, and ownership of, the Trust that may be purchased and sold on the Exchange. The Trust will operate pursuant to an Amended and Restated Trust Agreement (the “Trust Agreement”). CSC Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust (the “Trustee”). The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on June 16, 2021.

The Trust’s Service Providers

The Sponsor

The Sponsor, 21Shares US LLC, arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis.

The Trustee

The Trustee, CSC Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust as required to create a Delaware statutory trust in accordance with the Trust’s Declaration of Trust and the DSTA.

The Administrator

[●] serves as the Trust’s administrator (the “Administrator”). The Administrator’s principal address is [●]. Under the Fund Administration and Accounting Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust, including valuing the Trust’s ONDO and calculating the NAV, NAV per Share, Principal Market NAV and Principal Market NAV per Share and supplying pricing information to the Sponsor for the Sponsor’s website. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such services.

The Transfer Agent

[●] serves as the transfer agent for the Trust (the “Transfer Agent”). The Transfer Agent: (1) facilitates the issuance and redemption of Shares of the Trust; (2) responds to correspondence by Trust Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust.

The Cash Custodian

[●] acts as custodian of the Trust’s cash and cash equivalents (the “Cash Custodian”). Pursuant to a cash custody agreement entered into with the Trust (the “Cash Custody Agreement”), the Cash Custodian will establish and maintain cash account(s) for the Trust, and, upon instructions from the Sponsor acting on behalf of the Trust, facilitate cash transfers and cash payments from the Trust’s account(s).

The ONDO Custodians

Coinbase Custody Trust Company, LLC and BitGo Bank & Trust, N.A. serve as the Trust’s ONDO custodians (the “ONDO Custodians”) and are fiduciaries under Section 100 of the New York Banking Law and under the National Bank Act of 1864, respectively. The ONDO Custodians are authorized to serve as the Trust’s custodians under the Trust Agreement and pursuant to the terms and provisions of the Custodial Services Agreements. Under the Custodial Services Agreements with the ONDO Custodians, the ONDO Custodians are responsible for safekeeping all of the ONDO owned by the Trust. The ONDO Custodians were selected by the Sponsor. The ONDO Custodians are responsible for opening accounts that hold the Trust’s ONDO (such accounts, collectively, the “ONDO Accounts”), as well as facilitating the transfer of ONDO required for the operation of the Trust.

The Coinbase Custodian is a third-party limited purpose trust company that was chartered in 2018 upon receiving a trust charter from the New York Department of Financial Services. The BitGo Custodian is a federally chartered national trust bank and was granted a national bank charter by the Office of Comptroller of the Currency in December 2025. The ONDO Custodians are subject to extensive regulation and have among the longest track records in the industry of providing custodial services for digital asset private keys. The Trust’s assets with the ONDO Custodians are held in segregated accounts on the Ondo Chain, commonly referred to as “wallets,” and are therefore not commingled with corporate or other customer assets. The segregated accounts in which the ONDO Custodians will custody all of the Trust’s ONDO from time to time are hereinafter referred to collectively as the Trust’s “Vault Balance.” The ONDO Custodians will keep a substantial portion of the private keys associated with the Trust’s ONDO in “cold storage” or similarly secure technology (the “Cold Vault Balance”), with any remainder of the Vault Balance held as a “Hot Vault Balance.” The Sponsor expects that all of the Trust’s assets and private keys will be held in cold storage of the ONDO Custodians on an ongoing basis, but a portion of the Trust’s assets may be held in hot trading wallets, from time to time, in connection with the settlement of a creation or redemption transaction.

After diligent investigation, the Sponsor believes that the ONDO Custodians’ policies, procedures, and controls for safekeeping, exclusively possessing, and controlling the Trust’s ONDO holdings are consistent with industry best practices to protect against theft, loss, and unauthorized and accidental use of the private keys.

Although the ONDO Custodians carry insurance, the ONDO Custodians’ insurance policies do not cover any loss in value to ONDO and only covers losses caused by certain events such as fraud or theft and, in such covered events, it is unlikely the insurance would cover the full amount of any losses incurred by the Trust. The insurance maintained by each ONDO Custodian is shared among all of such ONDO Custodian’s customers, is not specific to the Trust or to customers holding ONDO with such ONDO Custodian, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

For more information on the ONDO Custodians, see “Custody of the Trust’s Assets” below.

The Marketing Agent

[●] (the “Marketing Agent”) is responsible for reviewing and approving the marketing materials prepared by the Sponsor for compliance with applicable SEC and Financial Industry Regulatory Authority (“FINRA”) advertising laws, rules, and regulations.

The Trust’s Fees and Expenses

The Trust will pay the unitary Sponsor Fee of [●]% of the Trust’s NAV (the “Sponsor Fee”). The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement.

The Sponsor Fee will accrue daily and will be payable in ONDO weekly in arrears. The Administrator will calculate the Sponsor Fee on a daily basis by applying a [●]% annualized rate to the Trust’s NAV and the amount of ONDO payable in respect of each daily accrual shall be determined by reference to the Pricing Benchmark. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor Fee. Operating expenses assumed by the Sponsor include (i) the fee payable to the Marketing Agent for services it provides to the Trust (the “Marketing Fee”), (ii) fees to the Administrator, if any, (iii) fees to the ONDO Custodians, (iv) fees to the Transfer Agent, (v) fees to the Trustee, (vi) the fees and expenses related to any future listing, trading or quotation of the Shares on any listing exchange or quotation system (including legal, marketing and audit fees and expenses), (vii) ordinary course legal fees and expenses but not litigation-related expenses, (viii) audit fees, (ix) regulatory fees, including, if applicable, any fees relating to the registration of the Shares under the Securities Act of 1933, as amended (the “1933 Act”) or the Exchange Act, (x) printing and mailing costs, (xi) costs of maintaining the Sponsor’s website and (xii) applicable license fees (each, a “Sponsor-paid Expense,” and together, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Additional Trust Expense will be deemed to be an Additional Trust Expense and not a Sponsor-paid Expense. In the Sponsor’s sole discretion, all or any portion of a Sponsor-paid Expense may be redesignated as an Additional Trust Expense. The Trust will be responsible for ONDO-related on-chain transaction fees associated with creation and redemption transactions and transactions with the Prime Broker, and the Sponsor will assume such expenses of the Trust in consideration for the Sponsor Fee. There is currently no predetermined cap on the aggregate amount of Sponsor-paid expenses. Should the Trust implement a predetermined cap on aggregate Sponsor-paid expenses, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Sponsor’s website.

The Sponsor will not, however, assume certain extraordinary, non-recurring expenses that are not Sponsor-paid Expenses, including, but not limited to, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders, any indemnification of the ONDO Custodians, Administrator or other agents, service providers or counter-parties of the Trust, the fees and expenses related to the initial listing of Shares on the Exchange, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Additional Trust Expenses”). Of the Sponsor-paid Expenses, ordinary course legal fees and expenses shall be subject to a cap of $100,000 per annum. In the Sponsor’s sole discretion, all or any portion of a Sponsor-paid Expense may be re-designated as an Additional Trust Expense if, among other reasons, the Sponsor determines that a Sponsor-paid Expense is an extraordinary, non-recurring expense of the Trust. Should such a change take place, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Sponsor’s website. Pursuant to the Trust Agreement, the Sponsor or its delegates will direct the ONDO Custodians to transfer ONDO from the Trust’s Cold Vault Balance as needed to pay the Sponsor Fee and Additional Trust Expenses, if any. The Sponsor or its delegates will endeavor to transfer the smallest amount of ONDO needed to pay applicable expenses. The Trust shall not be responsible for paying any fees or expenses associated with the transfer of ONDO as needed to pay the Sponsor Fee or Additional Trust Expenses.

Custody of the Trust’s Assets

The Trust’s Custodians will maintain custody of all of the Trust’s ONDO.

The ONDO Custodians provide insured safekeeping of digital assets using multi-layer cold storage security platforms designed to provide offline security of the digital assets held by the ONDO Custodians. The ONDO Custodians have insurance coverage as subsidiaries under their respective parent companies, which procure fidelity (e.g., crime) insurance to protect the organizations from risks such as theft of funds. Specifically, the fidelity programs provide coverage for the theft of funds held in hot or cold storage. The insurance programs are provided by a syndicate of industry-leading insurers. The insurance programs do not cover, insure or guarantee the performance of the Trust. The ONDO Custodians are not FDIC-insured. The insurance maintained by each of the ONDO Custodians are shared among all of such ONDO Custodians’ customers, are not specific to the Trust or to customers holding ONDO with such ONDO Custodian, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

ONDO may be held across multiple wallets, any of which will feature the following safety and security measures to be implemented by the ONDO Custodians:

●	Cold Storage: Cold storage in the context of ONDO means keeping the reserve of ONDO offline, which is a widely-used security precaution, especially when dealing with large amount of ONDO. ONDO held under custodianship with the ONDO Custodians will be kept in high-security, offline, multi-layer cold storage vaults.

This means that the private keys, the cryptographic component that allows a user to access ONDO, are stored offline on hardware that has never been connected to the internet. Storing the private key offline minimizes the risk of the ONDO being stolen. The Sponsor expects that nearly all of the Trust’s assets and private keys will be held in cold storage of the ONDO Custodians on an ongoing basis. In connection with creations or redemptions, the Trust will, under most circumstances, process creations and redemptions by transferring ONDO from its Cold Vault Balance to and/or from an ONDO Counterparty. From time to time, portions of the Trust’s ONDO may temporarily be held outside of cold storage in the Trading Balance maintained by Coinbase, Inc. (the “Prime Broker”) or an ONDO Counterparty, including in circumstances in which it is necessary in connection with creations or redemptions of Baskets or to sell ONDO to pay Trust expenses (the “Trading Balance”).

●	Multiple Private Keys: All private keys are securely stored using multiple layers of high-quality encryption and in ONDO Custodian-owned offline hardware vaults in secure environments. No customers or third parties are given access to the ONDO Custodians’ private keys. The use of multiple private keys makes retrieving ONDO from the wallet more difficult, and aims to further reduce the risk of hacking theft and/or robbery.

●	Whitelisting: Transactions are only sent to vetted, known addresses. The ONDO Custodians’ platforms support pre-approval and test transactions. The ONDO Custodians require authentication when adding or removing addresses for whitelisting. All instructions to initiate a whitelist addition or removal must be submitted via the Coinbase Custody platform. When a whitelist addition or removal request is initiated, the initiating user will be prompted to authenticate their request using a two-factor authentication key. A consensus mechanism on the Coinbase Custody platform dictates how many approvals are required in order for the consensus to be achieved to add or remove a whitelisted address. Only when the consensus is met is the underlying transaction considered officially approved. An account’s roster and user roles are maintained by each applicable ONDO Custodian in separate logs, each of which is an authorized user list. Any changes to an account’s roster must be reflected on an updated authorized user list first and executed by an authorized signatory.

●	Audit Trails: Audit trails exist for all movement of ONDO within ONDO Custodian-controlled ONDO wallets and are audited annually for accuracy and completeness by independent external audit firms.

In addition to the above measures, in accordance with the Custodial Services Agreements, ONDO held in custody with the ONDO Custodians will be segregated from both the proprietary property of the ONDO Custodians and the assets of any other customer in accounts that clearly identify the Trust as the owner of the accounts. Therefore, in the event of an insolvency of any of the ONDO Custodians, assets held in the segregated accounts would not become property of such ONDO Custodian’s estate and would not be available to satisfy claims of creditors of such ONDO Custodian.

The ONDO Custodians maintain internal audit teams that perform periodic internal audits over custody operations. Systems and Organizational Control (“SOC”) attestations are also performed on each of the ONDO Custodians’ services. The SOC 1 Type 2 and SOC 2 Type 2 reports produced cover private key management controls. A SOC 1 Type 2 report addresses the controls at a service organization that are likely to be relevant to user entities’ internal control over financial reporting. A SOC 2 Type 2 report addresses controls at a service organization relevant to security, availability, processing integrity, confidentiality, or privacy in order to support users’ evaluations of their own systems of internal control.

The Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants. The Trust generally does not intend to hold cash or cash equivalents. However, there may be situations where the Trust will hold cash on a temporary basis, including in connection with the creation and redemption process.

The Trust has entered into the Cash Custody Agreement, pursuant to which the Cash Custodian will establish and maintain cash account(s) for the Trust and, upon instructions from the Sponsor acting on behalf of the Trust, facilitate cash transfers and cash payments from the Trust’s account(s).

For more information on the Trust’s custody arrangements with the ONDO Custodians and the Prime Broker, see “Custody of the Trust’s Assets” and “Prime Broker” below.

NAV Determinations

As described in more detail below in “NAV Determinations,” the Administrator daily calculates the Trust’s NAV and NAV per Share on each day that the Exchange is open for regular trading, as promptly as practicable after 4:00 p.m. ET, based on the Pricing Benchmark. In determining the Trust’s NAV, the Administrator values the ONDO held by the Trust based on the price set by the Pricing Benchmark as of 4:00 p.m. ET. The Sponsor believes that use of the Pricing Benchmark mitigates against idiosyncratic market risk, as the failure of any individual spot market will not materially impact pricing for the Trust. It also allows the Administrator to calculate the NAV in a manner that significantly deters manipulation.

However, determining the value of the Trust’s ONDO using the Pricing Benchmark is not in accordance with U.S. generally accepted accounting principles (“GAAP”), and therefore, the Pricing Benchmark is not used in the Trust’s financial statements. The Trust’s ONDO are carried, for financial statement purposes, at fair value, as required by GAAP. As promptly as practicable after 4:00 p.m. ET, the Trust determines the fair value of ONDO based on the price provided by the ONDO market that the Trust considers its “principal market” as of 4:00 p.m. ET on the valuation date. The NAV of the Trust determined on a GAAP basis is referred to in this Prospectus as a “Principal Market NAV,” and the NAV of the Trust per Share determined on a GAAP basis is referred to as “Principal Market NAV per Share.”

NAV and NAV per Share are not measures calculated in accordance with GAAP and are not intended as a substitute for the Principal Market NAV and Principal Market NAV per Share, respectively.

Plan of Distribution; Selling Shareholder

Barring the liquidation of the Trust or extraordinary circumstances (including but not limited to, non-recurring expenses and costs of services performed by the Sponsor or a service provider on behalf of the Trust to protect the Trust or the interests of Shareholders, such as in connection with any fork of the Ondo Chain, any indemnification of agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters), the Trust will not purchase or sell ONDO other than in connection with the creation and redemption of Shares. The Sponsor may also sell ONDO to pay certain expenses, which may be facilitated by the Prime Broker or any other prime brokers with whom the Trust contracts.

When the Trust sells or redeems its Shares, ONDO will be transferred into or out of the Trust, as applicable, in exchange for Baskets that are based on the quantity of ONDO attributable to each Share of the Trust (net of accrued but unpaid Sponsor Fees and any accrued but unpaid extraordinary expenses or liabilities).

Authorized Participants may purchase Shares in cash by depositing cash in the Trust’s account with the Cash Custodian. This will cause the Sponsor, on behalf of the Trust, to automatically instruct an ONDO Counterparty to (i) purchase the amount of ONDO equivalent in value to the cash deposit amount associated with the order and (ii) deposit the resulting ONDO amount in the Trust’s accounts with the ONDO Custodians, resulting in the Transfer Agent crediting the applicable amount of Shares to an Authorized Participant. Authorized Participants may also purchase Shares in-kind. To purchase Shares in-kind, an Authorized Participant delivers, or arranges for the delivery by an Authorized Participant’s designated agent of, ONDO to the Trust’s account with an ONDO Custodian in exchange for Shares.

When such an Authorized Participant redeems its Shares in cash, the Sponsor, on behalf of the Trust will direct an ONDO Custodian to transfer ONDO to an ONDO Counterparty, who will sell the ONDO to be executed, in the Sponsor’s reasonable efforts, at the Pricing Benchmark price used to calculate the Trust’s NAV, taking into account any spread, commissions, or other trading costs and deposit the cash proceeds of such sale in the Trust’s account with the Cash Custodian for settlement with the Authorized Participant. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Trust or Sponsor. Authorized Participants may also redeem Shares in-kind. When such an Authorized Participant redeems Shares in-kind, the Trust, through an ONDO Custodian, will deliver ONDO to an Authorized Participant, or a designated agent thereof, in exchange for Shares.

The Initial Seed Creation Investor, in its capacity as the Selling Shareholder, may sell some or all of the Shares pursuant to the registration statement of which this Prospectus forms a part, which Shares will have been registered to permit the resale from time to time after purchase. The Shares offered by the Selling Shareholder were acquired by the Selling Shareholder as described in the registration statement and could be sold at different times and at different offering prices. The Trust will not receive any of the proceeds from the resale or redemption by the Selling Shareholder of these Shares. The Sponsor will not receive from the Trust or any of its affiliates any fee or other compensation in connection with the resale of these Shares.

The Trust and/or Sponsor will bear the expense and risk of delivery and ownership of ONDO once such ONDO has been received by the ONDO Custodians on behalf of the Trust and until transferred by the ONDO Custodians on behalf of the Trust to an ONDO Counterparty for conversion to cash.

Only Authorized Participants may purchase Shares from or redeem Shares to the Trust. Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Shareholders who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Shares of the Trust.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol “[●]”. As of the date of this Prospectus, Flux Finance Inc., a wholly-owned subsidiary of the Ondo Foundation (“Flux Finance”) is the only shareholder of the Trust and holds 2,000,000 Shares, which Flux Finance acquired pursuant to the Flux Finance Subscription Agreement described below at a purchase price of 42,727,997.499959 ONDO, representing an aggregate purchase price of $40,000,000 worth of ONDO tokens, or approximately $20.00 per Share.

The Sponsor may enter into marketing support arrangements with respect to the Trust, to which the Trust would not be party. Any fees under such agreements would be payable by the Sponsor, as applicable, and not by the Trust.

Federal Income Tax Considerations

It is expected that an owner of Shares will be treated, for U.S. federal income tax purposes, as if they owned a proportionate share of the assets of the Trust. A shareholder will accordingly include in the computation of their taxable income their proportionate share of the income and expenses realized by the Trust. Each sale or other disposition of ONDO by the Trust (including, under current Internal Revenue Service (“IRS”) guidance, the use or sale of ONDO to pay expenses of the Trust) will give rise to gain or loss and will therefore constitute a taxable event for Shareholders. See “United States Federal Income Tax Consequences — Taxation of U.S. Shareholders.”

Use of Proceeds

Proceeds received by the Trust from the issuance of Baskets consist of ONDO. Such deposits are held by the ONDO Custodians on behalf of the Trust until (i) delivered out in connection with redemptions of Baskets; or (ii) transferred or sold by the Sponsor, which may be facilitated by the ONDO Custodians, to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor.

Emerging Growth Company

The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to, among other things: (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; or (ii) comply with any new audit rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after April 5, 2012, unless the SEC determines otherwise.

The Trust will cease to be an “emerging growth company” upon the earliest of (i) it having $1.235 billion or more in gross annual revenues, (ii) at least $700 million in market value of Common Shares being held by non-affiliates, (iii) it issuing more than $1.0 billion of non-convertible debt over a three-year period or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Trust intends to take advantage of the benefits of the extended transition period.

Principal Investment Risks of an Investment in the Trust

An investment in the Trust involves a high degree of risk. Any investment made in the Trust may result in a total loss of the investment. There is no assurance that the Trust will generate a profit for investors. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 15.

Risks Associated with ONDO and the Ondo Chain

●	The value of the Shares relates directly to the price of ONDO, the value of which may be highly volatile and subject to fluctuations due to a number of factors.

●	ONDO is a relatively new technological innovation with a limited operating history.

●	The Ondo Chain’s decentralized governance structure may negatively affect its ability to grow and respond to challenges.

●	Newly unlocked ONDO and their subsequent sale may cause the price of ONDO to decline, which could negatively affect an investment in the Trust.

●	The prevailing level of transaction fees and the speed at which transactions are settled on may adversely affect the usage of the Ondo Chain.

●	The significant holdings of ONDO by early stakeholders and/or insiders could have an adverse effect on the market price of ONDO.

●	A determination that ONDO or any other digital asset is offered or sold as a “security” may adversely affect the price of ONDO and the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust.

●	The trading prices of many digital assets, including ONDO, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further decline in the trading prices of ONDO, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

●	The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of ONDO and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

●	If the process of creation and redemption of Baskets encounters any unanticipated difficulties, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of ONDO may not exist and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

●	Authorized Participants may act in the same or similar capacity for other competing products.

●	Spot markets may be exposed to security breaches, fraud and market manipulation, wash trading and front-running.

Risks Associated with Investing in the Trust

●	The value of the Shares may be influenced by a variety of factors unrelated to the value of ONDO.

●	The NAV or Principal Market NAV may not always correspond to the market price of ONDO and, as a result, Creation Baskets may be created or redeemed at a value that is different from the market price of the Shares.

●	The inability of Authorized Participants and market makers to hedge their ONDO exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

●	The Trust is subject to risks due to its concentration of investments in a single asset.

●	The amount of ONDO represented by the Shares is expected to decline over time.

●	The Administrator is solely responsible for determining the value of the ONDO holdings and ONDO holdings per Share, and any errors, discontinuance or changes in such valuation calculations may have an adverse effect on the value of the Shares.

●	The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of ONDO and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

●	If the process of creation and redemption of Baskets encounters any unanticipated difficulties, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of ONDO may not exist and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

Risks Associated with the Regulatory Environment of ONDO

●	Future and current regulations by a United States or foreign government or quasi-governmental agency could have an adverse effect on an investment in the Trust, and ONDO’s status as being offered or sold as a “security” under U.S. federal securities laws remains unsettled.

●	Shareholders do not have the protections associated with ownership of Shares in an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”) or the protections afforded by the Commodity Exchange Act, as amended (the “CEA”).

●	Future legal or regulatory developments may negatively affect the value of ONDO or require the Trust or the Sponsor to become registered with the Securities and Exchange Commission (“SEC”) or Commodity Futures Trading Commission (“CFTC”), which may cause the Trust to incur unforeseen expenses or liquidate.

Risks Associated with the Tax Treatment of ONDO

●	The ongoing activities of the Trust may generate tax liabilities for Shareholders.

●	The tax treatment of ONDO and transactions involving ONDO for state and local tax purposes is not settled.

●	A hard “fork” of the Ondo Chain could result in Shareholders incurring a tax liability.

●	The tax treatment of ONDO and transactions involving ONDO for U.S. federal income tax purposes may change.

●	The intended tax treatment of the Trust will limit the flexibility of the Trust’s investment decisions.

Other Risks

●	The Exchange on which the Shares are listed may halt trading in the Trust’s Shares, which would adversely impact a Shareholder’s ability to sell Shares.

●

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect Shareholders’ investment in the Shares.

●

The Sponsor is leanly staffed and relies heavily on key personnel. The departure of any such key personnel could negatively impact the Trust’s operations and adversely impact an investment in the Trust.

●	The liability of the Sponsor and the Trustee is limited, and the value of the Shares will be adversely affected if the Trust is required to indemnify the Trustee or the Sponsor.

●	Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks, the occurrence of which can negatively impact an investment in the Trust.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus, before you decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future. See “Glossary of Defined Terms” for an explanation of certain industry and technical terms used in this Prospectus.

Risks Associated with ONDO and the Ondo Chain

The value of the Shares relates directly to the price of ONDO, which may be highly volatile and subject to fluctuations due to a number of factors.

The value of the Shares relates directly to the value of the ONDO held by the Trust and fluctuations in the price of ONDO could adversely affect the value of the Shares. The market price of ONDO may be highly volatile, and subject to a number of factors, including:

●	an increase in the ONDO supply that is publicly available for trading;

●	manipulative trading activity on digital asset trading platforms, which, in many cases, are largely unregulated or may not be complying with existing regulations;

●	the adoption of ONDO as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the Ondo Chain;

●	forks in the Ondo Chain;

●	falling demand for ONDO, or demand that does not keep up with the ONDO unlocking schedule;

●	delays or flaws in the execution of the Ondo Chain expansion or adoption plans for ONDO;

●	the failure of one or more of ONDO strategic partnerships with one or more institutional players;

●	the failure of, or the perception of risk or negative publicity around one or more of the protocols based on the Ondo Chain or that make use of ONDO;

●	investors’ expectations with respect to interest rates and rates of inflation experienced by fiat currencies or digital assets (including, in particular, ONDO);

●	consumer preferences and perceptions of ONDO specifically and digital assets generally;

●	fiat currency withdrawal and deposit policies on digital asset trading platforms;

●	the liquidity of digital asset trading platforms and any increase or decrease in trading volume on digital asset trading platforms;

●	investment and trading activities of large investors that invest directly or indirectly in ONDO;

●	a “short squeeze” resulting from speculation on the price of ONDO, if aggregate short exposure exceeds the number of Shares available for purchase;

●	a final determination that ONDO is offered or sold as a security or changes in ONDO’s status under the federal securities laws;

●	monetary policies of governments, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of ONDO or the purchase of ONDO on digital asset trading platforms;

●	global or regional political, economic or financial conditions, events and situations;

●	fees associated with processing an ONDO transaction and the speed at which transactions are settled on the Ondo Chain;

●	interruptions in service from or closures or failures of major digital asset trading platforms;

●	decreased confidence in digital asset trading platforms due to the unregulated nature and lack of transparency surrounding the operations of digital asset trading platforms;

●	smart contracts are new and their ongoing development and operation may result in problems or be subject to errors or hacks;

●	increased competition from other digital assets or other forms of blockchain-based services; and

●	the Trust’s own acquisitions or dispositions of ONDO, since there is no limit on the number of ONDO that the Trust may acquire.

In addition, there is no assurance that ONDO will maintain its value in the long or intermediate term. In the event that the price of ONDO declines, the Sponsor expects the value of the Shares to decline proportionately. The value of ONDO as represented by the Pricing Benchmark or by the Trust’s principal market may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for future appreciation in value, if any. The Sponsor believes that momentum pricing of ONDO has resulted, and may continue to result, in speculation regarding future appreciation in the price of ONDO, inflating and making the price of ONDO more volatile. As a result, ONDO may be more likely to fluctuate in value due to changing investor confidence, which could impact future appreciation or depreciation in the Pricing Benchmark and could adversely affect the value of the Shares.

The failure of one or more of the Ondo Foundation’s strategic partnerships with one or more institutional players may adversely affect demand for ONDO, the price of ONDO, or the price of the Shares.

The Ondo Foundation has entered into a number of partnerships with financial or other institutions. These collaborations may involve integrating ONDO into investment and traditional financial sectors, boosting interoperability or broadening use cases. For example, the Trust and the Ondo Foundation have entered into a strategic seed partnership whereby Flux Finance, a wholly-owned subsidiary of the Ondo Foundation, provided initial funding to the Trust. The failure of one or more of these strategic partnerships, including the strategic seed partnership between the Trust and the Ondo Foundation, or the inability to enter into further strategic partnerships may result in negative publicity and may limit the adoption of ONDO, resulting in adverse consequences for the demand for ONDO, the Trust and the Shares.

ONDO is a relatively new technological innovation with a limited operating history.

ONDO has a relatively limited history of existence and operations and was first introduced on January 18, 2024. There is a limited established performance record for the price of ONDO and, in turn, a limited basis for evaluating an investment in ONDO. Although past performance is not necessarily indicative of future results, if ONDO had a more established history, such history might (or might not) provide investors with more information on which to evaluate an investment in the Trust.

Newly unlocked ONDO and their subsequent sale may cause the price of ONDO to decline, which could negatively affect an investment in the Trust.

There is a finite supply of 10 billion ONDO tokens, most of which currently remain locked and will unlock according to a staggered vesting schedule pursuant to a governance proposal that was passed and went into effect on January 17, 2024. Prior to the passage of the aforementioned governance proposal, roughly 15% of the total 10 billion ONDO tokens were issued in a series of private and community-based sales (some of which remain subject to a contractual lock-up as of the date of this Prospectus). As it relates to the bulk of ONDO tokens however, the governance proposal allocated roughly 52% of the total supply of ONDO tokens to ecosystem growth on the Ondo Chain, i.e. for airdrops and for contributors to the ONDO ecosystem, including developers, educators, researchers and strategic contributors. The governance proposal further allocated the remaining roughly 33% of the total supply of ONDO tokens to protocol development, i.e. to core contributors focused on building infrastructure, products, and protocols to expand the ONDO ecosystem, such as Ondo Finance. The governance proposal’s vesting schedule provides that a percentage of locked ONDO tokens will be unlocked and distributed to recipients participating in ecosystem growth and protocol development, as applicable, on the 12th, 24th, 36th, 48th and 60th month anniversaries of the governance proposal’s January 17, 2024 passage.

When the recipient of newly unlocked ONDO makes such newly unlocked ONDO available for sale, there can be downward pressure on the price of ONDO as the new supply is introduced into the ONDO market, thereby potentially negatively affecting the value of an investment in the Trust.

The prevailing level of transaction fees across digital asset networks may adversely affect the usage of the Ondo Chain.

Permitted validators on the Ondo Chain stake collateral, such as tokenized RWAs, in order to participate in the Ondo Chain’s proof-of-validation consensus mechanism, which records and verifies every ONDO transaction on the Ondo Chain. In return for their services, validators are rewarded tokenized assets, such as RWAs. If transaction fees voluntarily paid by users are not sufficiently high or if transaction fees increase to the point of being prohibitively expensive for users, validators may not have an adequate incentive to continue validating. Further, if the price of ONDO or the reward for validating new blocks is not sufficiently high to incentivize validators, validators may cease participating in the consensus mechanism. Validators ceasing operations or participation in the consensus mechanism would reduce the collective processing power on the Ondo Chain, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the blockchain) and make the Ondo Chain more vulnerable to malicious actors obtaining sufficient control to alter the blockchain and hinder transactions. Any reduction in confidence in the confirmation process or processing power of the Ondo Chain may adversely affect the Trust’s investments in ONDO.

The amount of tokenized RWAs earned by staking may be adjusted. If the validator rewards are too low, validators may not be incentivized to expend processing power to validate transactions and confirmations of transactions on the blockchain could be temporarily slowed. A reduction in the processing power expended by validators on the Ondo Chain could reduce infrastructure security, reduce confidence in the Ondo Chain, or expose the Ondo Chain to a malicious actor or botnet obtaining a majority of processing power on the Ondo Chain. Decreased demand for ONDO or reduced security on the Ondo Chain may adversely impact an investment in the Shares.

The significant holdings of ONDO by early stakeholders and/or insiders could have an adverse effect on the market price of ONDO.

Some publicly available sources indicate that a small group of early adopters and/or insiders likely hold a significant proportion of the supply of ONDO unlocked so far—by one estimate approximately 44.8% of the ONDO unlocked so far may be held by insiders held by such persons. If early stakeholders and/or insiders hold a large portion of the ONDO supply, it could lead to concerns about centralization. Despite escrow mechanisms that gradually release ONDO into the market, early stakeholders and/or insiders could still retain control over a significant portion of ONDO, which can impact market dynamics if large amounts are sold. The concentration of ONDO in the hands of early stakeholders and/or insiders could affect the market’s confidence in ONDO as a decentralized asset.

A determination that ONDO or any other digital asset is offered or sold as a “security” may adversely affect the price of ONDO and the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust.

Depending on its characteristics, a digital asset, including ONDO, may be considered to be offered or sold as a “security” under U.S. federal securities laws. The tests for determining whether a particular digital asset is offered or sold as a “security” are complex and difficult to apply, and the outcome is difficult to predict. The SEC staff has also provided informal assurances via no-action letter to a handful of promoters that their digital assets are not offered or sold as securities.

On the other hand, the SEC has brought enforcement actions against the issuers and promoters of several other digital assets on the basis that the digital assets in question are securities. More recently, the SEC has also brought enforcement actions against digital asset trading platforms for allegedly operating unregistered securities exchanges on the basis that certain of the digital assets traded on their platforms are securities, although at least one or more of these actions has since been withdrawn or dismissed following a joint stipulation between the SEC and the entities allegedly operating an exchange. SEC and other government or regulatory enforcement actions have led, and may in the future lead, to further volatility in digital asset prices.

Whether a digital asset is offered or sold as a security under the U.S. federal securities laws depends on whether it is included in the lists of instruments making up the definition of “security” in the 1933 Act, the Exchange Act and the 1940 Act. Digital assets do not appear in any of these lists, although each list includes the terms “investment contract” and “note,” and the SEC has typically analyzed whether a particular digital asset is offered or sold as a security by reference to whether it meets the tests developed by the federal courts interpreting these terms, known as the “Howey” and “Reves” tests, respectively. For many digital assets, whether or not the Howey or Reves tests are met is difficult to resolve definitively, and substantial legal arguments can often be made both in favor of and against a particular digital asset qualifying as being offered or sold as a security under one or both of the Howey and Reves tests. Adding to the complexity, the SEC staff has indicated that the security status of a particular digital asset can change over time as the relevant facts evolve.

If the Sponsor determines that ONDO is offered or sold as a security under the U.S. federal securities laws, whether that determination is initially made by the Sponsor itself, or because a federal court upholds an allegation that ONDO is offered or sold as a security, the Sponsor does not intend to permit the Trust to continue holding ONDO in a way that would violate the federal securities laws (and therefore would either dissolve the Trust or potentially seek to operate the Trust in a manner that complies with the federal securities laws, including the 1940 Act).

Any enforcement action by the SEC or a state securities regulator asserting that ONDO is offered or sold as a security, or a court decision to that effect, would be expected to have an immediate material adverse impact on the trading price of ONDO, as well as the Shares. This is because the business models behind most digital assets are incompatible with regulations applying to transactions in securities. If a digital asset is determined to be offered or sold as a security, it is likely to become difficult or impossible for the digital asset to be traded, cleared or custodied in the United States through the same channels used by non-security digital assets, which in addition to materially and adversely affecting the trading value of the digital asset is likely to significantly impact its liquidity and market participants’ ability to convert the digital asset into U.S. dollars. Any assertion that a digital asset is offered or sold as a security by the SEC or another regulatory authority may have similar effects.

If ONDO is found by a court or other regulatory body to be offered or sold as a security, the Trust could be considered an unregistered “investment company” under the 1940 Act, which could necessitate the Trust’s liquidation under the terms of the Trust Agreement. Furthermore, the Trust could be considered to be engaged in a distribution (i.e., a public offering) of unregistered securities in violation of Section 5 of the 1933 Act, which could impose significant civil and criminal liability on the Trust. There is no guarantee that a court of regulatory body will agree with the Sponsor’s assessment that ONDO is not offered or sold as a security.

Moreover, whether or not the Sponsor or the Trust were subject to additional regulatory requirements as a result of any determination that its assets include securities, the Sponsor may nevertheless decide to terminate the Trust, in order, if possible, to liquidate the Trust’s assets while a liquid market still exists. For example, in response to the SEC’s action against the issuer of XRP, certain significant market participants announced they would no longer support XRP and announced measures, including the delisting of XRP from major digital asset trading platforms. If the SEC or a federal court were to determine that ONDO is offered or sold as a security, it is likely that the value of the Shares of the Trust would decline significantly. Furthermore, if a federal court upholds an allegation that ONDO is offered or sold as a security, the Trust itself may be terminated and, if practical, its assets liquidated.

In January 2025, the SEC’s acting Chairman Mark T. Uyeda announced the SEC Crypto Task Force. The task force has an objective of developing a comprehensive and clear regulatory framework for digital assets. Following the task force announcement, in January 2025, President Trump issued an executive order titled “Executive Order on Strengthening American Leadership in Digital Financial Technology” that outlined the administration’s commitment to strengthening U.S. leadership in the digital asset space and established an inter-agency working group for artificial intelligence and digital assets that is tasked with proposing a regulatory framework governing the issuance and operation of digital assets, including stablecoins, in the United States. It is currently unknown how the actions or recommendations of the task force and this executive order or future governmental actions may impact the status of ONDO or any other digital asset as being offered or sold as a “security” or how ONDO or the Trust would be treated under any new or revised regulatory framework.

The trading prices of many digital assets, including ONDO, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further decline in the trading prices of ONDO, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

The trading prices of many digital assets, including ONDO, have experienced extreme volatility in recent periods and may continue to do so. Several factors may affect the price of ONDO, including, but not limited to: supply and demand, investors’ expectations with respect to the rate of inflation, interest rates, currency exchange rates or future regulatory measures (if any) that restrict the trading of ONDO or the use of ONDO as a form of payment. The issuance of ONDO is determined by a computer code, not by a central bank, and prices can be extremely volatile. For instance, there were steep increases in the value of certain digital assets, including ONDO, over the course of 2021, and multiple market observers asserted that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2022 in digital asset trading prices. Such episodes of rapid price appreciation followed by steep drawdowns have also occurred multiple times throughout ONDO’s history. For example, over the course of its lifespan, the price of ONDO has exhibited extreme volatility, reaching an all-time low price of $0.32867 on January 20, 2026, and an all-time high price of $2.14 in December 2024. During the fiscal year ended December 31, 2025, the price of ONDO peaked at $2.038 and bottomed out at $0.2055, marking a drawdown of 83.5%. As of January 19, 2026, the price of ONDO was $0.3554. Like many digital assets, ONDO surged in value in its initial trading period, but shortly thereafter saw a decline in market interest, resulting in a price decrease. Like many other digital assets, ONDO’s volatility may be affected by a range of factors, including changes in technology, regulation, consumer and investor behavior and general economic trends, such as interest rates, availability of credit, credit defaults, inflation rates and economic uncertainty.

Extreme volatility may persist, and the value of the Shares may significantly decline in the future without recovery. The digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. For example, in the first half of 2022, each of Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX Trading Ltd. (“FTX”) one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned, and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO, who was found guilty of these criminal charges in November 2023. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC (“Genesis”). In response to these events (collectively, the “2022 Events”), the digital asset markets have experienced extreme price volatility and other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital asset markets. These events have also negatively impacted the liquidity of the digital asset markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital asset markets continues to be negatively impacted by these events, digital asset prices, including ONDO, may continue to experience significant volatility or price declines, and confidence in the digital asset markets may be further undermined. In addition, regulatory and enforcement scrutiny has been significant, including from, among others, the U.S. Department of Justice, the SEC, the CFTC, the White House and Congress, as well as state regulators and authorities. These events are continuing to develop, and the full facts are continuing to emerge. It is not possible to predict at this time all of the risks that they may pose to the Trust, its service providers or to the digital asset industry as a whole.

Extreme volatility in the future, including further declines in the trading prices of ONDO, could have a material adverse effect on the value of the Shares, and the Shares could lose all or substantially all of their value. The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of ONDO.

Spot markets on which ONDO trades are relatively new and largely unregulated.

Digital asset markets, including spot markets for ONDO, are growing rapidly. The spot markets through which ONDO and other digital assets trade are new and, in some cases, may be subject to but not comply with their relevant jurisdiction’s regulations. These markets are local, national and international and include a broadening range of digital assets and participants. Significant trading may occur on systems and platforms with minimum predictability. Spot markets may impose daily, weekly, monthly or customer-specific transaction or withdrawal limits or suspend withdrawals entirely, rendering the exchange of ONDO for fiat currency difficult or impossible. Participation in spot markets requires users to take on credit risk by transferring ONDO from a personal account to a third party’s account.

Digital asset exchanges do not appear to be subject to, and may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. Many digital asset exchanges are unlicensed, unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions.

As a result, trading activity on or reported by these digital asset exchanges is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. Furthermore, many spot markets lack certain safeguards put in place by more traditional exchanges to enhance the stability of trading on the exchange and prevent flash crashes, such as limit-down circuit breakers. As a result, the prices of digital assets such as ONDO on digital asset exchanges may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities (such as market manipulation, front-running of trades, and wash-trading) may not be available to or employed by digital asset exchanges or may not exist at all. As a result, the marketplace may lose confidence in, or may experience problems relating to, these venues.

No ONDO exchange is immune from these risks. While the Trust itself does not buy or sell ONDO on ONDO spot markets, the closure or temporary shutdown of ONDO exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the ONDO Chain and can slow down the mass adoption of ONDO. In addition, the Prime Broker may route orders through Connected Trading Venues and hold the Trust’s assets on Connected Trading Venues. Further, spot market failures or that of any other major component of the overall ONDO ecosystem can have an adverse effect on ONDO markets and the price of ONDO and could therefore have a negative impact on the performance of the Trust.

Negative perception, a lack of stability in the ONDO spot markets, manipulation of ONDO spot markets by customers and/or the closure or temporary shutdown of such exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in ONDO generally and result in greater volatility in the market price of ONDO and the Shares of the Trust. Furthermore, the closure or temporary shutdown of an ONDO spot market may impact the Trust’s ability to determine the value of its ONDO holdings or for the Trust’s Authorized Participants to effectively arbitrage the Trust’s Shares.

The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of ONDO and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

Authorized Participants must be registered broker-dealers. Registered broker-dealers are subject to various requirements of the federal securities laws and rules, including financial responsibility rules such as the customer protection rule, the net capital rule and recordkeeping requirements. On May 15, 2025, the staff of the SEC’s Division of Trading and Markets stated that broker-dealers are permitted to facilitate in-kind creations and redemptions in connection with spot exchange-traded products; however, there is as yet no definitive regulatory guidance on the specific details of how registered broker-dealers can comply with SEC rules with regard to transacting in or holding spot ONDO. Absent further regulatory clarity regarding whether and how registered broker-dealers can hold and deal in ONDO under applicable broker-dealer financial responsibility and other rules, there is a risk that registered broker-dealers participating in the in-kind creation or redemption of Shares for ONDO may be unable to demonstrate compliance with such rules. While compliance with rules such as the customer protection rule, the net capital rule and recordkeeping requirements are primarily the broker-dealer’s responsibility, a national securities exchange is required to enforce compliance by its member broker-dealers with applicable federal securities law and rules. Only certain Authorized Participants at present have the ability (either acting themselves or through their affiliates) to support in-kind creation and redemption activity.

Even with the SEC Staff’s recent statement clarifying that in-kind creations and redemptions are permitted, the Trust’s limited ability to facilitate in-kind creations and redemptions could result in the exchange-traded product arbitrage mechanism failing to function as efficiently as it otherwise would, leading to the potential for the Shares to trade at premiums or discounts to the NAV per Share, and such premiums or discounts could be substantial. Furthermore, if cash creations or redemptions are unavailable, either due to the Sponsor’s decision to reject or suspend such orders or otherwise, Authorized Participants will be limited in their ability to redeem or create Shares, in which case the arbitrage mechanism may not function as efficiently. This could result in impaired liquidity for the Shares, wider bid/ask spreads in secondary trading of the Shares and greater costs to investors and other market participants. In addition, the Trust’s limited ability to facilitate in-kind creations and redemptions, and resulting relative reliance on cash creations and redemptions, could cause the Sponsor to halt or suspend the creation or redemption of Shares during times of market volatility or turmoil, among other consequences. Further, there can be no assurance that broker-dealers would be willing to serve as Authorized Participants with respect to the in-kind creation and redemption of Shares. Any of these factors could adversely affect the performance of the Trust and the value of the Shares.

The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, could cause delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption model, which involves greater operational steps (and therefore execution risk) than the originally contemplated in-kind creation and redemption model, or the potential unavailability or exhaustion of the Trust’s ability to borrow ONDO or cash as trade credit (the “Trade Credits”), which the Trust would not be able to use in connection with in-kind creations and redemptions. Such delays could cause the execution price associated with such trades to materially deviate from the Pricing Benchmark price used to determine the NAV. Even though Authorized Participants are responsible for the dollar cost of such difference in prices, Authorized Participants could default on their obligations to the Trust, or such potential risks and costs could lead to Authorized Participants, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying ONDO, to elect to not participate in the Trust’s Share creation and redemption processes. This may adversely affect the arbitrage mechanism intended to keep the price of the Shares closely linked to the price of ONDO, and as a result, the price of the Shares may fall or otherwise diverge from NAV. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders by causing them buy Shares at a price higher than the value of the underlying ONDO held by the Trust or sell Shares at a price lower than the value of the underlying ONDO held by the Trust, causing Shareholders to suffer losses.

To the knowledge of the Sponsor, exchange-traded products for spot-market commodities other than ONDO, such as gold and silver, generally employ in-kind creations and redemptions with the underlying asset. The Sponsor believes that it is generally more efficient, and therefore less costly, for spot commodity exchange-traded products to utilize in-kind orders rather than cash orders, because there are fewer steps in the process and therefore there is less operational risk involved when an authorized participant can manage the buying and selling of the underlying asset itself, rather than depend on an unaffiliated party such as the issuer or sponsor of the exchange-traded product. As such, a spot commodity exchange-traded product that only employs cash creations and redemptions and does not permit in-kind creations and redemptions is a novel product that has not been tested, and could be impacted by any resulting operational inefficiencies.

Authorized Participants may act in the same or similar capacity for other competing products.

Authorized Participants play a critical role in supporting the U.S. spot ONDO exchange-traded product ecosystem. Currently, the number of potential Authorized Participants willing and capable of serving as Authorized Participants to the Trust or other competing products is limited. Authorized Participants may act in the same or similar capacity for other competing products, including exchange-traded products offering exposure to the spot ONDO market or other digital assets. The Trust is therefore subject to risks associated with these competing products utilizing the same Authorized Participants to support the trading activity of the Trust and liquidity in the Trust’s Shares.

To the extent Authorized Participants exit the business or otherwise become unable to process creation and/or redemption orders and no other Authorized Participants step forward to perform these services, Shares may trade at a material discount to NAV and possibly face delisting. To the extent that exchange-traded products offering exposure to the spot ONDO market or other digital assets utilize substantially the same Authorized Participants, this industry concentration may have the effect of magnifying the risks associated with the Authorized Participants, as operational disruptions or adverse developments impacting the Authorized Participants may be felt on an industry-wide basis, which, in turn, may adversely affect not only the Trust and the value of an investment in the Shares, but also these competing products utilizing the same Authorized Participants and, more generally, exchange-traded products offering exposure to the spot ONDO market or other digital assets. These industry-wide adverse effects could result in a broader loss of confidence in exchange-traded products offering exposure to the spot ONDO market or other digital assets, which could further impact the Trust and the value of an investment in the Shares.

Spot markets may be exposed to security breaches.

The nature of the assets held at ONDO spot markets makes them appealing targets for hackers and a number of ONDO spot markets have been victims of cybercrimes. Over the past several years, some digital asset exchanges have been closed due to security breaches. In many of these instances, the customers of such digital asset exchanges were not compensated or made whole for the partial or complete losses of their account balances in such digital asset exchanges. While, generally speaking, smaller digital asset exchanges are less likely to have the infrastructure and capitalization that make larger digital asset exchanges more stable, larger digital asset exchanges are more likely to be appealing targets for hackers and malware.

For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset exchanges could be subject to abrupt failure with consequences for both users of digital asset exchanges and the digital asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014, halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other exchanges from around $795 on February 6, 2014, to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoin worth around $78 million were stolen from Bitfinex, a large digital asset exchange. The value of bitcoin and other digital assets immediately decreased over 10% following reports of the theft at Bitfinex. In July 2017, FinCEN assessed a $110 million fine against BTC-E, a now defunct digital asset exchange, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based digital asset exchange Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese digital asset exchange, Coincheck, was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset exchange, Bitgrail, was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest digital asset exchanges, Binance, was hacked, resulting in losses of approximately $40 million. On February 21, 2025, Bybit, a digital asset exchange, experienced a significant security breach resulting in the loss of nearly $1.5 billion worth of ether.

Spot markets may be exposed to fraud and market manipulation.

The blockchain infrastructure could be used by certain market participants to exploit arbitrage opportunities through schemes such as front-running, spoofing, pump-and-dump and fraud across different systems, platforms or geographic locations. As a result of reduced oversight, these schemes may be more prevalent in digital asset markets than in the general market for financial products.

The SEC has identified possible sources of fraud and market manipulation in the digital asset market generally, including, among others (1) “wash trading”; (2) persons with a dominant position in digital assets manipulating digital asset pricing; (3) hacking of a digital asset network and trading platforms; (4) malicious control of digital asset networks; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in digital assets, new sources of demand for digital assets, etc.) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” including Tether; and (7) fraud and market manipulation at digital asset trading platforms.

Over the past several years, a number of digital asset spot markets have been closed or faced issues due to fraud. In many of these instances, the customers of such spot markets were not compensated or made whole for the partial or complete losses of their account balances in such digital asset exchanges.

In 2019, there were reports claiming that 80.95% of bitcoin trading volume on digital asset exchanges was false or noneconomic in nature, with specific focus on unregulated exchanges located outside of the United States. Such reports alleged that certain overseas exchanges have displayed suspicious trading activity suggestive of a variety of manipulative or fraudulent practices. Other academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain digital asset exchanges. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of bitcoin to increase from around $150 to more than $1,000 over a two-month period. In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling bitcoin and bitcoin cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets.

In November 2022, FTX, one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million worth of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior.

The potential consequences of a spot market’s failure or failure to prevent market manipulation could adversely affect the value of the Shares. Any market abuse, and a loss of investor confidence in ONDO, may adversely impact pricing trends in ONDO markets broadly, as well as an investment in the Shares of the Trust.

Spot markets may be exposed to wash trading.

Spot markets on which ONDO trades may be susceptible to wash trading. Wash trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for digital assets so as to improve their attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume exchanges on which to list their coins. Results of wash trading may include unexpected obstacles to trade and erroneous investment decisions based on false information.

Even in the United States, there have been allegations of wash trading even on regulated venues. Any actual or perceived false trading in the digital asset exchange market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of ONDO and/or negatively affect the market perception of ONDO.

To the extent that wash trading either occurs or appears to occur in spot markets on which ONDO trades, investors may develop negative perceptions about ONDO and the digital assets industry more broadly, which could adversely impact the price of ONDO and, therefore, the price of Shares. Wash trading also may place more legitimate digital asset exchanges at a relative competitive disadvantage.

Spot markets may be exposed to front-running.

Spot markets on which ONDO trades may be susceptible to “front-running,” which refers to the process when someone uses technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized exchanges. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy a chunk of tokens at a low price and later sell them at a higher price while simultaneously exiting the position. Front-running happens via manipulations of transaction fees or timestamps, also known as slow matching. To the extent that front-running occurs, it may result in investor frustrations and concerns as to the price integrity of digital asset exchanges and digital assets more generally.

The market value of ONDO is subject to momentum pricing.

The market value of ONDO is not based on any kind of claim, nor backed by any physical asset. Instead, the market value depends on the expectation of being usable in future transactions and continued interest from investors. This strong correlation between an expectation and market value is the basis for the current (and probable future) volatility of the market value of ONDO and may increase the likelihood of momentum pricing.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, is impacted by appreciation in value. Momentum pricing may result in speculation regarding future appreciation in the value of digital assets, which inflates prices and leads to increased volatility. As a result, ONDO may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in prices, which could adversely affect the price of ONDO, and, in turn, an investment in the Trust.

The value of an ONDO as represented by the Pricing Benchmark may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing of ONDO has previously resulted, and may continue to result, in speculation regarding future appreciation or depreciation in the value of ONDO, further contributing to volatility and potentially inflating prices at any given time. These dynamics may impact the value of an investment in Trust.

Some market observers have asserted that in time, the value of ONDO will fall to a fraction of its current value, or even to zero. ONDO has not been in existence long enough for market participants to assess these predictions with any precision, but if these observers are even partially correct, an investment in the Shares may turn out to be substantially worthless.

A decline in the adoption of ONDO or the Ondo Chain could negatively impact the Trust.

The Sponsor will not have any strategy relating to the development of ONDO and the Ondo Chain. However, a lack of expansion in usage of ONDO and the Ondo Chain could adversely affect an investment in Shares.

The further development and acceptance of the Ondo Chain, which is part of a new and rapidly changing industry, is subject to a variety of factors that are difficult to evaluate. For example, the Ondo Chain faces significant obstacles to increasing the usage of ONDO without resulting in higher fees or slower transaction settlement times, and attempts to increase the volume and speed of transactions may not be effective. The slowing, stopping or reversing of the development or acceptance or usage of the Ondo Chain and associated smart contracts. This may adversely affect the price of ONDO and therefore an investment in the Shares. The further adoption of ONDO will require growth in its usage and in the Ondo Chain. Adoption of ONDO will also require an accommodating regulatory environment.

Today, there is limited use of ONDO in the retail, commercial, or payments spaces, and, on a relative basis, speculators make up a significant portion of users. This pattern may contribute to outsized price volatility, which in turn can make ONDO less attractive to commercial parties. A lack of expansion by ONDO into retail and commercial markets, a contraction of such use may result in a reduction in the price of ONDO, which could adversely affect an investment in the Trust.

In addition, there is no assurance that ONDO will maintain its value over the long-term. The value of ONDO is subject to risks related to its usage. Even if growth in ONDO adoption occurs in the near or medium-term, there is no assurance that ONDO usage will continue to grow over the long-term. A contraction in use of ONDO may result in increased volatility or a reduction in the price of ONDO, which would adversely impact the value of the Shares.

Irrevocable nature of blockchain-recorded transactions.

ONDO transactions recorded on the Ondo Chain are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the Ondo Chain’s aggregate hash rate. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of ONDO or a theft of ONDO generally will not be reversible, and the Trust may not be capable of seeking compensation for any such transfer or theft. Although the Trust’s transfers of ONDO will regularly be made to or from the Trust’s accounts with the ONDO Custodians, it is possible that, through computer or human error, or through theft or criminal action, the Trust’s ONDO could be transferred from the Trust’s accounts with the ONDO Custodians in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. To the extent that the Trust is unable to successfully seek redress for such error or theft, such loss could adversely affect an investment in the Trust.

The loss or destruction of a private key required to access ONDO may be irreversible.

Digital assets, including ONDO, are controllable only by the possessor of both the unique public key and private key or keys relating to the “digital wallet” in which the digital asset is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the digital asset held in such wallet. To the extent a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, the Trust will be unable to access, and will effectively lose, the ONDO held in the related digital wallet. In addition, if the Trust’s private keys are misappropriated and the Trust’s ONDO holdings are stolen, including from or by an ONDO Custodian, the Trust could lose some or all of its ONDO holdings, which would adversely impact an investment in the Shares of the Trust. Any loss of private keys relating to digital wallets used to store the Trust’s ONDO would adversely affect the value of the Shares.

An investment in the Trust is not a deposit and is not FDIC-insured. Shareholders’ limited rights of legal recourse against the Trust, Trustee, Sponsor, Administrator, Prime Broker and the ONDO Custodians expose the Trust and its Shareholders to the risk of loss of the Trust’s ONDO for which no person or entity is liable.

The Trust is not a banking institution or otherwise a member of the Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. In addition, neither the Trust nor the Sponsor insures the Trust’s ONDO.

While the ONDO Custodians have advised the Sponsor that they collectively have insurance coverage up to $470 million in the aggregate that covers losses of the digital assets they custody on behalf of their clients, including the Trust’s ONDO, resulting from theft, Shareholders cannot be assured that the ONDO Custodians will maintain adequate insurance, that such coverage will cover losses with respect to the Trust’s ONDO, or that sufficient insurance proceeds will be available to cover the Trust’s losses in full. The ONDO Custodians’ insurance policies may not cover the type of losses experienced by the Trust. Alternatively, the Trust may be forced to share such insurance proceeds with other clients or customers of the ONDO Custodians, which could reduce the amount of such proceeds that are available to the Trust. In addition, the ONDO insurance market is limited, and the level of insurance maintained by the ONDO Custodians may be substantially lower than the assets of the Trust. While each of the ONDO Custodians maintain certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional means to cover client asset losses, the Trust cannot be assured that the ONDO Custodians will maintain capital reserves sufficient to cover actual or potential losses with respect to the Trust’s digital assets. The insurance maintained by the ONDO Custodians are shared among all of such ONDO Custodians’ customers, are not specific to the Trust or to customers holding ONDO with the ONDO Custodians, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

Furthermore, under the Custodial Services Agreements, the ONDO Custodians’ liability is limited. With respect to the Coinbase Custodial Services Agreement, the Coinbase Custodian’s liability is as follows, among others: (i) the Coinbase Custodian’s aggregate liability with respect to any breach of its obligations under the Coinbase Custodial Services Agreement shall not exceed the aggregate amount of fees paid by the Trust to the Coinbase Custodian in respect of the services relating to custody, trade execution, lending or post-trade credit (if applicable), and other services (collectively, the “Prime Broker Services”) in the 12 months prior to the event giving rise to such liability; (ii) the Coinbase Custodian’s aggregate liability under the Coinbase Custodial Services Agreement shall not exceed the greater of (A) the aggregate fees paid by the Trust to the Coinbase Custodian in respect of the custodial services in the 12 months prior to the event giving rise to the Coinbase Custodian’s liability, and (B) the value of the supported ONDO on deposit in the Trust’s custodial account(s) giving rise to the Coinbase Custodian’s liability at the time of the event giving rise to the Coinbase Custodian’s liability; (iii) the Coinbase Custodian’s aggregate liability in respect of each cold storage address shall not exceed $100 million; (iv) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Coinbase Custodian is not liable, even if the Coinbase Custodian has been advised of or knew of or should have known of the possibility thereof; and (v) in no event shall the Coinbase Custodian or its affiliates have any liability to the Trust or any third party with respect to any breach of its obligations under the Coinbase Custodial Services Agreement, express or implied, which does not result solely from its gross negligence, fraud or willful misconduct. Coinbase Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service which result directly or indirectly from any cause or condition beyond the reasonable control of the Coinbase Custodian. In the event of potential losses incurred by the Trust as a result of the Coinbase Custodian losing control of the Trust’s ONDO or failing to properly execute instructions on behalf of the Trust, the Coinbase Custodian’s liability with respect to the Trust will be subject to certain limitations which may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Coinbase Custodian directly caused such losses. Furthermore, the insurance maintained by the Coinbase Custodian may be insufficient to cover its liabilities to the Trust.

With respect to the BitGo Custodial Services Agreement, the BitGo Custodian and its affiliates, including their officers, directors, agents, and employees, are not liable for any lost profits, special, incidental, indirect, intangible, or consequential damages resulting from authorized or unauthorized use of the Trust or Sponsor’s site or services. This includes damages arising from any contract, tort, negligence, strict liability, or other legal grounds, even if the BitGo Custodian was previously advised of, knew, or should have known about the possibility of such damages. However, this exclusion of liability does not extend to cases of the BitGo Custodian’s fraud, willful misconduct, or gross negligence. In situations of gross negligence, the BitGo Custodian’s liability is specifically limited to the value of the digital assets or fiat currency that were affected by the negligence. Additionally, the total liability of the BitGo Custodian for direct damages is capped at the fees paid or payable to them under the BitGo Custodial Services Agreement during the twelve-month period immediately preceding the first incident that caused the liability.

Similarly, under the Prime Broker Agreement, the Prime Broker’s liability is limited as follows, among others: (i) the Prime Broker’s aggregate liability shall not exceed the aggregate fees paid by the Trust to the Prime Broker in respect of the Prime Broker Services in the 12 months prior to the event giving rise to the Prime Broker’s liability; and (ii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Prime Broker is not liable, even if the Prime Broker has been advised of or knew of or should have known of the possibility thereof. In general, with limited exceptions, the Prime Broker is not liable under the Prime Broker Agreement unless in the event of its gross negligence, fraud, or willful misconduct. The Prime Broker is not liable for delays, suspension of operations, failure in performance, or interruption of service which result directly or indirectly from any cause or condition beyond the reasonable control of the Prime Broker. These and the other limitations on the Prime Broker’s liability may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Prime Broker directly caused such losses.

Moreover, in the event of an insolvency or bankruptcy of the Prime Broker (in the case of the Trading Balance) or the ONDO Custodians (in the case of the Cold Vault Balance) in the future, given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy of entities such as the ONDO Custodians or the Prime Broker in the digital asset industry, there is a risk that customers’ assets — including the Trust’s assets — may be considered the property of the bankruptcy estate of the Prime Broker (in the case of the Trading Balance) or the ONDO Custodians (in the case of the Cold Vault Balance), and customers — including the Trust — may be at risk of being treated as general unsecured creditors of such entities and subject to the risk of total loss or markdowns on value of such assets.

The Coinbase Custodial Services Agreement contains an agreement by the parties thereto to treat the ONDO credited to the Trust’s Cold Vault Balance with Coinbase as financial assets under Article 8 of the New York Uniform Commercial Code (“Article 8”), in addition to stating that the Coinbase Custodian will serve as fiduciary and custodian on the Trust’s behalf. The Coinbase Custodian’s parent, Coinbase Global Inc. (“Coinbase Global”), has stated in public securities filings that in light of the inclusion in its custody agreements of provisions relating to Article 8 it believes that a court would not treat custodied digital assets as part of its general estate in the event the Coinbase Custodian were to experience insolvency.

Due to the novelty of digital asset custodial arrangements courts have not yet considered this type of treatment for custodied digital assets and it is not possible to predict with certainty how they would rule in such a scenario. If the ONDO Custodians become subject to insolvency proceedings and a court were to rule that the custodied ONDO were part of the ONDO Custodians’ general estate and not the property of the Trust, then the Trust would be treated as a general unsecured creditor in the ONDO Custodians’ insolvency proceedings and the Trust could be subject to the loss of all or a significant portion of its assets. Moreover, in the event of the bankruptcy of the ONDO Custodians, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the ONDO Custodians, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares.

With respect to the Prime Broker Agreement, there is a risk that the Trading Balance, in which the Trust’s ONDO and cash is held in omnibus accounts by the Prime Broker, could be considered part of the Prime Broker’s bankruptcy estate in the event of the Prime Broker’s bankruptcy. The Prime Broker Agreement contains an Article 8 opt-in clause with respect to the Trust’s assets held in the Trading Balance.

The amount of ONDO that may be held in the Trading Balance will be limited to the amount necessary to process a given creation or redemption transaction, as applicable, or to pay for Trust Expenses not assumed by the Sponsor in consideration for the Sponsor Fee.

The Prime Broker is not required to hold any of the ONDO or cash in the Trust’s Trading Balance in segregation. Within the Trading Balance, the Prime Broker Agreement provides that the Trust does not have an identifiable claim to any particular ONDO (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the ONDO (and cash) the Prime Broker has allocated to the omnibus wallets the Prime Broker holds, as well as the accounts in the Prime Broker’s name that the Prime Broker maintains at Connected Trading Venues (the “Connected Trading Venue”) (which are typically held on an omnibus, rather than segregated, basis). If the Prime Broker suffers an insolvency event, there is a risk that the Trust’s assets held in the Trading Balance could be considered part of the Prime Broker’s bankruptcy estate and the Trust could be treated as a general unsecured creditor of the Prime Broker, which could result in losses for the Trust and Shareholders. Moreover, in the event of the bankruptcy of the Prime Broker, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Prime Broker, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares.

Under the Trust Agreement, the Trustee and the Sponsor will not be liable for any liability or expense incurred, including, without limitation, as a result of any loss of ONDO by the ONDO Custodians or Prime Broker, absent willful misconduct, gross negligence, or bad faith on the part of the Trustee or the Sponsor, fraud of the Sponsor, or material breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the recourse of the Trust or the Shareholders to the Trustee or the Sponsor, including in the event of a loss of ONDO by the ONDO Custodians or Prime Broker, is limited.

The Shareholders’ recourse against the Sponsor, the Trustee, and the Trust’s other service providers for the services they provide to the Trust, including, without limitation, those relating to the holding of ONDO or the provision of instructions relating to the movement of ONDO, is limited. For the avoidance of doubt, neither the Sponsor, the Trustee, nor any of their affiliates, nor any other party has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Trust, or the obligations or liabilities of any service provider to the Trust, including, without limitation, the ONDO Custodians and the Prime Broker. The Prime Broker Agreement and Custodial Services Agreements provide that neither the Sponsor, the Trustee, nor their affiliates shall have any obligation of any kind or nature whatsoever, by guaranty, enforcement or otherwise, with respect to the performance of any of the Trust’s obligations, agreements, representations or warranties under the Prime Broker Agreement or the Custodial Services Agreements or any transactions thereunder. Consequently, a loss may be suffered with respect to the Trust’s ONDO that is not covered by the ONDO Custodians’ insurance policies and for which no person is liable in damages. As a result, the recourse of the Trust or the Shareholders, under applicable law, is limited.

Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Broker or the Trust could adversely impact the Trust’s ability to create or redeem Baskets, or could cause losses to the Trust.

To the extent that the Trust or the Prime Broker faces difficulty establishing or maintaining banking relationships, the loss of the Trust or the Prime Broker’s banking partners, the imposition of operational restrictions by these banking partners and the inability for the Trust or the Prime Broker to utilize other financial institutions may result in a disruption of creation and redemption activity of the Trust or the Prime Broker, or cause other operational disruptions or adverse effects for the Trust or the Prime Broker. In the future, it is possible that the Trust or the Prime Broker could be unable to establish accounts at new banking partners or establish new banking relationships, or that the banks with which the Trust or the Prime Broker is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

The Trust could also suffer losses in the event that a bank in which the Trust holds assets fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. For example, on March 8, 2023, the California Department of Financial Protection and Innovation (“DFPI”) announced that Silvergate Bank had entered voluntary liquidation, and on March 10, 2023, Silicon Valley Bank (“SVB”) was closed by the DFPI, which appointed the FDIC as receiver. Similarly, on March 12, 2023, the New York Department of Financial Services took possession of Signature Bank and appointed the FDIC as receiver. A joint statement by the U.S. Department of the Treasury (the “U.S. Treasury Department”), the Federal Reserve and the FDIC on March 12, 2023, stated that depositors in Signature and SVB will have access to all of their funds, including funds held in deposit accounts, in excess of the insured amount. On May 1, 2023, First Republic Bank was closed by the DFPI, which appointed the FDIC as receiver. Following a bidding process, the FDIC entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to acquire the substantial majority of the assets and assume certain liabilities of First Republic Bank from the FDIC.

The Prime Broker has historically maintained banking relationships with Silvergate Bank and Signature Bank. While the Sponsor does not believe there is a direct risk to the Trust’s assets from the failures of Silvergate Bank or Signature Bank, in the future, changing circumstances and market conditions, some of which may be beyond the Trust’s or the Sponsor’s control, could impair the Trust’s ability to access the Trust’s cash held with the Prime Broker. If the Prime Broker were to experience financial distress or its financial condition is otherwise affected by the failure of its banking partners, the Prime Broker’s ability to provide services to the Trust could be affected. Moreover, the future failure of a bank at which the Prime Broker maintains customer cash could result in losses to the Trust, to the extent the balances are not subject to deposit insurance, notwithstanding the regulatory requirements to which the Prime Broker is subject or other potential protections.

If the Custodial Services Agreements or the Prime Broker Agreement are terminated or the ONDO Custodians or the Prime Broker fails to provide services as required, the Trustee may need to find and appoint a replacement custodian or prime broker, which could pose a challenge to the safekeeping of the Trust’s ONDO, and the Trust’s ability to continue to operate may be adversely affected.

The Trust is dependent on the ONDO Custodians, which are the Coinbase Custodian and the BitGo Custodian, and the Prime Broker, Coinbase Inc., to operate. The Coinbase Custodian performs essential functions in terms of safekeeping the Trust’s ONDO in the Vault Balance, and its affiliate, Coinbase Inc., in its capacity as Prime Broker, facilitates the selling of ONDO by the Trust to pay the Sponsor’s Fee and, to the extent applicable, other Trust expenses, and in extraordinary circumstances, to liquidate the Trust. If the Coinbase Custodian or Coinbase Inc. fails to perform the functions they perform for the Trust, the Trust may be unable to operate or create or redeem Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares.

In March 2023, the Prime Broker and its parent, Coinbase Global, Inc. (such parent, “Coinbase Global” and together with Coinbase Inc., the “Relevant Coinbase Entities”) received a “Wells Notice” from the SEC staff stating that the SEC staff made a “preliminary determination” to recommend that the SEC file an enforcement action against the Relevant Coinbase Entities alleging violations of the federal securities laws, including the Exchange Act and the 1933 Act. According to Coinbase Global’s public reporting company disclosure, based on discussions with the SEC staff, the Relevant Coinbase Entities believe these potential enforcement actions would relate to aspects of the Relevant Coinbase Entities’ Coinbase Prime service, spot market, staking service Coinbase Earn, and Coinbase Wallet, and the potential civil action may seek injunctive relief, disgorgement, and civil penalties. In June 2023, the SEC filed a complaint against the Relevant Coinbase Entities in federal district court in the Southern District of New York, alleging, inter alia: (i) that Coinbase Inc. has violated the Exchange Act by failing to register with the SEC as a national securities exchange, broker-dealer, and clearing agency, in connection with activities involving certain identified digital assets that the SEC’s complaint alleges are securities, (ii) that Coinbase Inc. has violated the 1933 Act by failing to register with the SEC the offer and sale of its staking program, and (iii) that Coinbase Global is jointly and severally liable as a control person under the Exchange Act for Coinbase Inc.’s violations of the Exchange Act to the same extent as Coinbase Inc. In February 2025, the SEC announced that it had filed a joint stipulation with Coinbase Inc. and Coinbase Global to dismiss the ongoing civil enforcement action against the two entities. The SEC’s complaint against the Relevant Coinbase Entities did not allege that ONDO is offered or sold as a security nor did it allege that Coinbase Inc’s activities involving ONDO caused the alleged registration violations, and the Coinbase Custodian was not named as a defendant. In the event of any future SEC or other governmental, regulatory or other enforcement action or litigation, Coinbase Inc., as Prime Broker, could be required, as a result of a judicial determination, or could choose, to restrict or curtail the services it offers, or its financial condition and ability to provide services to the Trust could be affected. If the Prime Broker were to be required or choose, as a result of a regulatory action or litigation, to restrict or curtail the services it offers, it could negatively affect the Trust’s ability to operate or process creations or redemptions of Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares. While the Coinbase Custodian was not named in the complaint, if Coinbase Global, as the parent of the Coinbase Custodian, is required, as a result of a judicial determination, or could choose, to restrict or curtail the services its subsidiaries provide to the Trust, or its financial condition is negatively affected, it could negatively affect the Trust’s ability to operate.

Alternatively, the Trust could replace the Coinbase Custodian as an ONDO Custodian with custody of the Trust’s ONDO, pursuant to the Coinbase Custodial Services Agreement. Similarly, the Coinbase Custodian or Coinbase Inc. could terminate services under the Prime Broker Agreement respectively upon providing the applicable notice to the Trust for any reason, or immediately for Cause (as such term is defined in the Prime Broker Agreement). Transferring maintenance responsibilities of the Trust’s accounts with the ONDO Custodians to other custodians would likely be complex and could subject the Trust’s ONDO to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets. As Prime Broker, Coinbase Inc. does not guarantee uninterrupted access to the Trading Platform or the services it provides to the Trust as Prime Broker. Under certain circumstances, Coinbase Inc. is permitted to halt or suspend trading on its trading platform, or impose limits on the amount or size of, or reject, the Trust’s orders, including in the event of, among others, (a) delays, suspension of operations, failure in performance, or interruption of service that are directly due to a cause or condition beyond the reasonable control of Coinbase Inc, (b) the Trust has engaged in unlawful or abusive activities or fraud, (c) the acceptance of the Trust’s order would cause the amount of Trade Credits extended to exceed the maximum amount of Trade Credit that the Trust’s agreement with the Trade Credit Lender permits to be outstanding at any one time, or (d) a security or technology issue occurred and is continuing that results in Coinbase Inc. being unable to provide trading services or accept the Trust’s order, in each case, subject to certain protections for the Trust. Also, if the Coinbase Custodian or Coinbase Inc. become insolvent, suffer business failure, cease business operations, default on or fail to perform their obligations under their contractual agreements with the Trust, or abruptly discontinue the services they provide to the Trust for any reason, the Trust’s operations would be adversely affected.

The Trustee may not be able to find a party willing to serve as a custodian of the Trust’s ONDO or as the Trust’s prime broker under the same terms as the current Coinbase Custodial Services Agreement or the Prime Broker Agreement or at all. To the extent that the Trustee is not able to find a suitable party willing to serve as a custodian or prime broker, the Trustee may be required to terminate the Trust and liquidate the Trust’s ONDO. In addition, to the extent that the Trustee finds a suitable party but must enter into a modified custodial services agreement or prime broker agreement that is less favorable for the Trust or Trustee, the value of the Shares could be adversely affected. If the Trust is unable to find a replacement prime broker, its operations could be adversely affected.

The ONDO Custodians and the Prime Broker may act in the same or similar capacity for other competing products.

Currently, the number of digital assets intermediaries with the reputation and operational capability to serve as custodian and/or prime broker to the Trust or other competing products is limited. The ONDO Custodians and the Prime Broker may act in the same or similar capacity for other competing products, including exchange-traded products offering exposure to the spot ONDO market or other digital assets. The Trust is therefore subject to risks associated with these competing products utilizing the same service providers for ONDO custodial and prime brokerage services.

To the extent that exchange-traded products offering exposure to the spot ONDO market or other digital assets utilize substantially the same service providers for ONDO custodial and prime brokerage services, this industry concentration may result in the development of fewer other digital assets intermediaries with the reputation and operational capability to provide ONDO custodial and prime brokerage services to the Trust or other competing products. This, in turn, could make it difficult for the Trust to find and appoint a replacement ONDO custodian or prime broker, to the extent the Sponsor deems such action necessary.

This industry concentration also may have the effect of magnifying the risks associated with the ONDO Custodians and the Prime Broker, as operational disruptions or adverse developments impacting the ONDO Custodians or the Prime Broker may be felt on an industry-wide basis. A loss of confidence in or breach of an ONDO Custodian or the Prime Broker may adversely affect not only the Trust and the value of an investment in the Shares, but also these competing products utilizing the same service providers for ONDO custodial and prime brokerage services and, more generally, exchange-traded products offering exposure to the spot ONDO market or other digital assets. These industry-wide adverse effects could result in a broader loss of confidence in exchange-traded products offering exposure to the spot ONDO market or other digital assets, which could further impact the Trust and the value of an investment in the Shares.

The Prime Broker routes orders through Connected Trading Venues in connection with trading services under the Prime Broker Agreement. The loss or failure of any such Connected Trading Venues may adversely affect the Prime Broker’s business and cause losses for the Trust.

In connection with trading services under the Prime Broker Agreement, the Prime Broker routinely routes customer orders to Connected Trading Venues, which are third-party exchanges or other trading venues (including the trading venue operated by the Prime Broker). In connection with these activities, the Prime Broker may hold ONDO with such Connected Trading Venues in order to effect customer orders, including the Trust’s orders. However, the Prime Broker has represented to the Sponsor that no customer cash is held at Connected Trading Venues. If the Prime Broker were to experience a disruption in the Prime Broker’s access to these Connected Trading Venues, the Prime Broker’s trading services under the Prime Broker Agreement could be adversely affected to the extent that the Prime Broker is limited in its ability to execute order flow for its customers, including the Trust. In addition, while the Prime Broker has policies and procedures to help mitigate the Prime Broker’s risks related to routing orders through third-party trading venues, if any of these third-party trading venues experience any technical, legal, regulatory, or other adverse events, such as shutdowns, delays, system failures, suspension of withdrawals, illiquidity, insolvency, or loss of customer assets, the Prime Broker might not be able to fully recover the customer’s ONDO that the Prime Broker has deposited with these third parties. As a result, the Prime Broker’s business, operating results and financial condition could be adversely affected, potentially resulting in its failure to provide services to the Trust or perform its obligations under the Prime Broker Agreement, and the Trust could suffer resulting losses or disruptions to its operations. The failure of a Connected Trading Venue at which the Prime Broker maintains customer ONDO, including ONDO associated with the Trust, could result in losses to the Trust, notwithstanding the regulatory requirements to which the Prime Broker is subject or other potential protections.

A disruption of the Internet may affect ONDO operations, which may adversely affect the ONDO industry and an investment in the Trust.

The functionality of the Ondo Chain relies on the Internet. A significant disruption of Internet connectivity (i.e., affecting large numbers of users or geographic regions) could disrupt the Ondo Chain’s functionality and operations until the disruption in the Internet is resolved. A disruption in the Internet could adversely affect an investment in the Trust or the ability of the Trust to operate. In particular, some variants of digital assets have experienced a number of denial-of-service attacks, which have led to temporary delays in block creation and digital asset transfers. While in certain cases blockchain networks have introduced additional “hard forks” (discussed below) to increase the cost of certain network functions, such networks have generally continued to be subject to additional attacks. Moreover, it is possible that as ONDO increases in value, it may become a bigger target for hackers and subject to more frequent hacking and denial-of-service attacks.

The Ondo Chain’s decentralized governance structure may negatively affect its ability to grow and respond to challenges.

The governance of decentralized networks, such as the Ondo Chain, is by voluntary consensus and open competition. In other words, the Ondo Chain has no central decision-making body or clear manner in which participants can come to an agreement other than through voluntary, widespread consensus. As a result, a lack of widespread consensus in the governance of the Ondo Chain may adversely affect the network’s utility and ability to adapt and face challenges, including technical and scaling challenges. The current development of the source code of the Ondo Chain is being overseen by Ondo Finance and other core developers. Core developers’ roles evolve over time, largely based on self determined participation. If a significant majority of validators and users adopt amendments to a decentralized network based on the proposals of such core developers, such network will be subject to new protocols that may adversely affect the value of the relevant digital asset. However, the Ondo Chain would cease to operate successfully without both validators and users, and Ondo Finance cannot formally compel them to adopt the changes to the source code desired by Ondo Finance, or to continue to render services or participate in the Ondo Chain. As a general matter, the governance of the Ondo Chain generally depends on most of members of the Ondo community ultimately reaching some form of voluntary agreement on significant changes.

The decentralized governance of the Ondo Chain may make it difficult to find or implement solutions or marshal sufficient effort to overcome existing or future problems, especially protracted ones requiring substantial directed effort and resource commitment over a long period of time, such as scaling challenges. The Ondo Chain’s failure to overcome governance challenges could exacerbate problems experienced by the network or cause the network to fail to meet the needs of its users, and could cause users, validators, and developer talent to abandon the Ondo Chain or to choose competing blockchain protocols, or lead to a drop in speculative interest, which could cause the value of ONDO to decline. If the Ondo community is unable to reach consensus in the future, it could have adverse consequences for the Ondo Chain, which could affect the value of ONDO.

Potential changes to the Ondo Chain’s protocols and software could, if accepted and authorized by the ONDO Chain community, adversely affect an investment in the Trust.

Development and maintenance of the source code for the Ondo Chain is largely driven by Ondo Finance. Ondo Finance can propose changes, submit pull requests, and report issues on the Ondo Chain.

Ondo Finance can propose and implement amendments to the Ondo Chain’s source code that could alter the protocols and software of the Ondo Chain and the properties of ONDO. These alterations occur through software upgrades and could potentially include changes to the irreversibility of transactions and limitations on the unlocking of currently locked ONDO, which could undermine the appeal and market value of ONDO. Alternatively, software upgrades and other changes to the protocols of the Ondo Chain could fail to work as intended or could introduce bugs, security risks, or otherwise adversely affect, the Ondo Chain. As a result, the Ondo Chain could be subject to new protocols and software in the future that may adversely affect an investment in the Trust.

Decentralized governance of the ONDO Chain could have a negative impact on the performance of the Trust.

Governance of decentralized networks such as the Ondo Chain is achieved through voluntary consensus and open competition. In other words, the Ondo Chain has no central decision-making body or clear manner in which participants can come to an agreement other than through overwhelming consensus. The lack of clarity on governance may adversely affect ONDO’s utility and ability to grow and face challenges, both of which may require solutions and directed effort to overcome problems, especially long-term problems. For example, a seemingly simple technical issue once divided the Bitcoin network community: namely, whether to increase the block size of the blockchain or implement another change to increase the scalability of bitcoin, known as “segregated witness,” and help the network continue to grow. See “Risk Factors — The Ondo Chain faces scaling challenges and efforts to increase the volume and speed of transactions may not be successful.”

To the extent lack of clarity in corporate governance of the Ondo Chain leads to ineffective decision-making that slows development and growth, the value of the Shares may be adversely affected.

Anonymity and illicit financing risk.

Although transaction details of peer-to-peer transactions are recorded on the Ondo Chain, a buyer or seller of digital assets on a peer-to-peer basis directly on the Ondo Chain may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. In addition, certain technologies may obscure the origin or chain of custody of digital assets. The opaque nature of the market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud, including the potential for Ponzi schemes, bucket shops and pump and dump schemes. Digital assets have in the past been used to facilitate illicit activities. If a digital asset was used to facilitate illicit activities, businesses that facilitate transactions in such digital assets could be at increased risk of potential criminal or civil lawsuits, or of having banking or other services cut off, and such digital asset could be removed from digital asset exchanges. Any of the aforementioned occurrences could adversely affect the price of the relevant digital asset, the attractiveness of the respective blockchain network and an investment in the Shares. If the Trust, the Sponsor or the Trustee were to transact with a sanctioned entity, the Trust, the Sponsor or the Trustee would be at risk of potential criminal or civil lawsuits or liability.

The Trust takes measures with the objective of reducing illicit financing risks in connection with the Trust’s activities. However, illicit financing risks are present in the digital asset markets, including markets for ONDO. There can be no assurance that the measures employed by the Trust will prove successful in reducing illicit financing risks, and the Trust is subject to the complex illicit financing risks and vulnerabilities present in the digital asset markets. If such risks eventuate, the Trust, the Sponsor or the Trustee or their affiliates could face civil or criminal liability, fines, penalties, or other punishments, be subject to investigation, have their assets frozen, lose access to banking services or services provided by other service providers, or suffer disruptions to their operations, any of which could negatively affect the Trust’s ability to operate or cause losses in value of the Shares.

The Sponsor and the Trust have adopted and implemented policies and procedures that are designed to ensure that they do not violate applicable AML and sanctions laws and regulations and to comply with any applicable KYC laws and regulations. The Sponsor and the Trust will only interact with known third party service providers with respect to whom it has engaged in a due diligence process to ensure a thorough KYC process, such as the Authorized Participants and the ONDO Custodians. Authorized Participants, as broker-dealers, and the ONDO Custodians, as limited purpose trust companies subject to New York Banking Law in the case of the Coinbase Custodian and the National Bank Act of 1864, in the case of the BitGo Custodian, are subject to the U.S. Bank Secrecy Act (as amended) (“BSA”) and U.S. economic sanctions laws. In addition, the Trust will only accept creations and redemption requests from regulated Authorized Participants who themselves are subject to applicable sanctions and anti-money laundering laws and have compliance programs that are designed to ensure compliance with those laws. In addition, ONDO Counterparties will be contractually obligated that all ONDO they deliver to the Trust will be from lawful sources. The Trust will not hold any ONDO except those that have been delivered by an ONDO Counterparty in connection with creation requests.

The ONDO Custodians have adopted and implemented anti-money laundering and sanctions compliance programs, which provide additional protections to ensure that the Sponsor and the Trust do not transact with a sanctioned party. Notably, the ONDO Custodians perform Know-Your-Transaction (“KYT”) screening using blockchain analytics to identify, detect, and mitigate the risk of transacting with a sanctioned or other unlawful actor. Pursuant to the ONDO Custodians’ KYT programs, any ONDO that is delivered to the Trust’s custody accounts will undergo screening to ensure that the origins of such ONDO are not illicit.

In accordance with their regulatory obligations, the Authorized Participants conduct customer due diligence and enhanced due diligence on their counterparties, which enable them to determine each counterparty’s AML and other risks and assign an appropriate risk rating.

As part of their counterparty onboarding processes, the Authorized Participants use third-party services to screen prospective counterparties against various watch lists, including the Specially Designated Nationals List of the Treasury Department Office of Foreign Assets Control (“OFAC”) and countries and territories identified as non-cooperative by the Financial Action Task Force.

There is no guarantee that such procedures will always be effective. If the Authorized Participants or ONDO Counterparties have inadequate policies, procedures and controls for complying with applicable anti-money laundering and applicable sanctions laws or the Trust’s diligence is ineffective, violations of such laws could result, which could result in regulatory liability for the Trust, the Sponsor, the Trustee or their affiliates under such laws, including governmental fines, penalties, and other punishments, as well as potential liability to or cessation of services by the Prime Broker and its affiliates, including the Coinbase Custodian. Any of the foregoing could result in losses to the Shareholders or negatively affect the Trust’s ability to operate.

The actual or perceived use of ONDO and other digital assets in illicit transactions, which may adversely affect the ONDO industry and an investment in the Trust.

Recent years have seen digital assets used at times as part of criminal activities and to launder criminal proceeds, as means of payment for illicit activities, or as an investment fraud currency. Although the number of cases involving digital assets for the financing of terrorism remains limited, criminals have nonetheless become more sophisticated in their use of digital assets.

Although ONDO transaction details are logged on the blockchain, a buyer or seller of ONDO may never know to whom the public key belongs or the true identity of the party with whom it is transacting, as public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. Further, identifying users can be made even more difficult where a user utilizes a tumbling or mixing service (e.g., Tornado Cash) to further obfuscate transaction details.

The ONDO industry and an investment in the Trust may be adversely affected to the extent that digital assets are increasingly used in connection with illicit transactions or are perceived as being used in connection with illicit transactions.

The inability to recognize the economic benefit of a “fork” or an “airdrop” could adversely impact an investment in the Trust.

The only digital asset to be held by the Trust will be ONDO.

From time to time, the Trust may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any digital asset or other asset or right, which rights are incident to the Trust’s ownership of ONDO and arise without any action of the Trust, or of the Sponsor on behalf of the Trust (“Incidental Rights”) and/or digital asset tokens, or other asset or right, acquired by the Trust through the exercise (subject to the applicable provisions of the Trust Agreement) of any Incidental Right (“IR Digital Assets”) by virtue of its ownership of ONDO, generally through a fork in the Ondo Chain, an airdrop offered to holders of ONDO or other similar event. In an airdrop, the promoters of a new digital asset announce to holders of another digital asset that they will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. For example, in March 2017, the promoters of Stellar Lumens announced that anyone that owned bitcoin as of June 26, 2017, could claim, until August 27, 2017, a certain amount of Stellar Lumens. Airdrops are not included in the Pricing Benchmark under its current methodology. See “Prospectus Summary — CME CF Ondo Finance-Dollar Reference Rate – New York Variant.”

Pursuant to the Trust Agreement, the Sponsor has the right, in their discretion, to determine what action to take in connection with the Trust’s entitlement to or ownership of Incidental Rights or any IR Digital Assets. Under the terms of the Trust Agreement, the Trust may take any lawful action necessary or desirable in connection with the Trust’s ownership of Incidental Rights, including the acquisition of IR Digital Assets, as determined by the Sponsor in the Sponsor’s sole discretion, unless such action would adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes or otherwise be prohibited by the Trust Agreement.

With respect to any fork, airdrop or similar event, the Sponsor will cause the Trust to irrevocably abandon the Incidental Rights or IR Digital Assets. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules. If such regulatory approval is received, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement, in its periodic Exchange Act reports, as applicable, and on the Sponsor’s website.

Investors should be aware that investing in Shares of the Trust is not equivalent to investing directly in ONDO. An investor does not have a claim to any “forked” assets. Unless otherwise announced, the Sponsor, on behalf of the Trust, will not support the inclusion of any forked assets.

Unless an announcement is made informing investors that a fork will be supported, a newly-forked asset should be considered ineligible for inclusion in the Trust.

Network Forks.

ONDO, along with many other digital assets, are open source projects. The infrastructure and ecosystem that powers the ONDO Chain are developed by different parties, including affiliated and non-affiliated engineers, developers, validators, platform developers, evangelists, marketers, exchange operators and other companies based around a service regarding ONDO, each of whom may have different motivations, drivers, philosophies and incentives.

As a result, any individual can propose refinements or improvements to the ONDO Chain’s source code through one or more software upgrades that could alter the protocols governing the ONDO Chain and the properties of ONDO. When a modification is proposed and a substantial majority of users and validators consent to the modification, the change is implemented and the ONDO Chain remains uninterrupted. However, a “hard fork” occurs if less than a substantial majority of users and validators consent to the proposed modification, and the modification is not compatible with the software prior to its modification. In other words, two incompatible networks would then exist: (1) one network running the pre-modified software and (2) another network running the modified software. The effect of such a fork would be the existence of two versions of the ONDO Chain running in parallel, and the creation of a new digital asset which lacks interchangeability with its predecessor. This is in contrast to a “soft fork,” or a proposed modification to the software governing the network that results in a post-update network that is compatible with the network as it existed prior to the update, because it restricts the network operations that can be performed after the update.

Forks occur for a variety of reasons. A fork could occur after a significant security breach. Participants on the network could elect to “fork” the network to its state before the hack, effectively reversing the hack. A fork could also be introduced by an unintentional, unanticipated software flaw in the multiple versions of otherwise compatible software users run. Such a fork could adversely affect ONDO’s viability. It is possible, however, that a substantial number of users and validators could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This would result in a permanent fork. For example, in July 2016, Ethereum “forked” into Ethereum and a new digital asset, Ethereum Classic, as a result of the Ethereum network community’s response to a significant security breach in which an anonymous hacker exploited a smart contract running on the Ethereum network to syphon approximately $60 million of ether held by a decentralized autonomous organization into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, now referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as Ethereum Classic, or ETC. ETC now trades on several digital asset exchanges.

A fork may occur as a result of disagreement among network participants as to whether a proposed modification to the network should be accepted. For example, on August 1, 2017, after extended debates among developers as to how to improve the Bitcoin network’s transaction capacity, the Bitcoin network was forked by a group of developers and miners resulting in the creation of a new blockchain, which underlies the new digital asset “Bitcoin Cash.” Bitcoin and Bitcoin Cash now operate on separate, independent blockchains. Since then, the Bitcoin network has forked several times to launch new digital assets, such as Bitcoin Gold, Bitcoin Silver and Bitcoin Diamond.

Significant forks are typically announced several months in advance. The circumstances of each fork are unique, and their relative significance varies. It is possible that a particular fork may result in a significant disruption to ONDO and, potentially, may result in broader market disruption should pricing become difficult following the fork. It is not possible to predict with accuracy the impact that any anticipated fork could have or for how long any resulting disruption may exist.

Forks may have a detrimental effect on the value of ONDO, including by negatively affecting digital asset allocations or by failing to capture the full value of the newly-forked ONDO if it is excluded from the Pricing Benchmark. Forks can also introduce new security risks. For example, forks may result in “replay attacks,” or attacks in which transactions from one network were rebroadcast to nefarious effect on the other network. After a hard fork, it may become easier for an individual validator or validating pool’s hashing power to exceed 50% of the processing power of the digital asset network, thereby making digital assets that rely on proof of work more susceptible to attack. For example, when the Ethereum and Ethereum Classic networks split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued ether exchanges through at least October 2016. An ether exchange announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin SV networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security.

A hard fork may adversely affect the price of ONDO at the time of announcement or adoption. For example, the announcement of a hard fork could lead to increased demand for the pre fork digital asset, in anticipation that ownership of the pre fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. Furthermore, while the Sponsor will, as permitted by the terms of the Trust Agreement, determine which network is generally accepted as the ONDO Chain and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on a variety of then relevant factors, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of ONDO, users, service providers, businesses, validators and other constituencies, as well as the actual continued acceptance of, mining power on, and community engagement with, the ONDO Chain. There is no guarantee that the Sponsor will choose the network and the associated digital asset that would ultimately end up as the most valuable fork. Either of these events could therefore adversely impact the value of the Shares. When Bitcoin Cash forked from the Bitcoin network, the value of Bitcoin went from $2,800 to $2,700.

A hard fork could change the source code for the ONDO Chain, including the source code which limits the supply of ONDO. Although many observers believe this is unlikely at present, there is no guarantee that the current mechanisms limiting the supply of outstanding ONDO will not be changed. If a hard fork changing the yearly supply cap is widely adopted, the limit on the supply of ONDO could be lifted, which could have an adverse impact on the value of ONDO and the value of the Shares.

If ONDO were to fork into two digital assets, the Trust may hold, in addition to its existing ONDO balance, a right to claim an equivalent amount of the new “forked” asset following the hard fork. However, the Pricing Benchmark does not track forks involving ONDO. The Trust has adopted procedures to address situations involving a fork that results in the issuance of new alternative ONDO that the Trust may receive. The holder of ONDO has no discretion in a hard fork; it merely has the right to claim the new ONDO on a pro rata basis while it continues to hold the same number of ONDO.

Airdrops.

ONDO may become subject to an occurrence similar to a fork, which is known as an “airdrop.” In an airdrop, the promoters of a new digital asset announce to holders of another digital asset that they will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. Airdrops are not included in the Pricing Benchmark under its current methodology. For example, in March 2017, the promoters of Stellar Lumens announced that anyone that owned bitcoin as of June 26, 2017, could claim, until August 27, 2017, a certain amount of Stellar Lumens. Airdrops are not included in the Pricing Benchmark under its current methodology. See “Prospectus Summary — CME CF Ondo Finance-Dollar Reference Rate – New York Variant.”

Accordingly, the Trust will not participate in airdrops.

Any name change and any associated rebranding initiative of ONDO may not be favorably received by the digital asset community, which could negatively impact the value of ONDO and the value of the Shares.

From time to time, digital assets may undergo name changes and associated rebranding initiatives. For example, Bitcoin Cash may sometimes be referred to as Bitcoin ABC in an effort to differentiate itself from any Bitcoin Cash hard forks, such as Bitcoin Satoshi’s Vision, and in the third quarter of 2018, the team behind ZEN rebranded and changed the name of ZenCash to “Horizen.” The Sponsor cannot predict the impact of any name change and any associated rebranding initiative of the Ondo Chain. After a name change and an associated rebranding initiative, a digital asset may not be able to achieve or maintain brand name recognition or status that is comparable to the recognition and status previously enjoyed by such digital asset. The failure of any name change and any associated rebranding initiative by a digital asset may result in such digital asset not realizing some or all of the anticipated benefits contemplated by the name change and associated rebranding initiative, and could negatively impact the value of ONDO and the value of the Shares.

ERC-20 tokens, such as ONDO, rely on the ERC-20 standard and the Ethereum blockchain to function, and any adverse impact on the ERC-20 standard and/or the Ethereum blockchain could have an adverse impact on the value of the ONDO held by the Trust and thereby the value of the Shares.

Certain digital assets, such as ONDO tokens, were created using the Ethereum Request for Comment 20 (the “ERC-20”), a type of smart contract protocol standard on the Ethereum blockchain that allows users to create new digital assets. ONDO tokens, which are the native utility tokens of the Ondo Chain, are ERC-20 tokens. ERC-20 tokens, such as ONDO, are distinct from Ether because they have their own unique set of features. However, because ERC-20 tokens are created on the Ethereum blockchain, they rely on the Ethereum blockchain for key functionalities such as storage, transfer, and usage. As a result, vulnerabilities or attacks on the ERC-20 standard and/or the Ethereum blockchain more generally can cause vulnerabilities or attacks on ERC-20 tokens. Any adverse impacts on the ERC-20 standard and/or the Ethereum blockchain could have an adverse impact on the value of tokens reliant on the ERC-20 standard, such as the ONDO held by the Trust, which could in turn have an adverse impact on the value of an investment in the Shares.

ONDO is subject to cybersecurity risks, which could adversely affect an investment in the Trust or the ability of the Trust to operate.

Users of ONDO, and therefore investors in ONDO-related investment products such as the Trust, are exposed to an elevated risk of fraud and loss, including, but not limited to, through cyber-attacks. ONDO can be stolen, and ONDO stored in a digital wallet, accessible via private key, can be compromised. While digital wallets do not store or contain the actual ONDO, they store public and private keys, which are used as an address for receiving ONDO or for spending the ONDO, with both forms of transactions recorded on the public immutable ledger, the blockchain. By using the private key, a person is able to spend ONDO, effectively sending it away from the account and recording that transaction on the blockchain. If a private key is compromised, ONDO associated with that specific public key may be stolen. Unlike traditional banking transactions, once a transaction has been added to the blockchain, it cannot be reversed. Several exchanges specializing in sales of ONDO, for example, have already had their operations impacted by cyber-attacks.

Thefts and cyber-attacks can have a negative impact on the reputation, market price, value, or liquidity of ONDO. Through investment in the Trust, investors would be indirectly exposed to the risk and potential impact of a cyber-attack. A loss associated with a cyber-attack, including a total loss, is possible. While the Sponsor and the ONDO Custodians have taken reasonable measures to prevent theft or hacking of the Trust’s ONDO holdings, such an event cannot be fully excluded from the Trust’s overall market exposure, and the losses associated with such an event would be borne by investors.

Certain digital asset networks, including the Ondo Chain, are subject to control by entities that capture a significant amount of the network’s active validator nodes or a significant number of developers important for the operation and maintenance of such digital asset network. Validators on the Ondo Chain are permissioned and subject to continuous monitoring, specifically to mitigate their engagement in malicious activity. Additionally, such validators are required to “stake” a certain amount of eligible assets, such as approved RWAs, to ensure honest validation activities. Notwithstanding, if a single validator, or a group of validators acting in concert, control (even temporarily) at least two thirds of the network’s validator nodes, this control could be used to undertake harmful acts (a “super-majority attack”). For example, an individual or group controlling a super-majority of the validator nodes operating the Ondo Chain could prevent transactions from posting accurately, or at all, on the blockchain. It could be possible for the malicious actor to control, exclude or modify the ordering of transactions, though it could not generate or mint new ONDO or transactions. Further, a bad actor could overwrite the ledger state, such as “double-spending” its own stake (i.e., spend the same stake in more than one transaction). To the extent that such malicious actor or botnet did not yield its control of the Ondo Chain or the network community did not reject the fraudulent blocks as malicious, reversing any changes made to the blockchain may not be possible.

Other digital asset networks have been subject to malicious activity achieved through control of a super-majority of the processing power on the network. Any similar attacks on the Ondo Chain could negatively impact the value of ONDO and the value of the Shares.

A super-majority attack is more likely to happen in the context of digital assets with smaller market capitalizations due to the reduced number of validators required to control a super-majority of a given network. Nevertheless, it is theoretically possible, albeit computationally expensive, to mount a super-majority attack on ONDO or other digital assets with large market capitalization. If the feasibility of a bad actor gaining control of the processing power on the Ondo Chain increases, there may be a negative effect on an investment in the Trust.

A malicious actor may also obtain control over the Ondo Chain through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. The Ondo Chain uses open source code to run its platform, with such codebase hosted in a repository controlled by Ondo Finance. It is possible that a malicious core developer or programmer could propose to add code to the codebase that contains an exploit or other malicious code. To the extent that users and validators accept amendments to the source code proposed by the controlled core developer, other core developers do not counter such amendments, and such amendments enable the malicious exploitation of the Ondo Chain, the risk that a malicious actor may be able to obtain control of the Ondo Chain in this manner exists, which may adversely affect the value of the Shares.

If the malicious actor cannot control the validator nodes directly, they might attempt to compromise the validators that are already trusted by the network. This could involve hacking, bribery, deception or coercion.

Compared to other digital asset networks such as the Bitcoin network and Ethereum network, the Ondo Chain relies on a relatively small number of validators. While this helps maintain a fast and efficient network, it could expose the Ondo Chain to additional vulnerabilities. For example, a malicious actor could attempt a “Sybil” attack whereby it would attempt to gain the trust of existing validators using a large number of fake identities. Such an attack would be difficult to execute because human intervention would be required for the malicious validators to become trusted, but the risk is made greater by the small number validators.

A malicious actor could also conduct an “eclipse attack.” In an eclipse attack, a malicious actor could isolate parts of the network so that the malicious actor’s nodes can influence the consensus in isolated sections of the network, eventually leading to a split or takeover.

To the extent that the ONDO ecosystem, including the core validators and the administrators of the network’s validator nodes, does not act to ensure greater decentralization of validator processing power, the feasibility of a malicious actor obtaining control of the processing power on the Ondo Chain will increase, which may adversely affect the value of the Shares.

If any of these exploitations or attacks occur, it could result in a loss of public confidence in ONDO and a decline in the value of ONDO and, as a result, adversely impact an investment in the Shares.

A temporary or permanent “fork” or a “clone” could adversely affect the value of the Shares.

A fork in the Ondo Chain could adversely affect the value of the Shares or the ability of the Trust to operate. A fork could also adversely affect the price of ONDO at the time of announcement or adoption or subsequently. For example, the announcement of a hard fork could lead to increased demand for the pre-fork digital asset, in anticipation that ownership of the pre-fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre-fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. Alternatively, as with any change to software code, software upgrades and other changes to the source code or protocols of the Ondo Chain could fail to work as intended or could introduce bugs, coding defects, unanticipated or undiscovered problems, flaws, or security risks, create problematic economic incentives which incentivize behavior which has a negative effect on the Ondo Chain’s users, validators, or the Ondo Chain as a whole, or otherwise adversely affect, the speed, security, usability, or value of the Ondo Chain or ONDO. If a fork caused operational problems for either post-fork network or blockchain, the digital assets associated with the affected network could lose some or all of their value. Furthermore, the Sponsor will, as permitted by the terms of the Trust Agreement, determine which network is generally accepted as the Ondo Chain and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on a variety of then relevant factors, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of ONDO, users, service providers, businesses, validators and other constituencies, as well as the actual continued acceptance of, mining power on, and community engagement with, the Ondo Chain. There is no guarantee that the Sponsor will choose the network and the associated digital asset that would ultimately end up as the most valuable fork. Any of these events could therefore adversely impact the value of the Shares.

Forks may also occur as a digital asset network community’s response to a significant security breach. For example, in July 2016, Ethereum underwent a hard fork between the Layer 1 Ethereum network and a new digital asset running on a “forked” branch of the network, Ethereum Classic, as a result of the Ethereum community’s response to a significant security breach. In June 2016, an anonymous hacker exploited a smart contract running on the Ethereum blockchain to syphon approximately $60 million of ether held by a decentralized autonomous organization into a segregated account. In response to the hack, and after a contentious debate, most participants in the Ethereum community elected to adopt a hard fork that effectively reversed the hack, and this network constitutes the Layer 1 Ethereum network. However, a minority of users continued to develop the original blockchain, now referred to as “Ethereum Classic”, which is not backwards-compatible with the Layer 1 Ethereum network and is considered a forked branch, with the native digital asset on that blockchain now referred to as Ethereum Classic, or ETC. ETC now trades on several digital asset platforms. Following the July 2016 hard fork between the Ethereum and Ethereum Classic networks, new security concerns surfaced. Replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum exchanges through at least October 2016. An Ethereum exchange announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin Satoshi’s Vision networks split in November 2018, and security concerns could similarly surface in connection with future hard forks.

In the future, if an accidental or unintentional fork similar to what happened within the Geth client in November 2020 were to happen to the Ondo Chain, such a fork could lead to nodes, users and validators losing confidence in the Ondo Chain and abandoning it in favor of other blockchain protocols. Furthermore, it is possible that, in a future unplanned fork, a substantial number of nodes, users and validators could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains, resulting in a permanent fork. Any of these events could cause ONDO to decline in value, adversely affecting the price of Shares.

Protocols may also be cloned. Unlike a fork, which modifies an existing blockchain, and results in two competing digital asset networks, each with the same genesis block, a “clone” is a copy of a protocol’s codebase, but results in an entirely new blockchain and new genesis block. Tokens are created solely from the new “clone” network and, in contrast to forks, holders of tokens of the existing network that was cloned do not receive any tokens of the new network. A “clone” results in a competing network that has characteristics substantially similar to the network it was based on, subject to any changes as determined by the developer(s) that initiated the clone. A clone may also adversely affect the price of ONDO at the time of announcement or adoption or subsequently. For example, on November 6, 2016, Rhett Creighton, a Zcash developer, cloned the Zcash Network to launch Zclassic, a substantially identical version of the Zcash Network that eliminated the Founders’ Reward. Following the date the first Zclassic block was mined, the price of ZEC fell from $504.57 on November 5, 2016 to $236.01 on November 7, 2016 in the midst of a broader sell off of ZEC beginning immediately after the Zcash Network launch on October 28, 2016.

Cancer nodes.

Cancer nodes are computers that appear to be participating in the Ondo Chain but that are not in fact connected to the Ondo Chain, which a malicious actor sets up to place users onto a separate network or disconnect them from the Ondo Chain. By using cancer nodes, a malicious actor can disconnect the target user from the ONDO economy entirely by refusing to relay any blocks or transactions.

Double-spending risks.

A malicious actor may attempt to double spend ONDO (i.e., allow for the same units of ONDO to be spent on multiple occasions) by altering the formation of the blockchain, where the malicious actor has enough network control to confirm and post such transactions to the blockchain. In a double spending situation, the related record of the transaction, posted on the Ondo Chain, would become falsified. This could have a detrimental effect on both the sender and the receiver.

There are several ways a malicious actor could attempt a double-spend, including, but not limited to, sending two conflicting transactions to the network, and creating one transaction but sending the ONDO before releasing that associated block to the blockchain, which would invalidate it. On an exchange with multiple currency trading pairs, it would be possible for a person or individual controlling the majority of a blockchain network to double-spend the coins they control and then subsequently trade them for other currency pairs and transfer them off the exchange to their own private wallet(s).

All double-spend attacks require that the miner time and execute the steps of its attack with sufficient speed and accuracy. Double-spend attacks require extensive coordination and are very expensive. Typically, transactions that allow for a zero-confirmation acceptance tend to be prone to these types of attacks. Accordingly, traders and merchants may execute instantaneous/zero-confirmation transactions only if they are of sufficiently low-value. Users and merchants can take additional precautions by adjusting their network software programs to connect only to other well-connected participants in the Ondo Chain and to disable incoming connections. Tactics to avoid double-spend such as requiring multiple confirmations can slow down transaction speeds on the Ondo Chain and could impact the value of ONDO.

Flaws in source code.

It is possible that flaws or mistakes in the released and public source code could lead to catastrophic damage to ONDO, the Ondo Chain, and any underlying technology. It is possible that contributors to the Ondo Chain would be unable to stop this damage before it spreads further. It is further possible that a dedicated team or a group of contributors or other technical group may attack the code, directly leading to catastrophic damage. In any of these situations, the value of the Shares of the Trust can be adversely affected.

In the past, flaws in the source code for digital asset networks have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. Several errors and defects have been publicly found and corrected, including those that disabled some functionality for users and exposed users’ personal information. Discovery of flaws in or exploitations of the source code that allow malicious actors to take or create money in contravention of known network rules have occurred. The cryptography underlying ONDO could prove to be flawed or ineffective, or negatively impacted by developments in mathematics and/or technology, such as advances in digital computing, algebraic geometry and quantum computing. In any of these circumstances, a malicious actor may be able to steal ONDO held by others, which could adversely affect the demand for ONDO and therefore adversely impact the price of ONDO and the value of the Shares. Even if another digital asset other than ONDO were affected by similar circumstances, any reduction in confidence in the robustness of the source code or cryptography underlying digital assets generally could negatively affect the demand for all digital assets, including ONDO, and therefore adversely affect the value of the Shares.

Denial of Service Attacks.

Many digital asset networks have been subjected to a number of denial of service attacks, which has led to temporary delays in block creation and in the transfer of ONDO. A denial-of-service attack is a cyber attack that aims to disrupt a network’s normal functioning by overwhelming it with requests. For example, in September 2021, the Solana Network experienced a significant disruption, later attributed to a type of denial of service attack, and was offline for 17 hours, only returning to full functionality 24 hours later. It is possible that any similar denial-of-service attack on the Ondo Chain could impact the ability to transfer ONDO and could have a material adverse effect on the price of ONDO and the value of the Shares.

Proof-of-stake blockchains are a relatively recent innovation and have not been subject to as widespread use or adoption over as long of a period of time as traditional proof-of-work blockchains.

Certain digital assets, such as bitcoin, use a “proof-of-work” consensus algorithm. The genesis block on the Bitcoin blockchain was mined in 2009, and Bitcoin’s blockchain has been in operation since then. Many newer blockchains enabling smart contract functionality use a newer consensus algorithm known as “proof-of-stake.” While their proponents believe that they may have certain advantages, the “proof-of-stake” consensus mechanisms and governance systems underlying many newer blockchain protocols, and their associated digital assets — including the ONDO held by the Trust — have not been tested at scale over as long of a period of time or subject to as widespread use or adoption as, for example, Bitcoin’s proof-of-work consensus mechanism has. This could lead to these blockchains, and their associated digital assets, having undetected vulnerabilities, structural design flaws, suboptimal incentive structures for network participants (e.g., validators), technical disruptions, or a wide variety of other problems, any of which could cause these blockchains not to function as intended, lead to outright failure to function entirely causing a total outage or disruption of network activity, or to suffer other operational problems or reputational damage, leading to a loss of users or adoption or a loss in value of the associated digital assets, including the Trust’s assets. Over the long term, there can be no assurance that the proof-of-stake blockchain on which the Trust’s assets rely will achieve widespread scale or adoption or perform successfully; any failure to do so could negatively impact the value of the Trust’s assets.

Validators may suffer losses due to staking, which could make the Ondo Chain less attractive.

Validation on the Ondo Chain will require eligible assets, such as RWAs, to be transferred into smart contracts on the underlying blockchain networks not under the Trust’s or anyone else’s control. If the Ondo Chain source code or protocol fail to behave as expected, suffer cybersecurity attacks, hacks, experience security issues, or encounter other problems, such assets may be irretrievably lost. In addition, the Ondo Chain dictates requirements for participation in validation activity, which depending on governance protocols then in-effect, may impose the risk of assets involved in or received from staking. Further, any cybersecurity attacks, security issues, hacks, penalties, or other problems could damage validators’ willingness to participate in validation, discourage existing and future validators from serving as such, and adversely impact the Ondo Chain’s adoption or the price of ONDO. Any disruption of validation on the Ondo Chain could interfere with network operations and cause the Ondo Chain to be less attractive to users and application developers than competing blockchain networks, which could cause the price of ONDO to decrease.

The Ondo Chain faces scaling challenges and efforts to increase the volume and speed of transactions may not be successful.

Many digital asset networks face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains such as the Ondo Chain achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture.

As the use of digital asset networks increases without a corresponding increase in transaction processing speed of the networks, average fees and settlement times can increase significantly. Increased fees and decreased settlement speeds could preclude use cases for ONDO and could reduce demand for and the price of ONDO, which could adversely impact the value of the Shares.

There is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of Ondo Chain transactions will be effective, or how long these mechanisms will take to become effective, or how long they will continue to be effective, which could adversely impact an investment in the Shares.

Smart contracts are new and their ongoing development and operation may result in problems or be subject to errors or hacks, which could reduce the demand for ONDO or cause a wider loss of confidence in the Ondo Chain, either of which could have an adverse impact on the value of ONDO.

Since smart contracts typically cannot be stopped or reversed, vulnerabilities in their programming (i.e., coding errors) can have damaging effects. For instance, coding errors may potentially create vulnerabilities that allow an attacker to drain the funds associated with the smart contract, cause issues or render the protocol unusable. Hackers have exploited vulnerabilities in various smart contract implementations, that have resulted in the loss of digital assets from accounts. For example, an attack in April of 2025 reportedly syphoned approximately 1,200 SOL from the Loopscale decentralized finance protocol housed on the Solana blockchain. In another example. In another example, in February of 2022, a vulnerability in a smart contract for Wormhole, a bridge between the Ethereum and Solana blockchain led to a $320 million theft of Ether. Other smart contracts, including bridges between blockchain networks and DeFi protocols have also been manipulated, exploited or used in ways that were not intended or envisioned by their creators such that attackers syphoned over $2.2 billion worth of digital assets from smart contracts in 2024. Problems with the development, deployment, and operation of smart contracts may have an adverse effect on the value of ONDO.

In some cases, smart contracts can be controlled by one or more “admin keys” or users with special privileges, or “super users”. These users may have the ability to unilaterally make changes to the smart contract, enable or disable features on the smart contract, change how the smart contract receives external inputs and data, and make other changes to the smart contract.

Many applications associated with decentralized finance (“DeFi”) are currently deployed on the Ondo Chain, and smart contracts relating to DeFi applications currently represent a significant source of demand for ONDO. For smart contracts that hold a pool of digital asset reserves, smart contract super users or admin key holders may be able to extract funds from the pool, liquidate assets held in the pool, or take other actions that decrease the value of the digital assets held by the smart contract in reserves. Even for digital assets that have adopted a decentralized governance mechanism, such as smart contracts that are governed by the holders of a governance token, such governance tokens can be concentrated in the hands of a small group of core community members who would be able to make similar changes unilaterally to the smart contract. If any such super user or group of core members unilaterally make adverse changes to a smart contract, the design, functionality, features and value of the smart contract, its related digital assets may be harmed. In addition, assets held by the smart contract in reserves may be stolen, misused, burnt, locked up or otherwise become unusable and irrecoverable. Super users can also become targets of hackers and malicious attackers. Furthermore, the underlying smart contracts may be insecure, contain bugs or other vulnerabilities, or otherwise may not work as intended. Any of the foregoing could cause users of the DeFi application to be negatively affected, or could cause the DeFi application to be the subject of negative publicity. Because DeFi applications may be built on the Ondo Chain, public confidence in the Ondo Chain itself could be negatively affected, and the value of ONDO could decrease.

New competing digital assets may result in a reduction in demand for ONDO, which could have a negative impact on the price of ONDO and may have a negative impact on the performance of the Trust.

ONDO faces competition from other digital assets in the blockchain-based services sector. There is no guarantee that ONDO will become a dominant provider of blockchain-based services, including those focused on blockchain interoperability or involving smart contracts.

Competition from other consortia or private blockchains could have a negative impact on the price of ONDO and adversely affect an investment in the Shares.

Many consortia and financial institutions that are potential ONDO users are researching and investing resources into private or permissioned blockchain platforms that could compete with ONDO to facilitate cross-currency transactions. These initiatives, such as Consensys’ Quorum, offer financial payment networks and have partnered with many financial institutions. However, unlike the Ondo Chain, these platforms do not necessarily require a native digital asset like ONDO. In evaluating competing distributed ledger technologies, financial institutions may prefer permissioned blockchains without digital currencies over the Ondo Chain and ONDO in the future. If financial institutions choose to use permissioned blockchains without digital currencies, the price of ONDO may be negatively affected, which would adversely affect an investment in the Shares.

Competition from central bank digital currencies (“CBDCs”) could adversely affect the value of ONDO and other digital assets.

Central banks have introduced digital forms of legal tender. China’s CBDC project, known as Digital Currency Electronic Payment, has reportedly been tested in a live pilot program conducted in multiple cities in China. A recent study published by the Bank for International Settlements estimated that at least 36 central banks have published retail or wholesale CBDC work ranging from research to pilot projects. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replacing, ONDO and other digital assets as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, ONDO. As a result of any of the foregoing factors, the value of ONDO could decrease, which could adversely affect an investment in the Trust.

Prices of ONDO may be affected due to stablecoins, the activities of stablecoin issuers and their regulatory treatment.

While the Trust does not invest in stablecoins, it may nonetheless be exposed to these and other risks that stablecoins pose for the ONDO market through its investment in ONDO. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar. Although the prices of stablecoins are intended to be stable, in many cases, their prices fluctuate, sometimes significantly. This volatility has in the past apparently impacted the price of ONDO. Stablecoins are a relatively new phenomenon and it is impossible to know all of the risks that they could pose to participants in the ONDO market. In addition, some have argued that some stablecoins, particularly Tether, are improperly issued without sufficient backing in a way that could cause artificial rather than genuine demand for ONDO, raising its price, and also argue that those associated with certain stablecoins that are involved in laundering money. In February 2021, the New York Attorney General entered into an agreement with Tether’s operators, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. In October 2021, the CFTC announced a settlement with Tether’s operators in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue.

Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins, and therefore could adversely affect the value of the Shares.

Given the role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for ONDO.

Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins, or regulatory concerns about stablecoin issuers or intermediaries, such as exchanges, that support stablecoins, could impact individuals’ willingness to trade on trading venues that rely on stablecoins and could impact the price of ONDO, and in turn, an investment in the Shares.

Operational cost may exceed the award for validating transaction, and increased transaction fees may adversely affect the usage of the Ondo Chain.

If transaction confirmation fees become too high, the marketplace may be reluctant to use the Ondo Chain. This may result in decreased usage and limit expansion of the Ondo Chain in the retail, commercial, blockchain-based services sectors as well as in the payments space, adversely impacting investment in the Trust. Conversely, if the reward for validators or the value of the transaction fees is insufficient to motivate validators, they may cease to validate transactions.

Ultimately, if the awards of RWAs decline or the costs of validating transactions grow disproportionately to one another, validators may operate at a loss, transition to other networks, or cease operations altogether. Each of these outcomes could, in turn, slow transaction validation and usage, which could have a negative impact on the Ondo Chain and could adversely affect the value of the ONDO held by the Trust.

An acute cessation of validator operations would reduce the collective processing power on the Ondo Chain, which would adversely affect the transaction verification process by temporarily decreasing the speed at which blocks are added to the blockchain and make the blockchain more vulnerable to a malicious actor obtaining control in excess of 50% of the processing power on the blockchain. Reductions in processing power could result in material, though temporary, delays in transaction confirmation time. Any reduction in confidence in the transaction verification process or may adversely impact the value of the Shares of the Trust or the ability of the Sponsor to operate.

Electricity usage.

Concerns have been raised about the electricity required to secure and maintain digital asset networks. Although measuring the electricity consumed by the process of securing and maintaining digital asset networks is difficult because these operations are performed by various machines with varying levels of efficiency, the process consumes a significant amount of energy. Driven by concerns around energy consumption and the impact on public utility companies, various states and cities have implemented, or are considering implementing, moratoriums on mining activity in their jurisdictions.

ONDO uses a system called proof-of-stake to validate transaction information. Permissioned Validators owning eligible asset(s), as decided upon by chain-level governance, can participate in staking. Generally, the higher the amount staked by any actor, the higher the chances of being chosen by the applicable blockchain to act as validator and reaping validator rewards; in other words, the higher the stake, the higher the chances of earning a staking reward. This has led to the creation of staking pools, where third parties combine smaller stakes into large pools, which leads to higher returns for owners of small stakes, in return for a fee collected by the third parties.

Other digital asset networks may use a system called proof-of-work to validate transaction information. These networks are called proof-of-work because solving the encrypted hash takes time and energy, which acts as proof that work was done. Proof of work requires users to mine or complete complex computational puzzles before submitting new transactions to the network.

Proof-of-stake digital assets allow people to pledge or lock up some of their holdings as a way of vouching for the accuracy of newly added information, and proof-of-history creates chains of timestamps to verify transactions. Meanwhile, proof-of-work digital assets require people to solve complex cryptographic puzzles — which can incur significant energy costs — before they are allowed to propose a new block. This expenditure of time, computing power and energy is intended to make the cost of fraud higher than the potential rewards of a dishonest action.

The operations of digital asset networks can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for mining operations, in the case of proof-of-work networks. Additionally, miners on proof-of-work networks may be forced to cease operations during an electricity shortage or power outage, or if electricity prices increase where the mining activities are performed.

The operations of the Ondo Chain and other digital asset networks may also consume significant amounts of energy, even though the Ondo Chain is generally considered to consume significantly less energy than other digital asset networks, such as the Bitcoin blockchain, due to its use of proof-of-stake, rather than proof-of-work, transaction validation mechanisms. Further, in addition to the direct energy costs of performing calculations on any given digital asset network, there are indirect costs that impact a network’s total energy consumption, including the costs of cooling the machines that perform these calculations.

If the digital asset award or transaction fees for recording transactions on the Ondo Chain are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expanding validating power or demand high transaction fees, which could negatively impact the value of ONDO and the value of the Shares.

If the digital asset awards for validating blocks or the transaction fees for recording transactions on the Ondo Chain are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expending validating power to validate blocks and confirmations of transactions on the Ondo Chain could be slowed. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	A reduction in the processing power expended by validators on the Ondo Chain could increase the likelihood of a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtaining control.

●	If validators demand higher transaction fees for recording transactions in the Ondo Chain than what is then applicable or a software update automatically charges fees for all transactions on the Ondo Chain, the cost of using ONDO may increase and the marketplace may be reluctant to accept ONDO. Alternatively, validators could collude in an anti-competitive manner to reject low transaction fees on the Ondo Chain and force users to pay higher fees, thus reducing the attractiveness of the Ondo Chain. Higher transaction confirmation fees resulting through collusion or otherwise may adversely affect the attractiveness of the Ondo Chain, the value of ONDO and the value of the Shares.

●

To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Ondo Chain until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in the Ondo Chain and could prevent the Trust from completing transactions associated with the day-to-day operations of the Trust, including creations and redemptions of the Shares in exchange for ONDO with Authorized Participants.

●	During the course of the block validation processes, validators will exercise their discretion to select which transactions to include within a block and in what order to include these transactions. Beyond the standard block reward and transaction fees, validators will have the ability to extract what is known as Maximal Extractable Value (“MEV”) by strategically choosing, reordering, or excluding certain transactions during block production in return for increased transaction fees or other forms of profit for such validators. In blockchain networks that facilitate DeFi protocols in particular, such as the Ondo Chain, users may attempt to gain an advantage over other users by offering additional fees to validators for effecting the order or inclusions of transactions within a block. Validators on the Ondo Chain will be permissioned and subject to continuous monitoring, specifically to mitigate their engagement in malicious MEV, however the risk of occurrence of malicious MEV cannot altogether be eliminated. Certain software solutions, such as MEV Boost by Flashbots, have been developed which facilitate validators and other parties in the ecosystem in capturing MEV. The presence of MEV may incentivize associated practices such as sandwich attacks or front running that can have negative repercussions on DeFi users. A “sandwich attack” is executed by placing two transactions around a large, detected transaction to capitalize on the expected price impact. For instance, a market participant might identify a sizable transaction within publicly visible so-called mempool (“Mempool”), which is a log of unprocessed transactions awaiting verification and execution on the Ondo Chain, that will significantly alter an asset’s price on a decentralized exchange. The participant could then for example orchestrate a transaction bundle: one transaction to acquire the asset prior to the detected transaction, followed by the large transaction itself, and a final transaction to sell the asset after the market price has increased due to the large transaction’s execution. Such transaction bundles can be submitted to validators through mechanisms like MEV-Boost, with validators receiving a share of the profits as an incentive to include the specific transaction bundle in the block. In the context of MEV, “front running” is said to occur when a user spots a transaction in the Mempool of pending but unexecuted transactions awaiting validation, and then pays a high transaction fee to a validator to have their transaction executed on a priority basis in a manner designed to profit from the pending but unexecuted transaction that is still in the Mempool. MEV may also compromise the predictability of transaction execution, which may deter usage of the network as a whole. Although based on widely available information given that transactions in the Mempool are publicly visible, any potential perception of MEV as unfair manipulation may also discourage users and other stakeholders from engaging with DeFi protocols or the Ondo Chain in general. In addition, it’s possible regulators or legislators could enact rules which restrict practices associated with MEV, which could diminish the popularity of the Ondo Chain network among users and validators. Any of these or other outcomes related to MEV may adversely affect the value of ONDO and the value of the Shares.

If regulators or public utilities take action that restricts or otherwise impacts validating activities of digital assets generally, such actions could result in decreased security of a digital asset network, including the Ondo Chain, and consequently adversely impact the value of the Shares. This could adversely affect the price of ONDO, or the operation of the Ondo Chain, and accordingly decrease the value of the Shares, by creating negative sentiment around digital assets generally.

Validators may cease to record transactions as a result of low transaction fees, which may adversely affect the usage of the Ondo Chain.

To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in solved blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Ondo Chain until a block is solved by a validator who does not require the payment of transaction fees or is willing to accept a lower fee, if there is one. Any widespread delays in the recording of transactions could result in a loss of confidence in the Ondo Chain, resulting in a decline in ONDO prices.

Large-Scale Sales or Distributions.

Some entities hold large amounts of ONDO relative to other market participants, and to the extent such entities engage in large-scale hedging, sales or distributions on non-market terms, or sales in the ordinary course, it could result in a reduction in the price of ONDO and adversely affect the value of the Shares. Additionally, political or economic crises may motivate large-scale acquisitions or sales of digital assets, including ONDO, either globally or locally. Such large-scale sales or distributions could result in selling pressure that may reduce the price of ONDO and adversely affect an investment in the Shares.

The largest ONDO wallets are believed to hold, in aggregate, a significant percentage of the ONDO in circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of ONDO, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of ONDO. See “Risk Factors — The significant holdings of early stakeholders and/or insiders could have an adverse effect on the market price of ONDO.”

Congestion or delay in the Ondo Chain may delay purchases or sales of ONDO by the Trust.

Increased transaction volume could result in delays in the recording of transactions due to congestion in the Ondo Chain. Moreover, unforeseen system failures, disruptions in operations, or poor connectivity may also result in delays in the recording of transactions on the Ondo Chain. Any delay in the Ondo Chain could affect an Authorized Participant’s ability to buy or sell ONDO at an advantageous price resulting in decreased confidence in the Ondo Chain. Over the longer term, delays in confirming transactions could reduce the attractiveness to merchants and other commercial parties as a means of payment. As a result, the Ondo Chain and the value of the Trust’s Shares would be adversely affected.

Risks Associated with Investing in the Trust

Investment Related Risks.

Investing in ONDO and, consequently, the Trust, is speculative. The price of ONDO is volatile, and market movements of ONDO are difficult to predict. Supply and demand changes rapidly and is affected by a variety of factors, including regulation and general economic trends, such as interest rates, availability of credit, credit defaults, inflation rates and economic uncertainty. All investments made by the Trust will risk the loss of capital. Therefore, an investment in the Trust involves a high degree of risk, including the risk that the entire amount invested may be lost. No guarantee or representation is made that the Trust’s investment program will be successful, that the Trust will achieve its investment objective or that there will be any return of capital invested to investors in the Trust, and investment results may vary.

The NAV or the Principal Market NAV may not always correspond to the market price of ONDO.

The NAV or the Principal Market NAV of the Trust will change as fluctuations occur in the market price of the Trust’s ONDO holdings. Shareholders should be aware that the public trading price per share may be different from the NAV for a number of reasons, including price volatility and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of ONDO as reflected in the Pricing Benchmark.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share and the Trust will therefore maintain its intended fractional exposure to a specific amount of ONDO per share.

Deviations between the Trust’s NAV and NAV per Share versus the Trust’s Principal Market NAV and Principal Market NAV per Share may occur.

The Trust uses the Pricing Benchmark to determine its NAV and NAV per Share. However, for financial statement purposes, the Trust’s ONDO is carried at fair value as required by GAAP, which requires a determination based on the price of ONDO on principal market as identified by the Trust as set for in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”). See “NAV Determinations” below. The Trust expects the applicable NAV and NAV per Share and corresponding Principal Market NAV and Principal Market NAV to accurately reflect the price of ONDO. However, deviations can occur between the prices from the principal market chosen by the GAAP fair value methodology and Pricing Benchmark, which takes into consideration prices from all of the markets used to calculate the Pricing Benchmark.

If the process of creation and redemption of Baskets encounters any unanticipated difficulties, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of ONDO may not exist and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

If the processes of creation and redemption of Shares (which depend on timely transfers of ONDO to and by the ONDO Custodians) encounter any unanticipated difficulties due to, for example, the price volatility of ONDO, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the ONDO Custodians, any operational issues that may arise from creating and redeeming Shares via cash transactions, the closing of ONDO trading platforms due to fraud, failures, security breaches or otherwise, or network outages or congestion, spikes in transaction fees demanded by validators, or other problems or disruptions affecting the ONDO Chain, then potential market participants, such as the Authorized Participants and their customers, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying ONDO may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. In certain such cases, the Sponsor may suspend the process of creation and redemption of Baskets. During such times, trading spreads, and the resulting premium or discount, on Shares may widen. Alternatively, in the case of a network outage or other problems affecting the Ondo Chain, the processing of transactions on the Ondo Chain may be disrupted, which in turn could affect the creation or redemption of Baskets. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of ONDO and may fall or otherwise diverge from NAV. Furthermore, in the event that the market for ONDO should become relatively illiquid and thereby materially restrict opportunities for arbitraging by delivering ONDO in return for Baskets, the price of Shares may diverge from the value of ONDO.

Owning Shares is different from directly owning ONDO.

Investors should be aware that the market value of the Shares of the Trust may not have a direct relationship with the prevailing price of ONDO, and changes in the prevailing price of ONDO similarly will not necessarily result in a comparable change in the market value of the Shares of the Trust. The performance of the Trust will not reflect the specific return an investor would realize if the investor actually held or purchased ONDO directly. The differences in performance may be due to factors such as fees, transaction costs, operating hours of the Exchange and Pricing Benchmark tracking risk. Investors will also forgo certain rights conferred by owning ONDO directly, such as the right to claim airdrops. See “Risk Factors — The inability to recognize the economic benefit of a “fork” or an “airdrop” could adversely impact an investment in the Trust.”

Pricing Benchmark tracking risk.

Although the Trust will attempt to structure its portfolio so that investments track the Pricing Benchmark, the Trust may not achieve the desired degree of correlation between its performance and that of the Pricing Benchmark and thus may not achieve its investment objective. The difference in performance may be due to factors such as fees, transaction costs, redemptions of, and subscriptions for, Shares, pricing differences or the cost to the Trust of complying with various new or existing regulatory requirements.

Liquidity risk.

The ability of the Trust or an ONDO Counterparty to buy or sell ONDO may be adversely affected by limited trading volume, lack of a market maker in the digital asset markets, or legal restrictions. It is also possible that an ONDO spot market or regulatory or governmental authority may suspend or restrict trading in ONDO altogether. Therefore, it may not always be possible to execute a buy or sell order at the desired price or to liquidate an open position due to market conditions on spot markets, regulatory issues affecting ONDO or other issues affecting counterparties. ONDO is a new asset with a very limited trading history. Therefore, the markets for ONDO may be less liquid and more volatile than other markets for more established products.

Shares of the Trust are intended to be listed and traded on the Exchange. There is no certainty that there will be liquidity available on the Exchange or that the market price will be in line with the NAV or the Principal Market NAV at any given time. There is also no guarantee that once the Shares of the Trust are listed or traded on the Exchange that they will remain so listed or traded.

If demand for Shares of the Trust exceeds the availability of ONDO from exchanges and the Trust is not able to secure additional supply, Shares of the Trust may trade at a premium to their underlying value. Investors who pay a premium risk losing such premium if demand for the Shares of the Trust abates or the Sponsor is able to source more ONDO. In such circumstances, Shares of the Trust could also trade at a discount.

Prior to their issuance, there was no public market for Shares of the Trust.

The ONDO market, while growing, is still relatively small and less liquid in comparison to other digital asset markets. For example, as of January 18, 2026, ONDO had a market capitalization of approximately $1.7 billion. As of December 16, 2025, ONDO had a liquidity ratio of 6.11%. Comparatively, as of January 18, 2026, bitcoin and ether had total market capitalizations of approximately $1.87 trillion and $396.14 billion, and as of December 15, 2025, had liquidity ratios of 1.92% and 4.69%, respectively. The liquidity ratio is calculated as a token’s total 24-hour trading volume divided by its market capitalization.

Counterparty risk.

The Sponsor, Trust, ONDO Counterparty, and Authorized Participants are subject to counterparty risk. An ONDO Counterparty may fail to deliver to the Trust’s accounts with the ONDO Custodians the amount of ONDO associated with a creation order, an ONDO Counterparty may fail to deliver to the Trust’s account at the Cash Custodian the amount of cash associated with a redemption order, or the Cash Custodian may fail to deliver to an Authorized Participant at settlement the cash proceeds from the sale of ONDO associated with a redemption order.

The value of the Shares may be influenced by a variety of factors unrelated to the value of ONDO.

The value of the Shares may be influenced by a variety of factors unrelated to the price of ONDO and the ONDO exchanges included in the Pricing Benchmark that may have an adverse effect on the price of the Shares. These factors include, but are not limited to, the following factors:

●	Unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and offering of the Shares and storage of ONDO have been developed specifically for this product;

●	The Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

●	The Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Trust’s accounts with the ONDO Custodians, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets; or

●	Service providers may decide to terminate their relationships with the Trust due to concerns that the introduction of privacy enhancing features to the Ondo Chain may increase the potential for ONDO to be used to facilitate crime, exposing such service providers to potential reputational harm.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets.

The Administrator is solely responsible for determining the value of the Trust’s ONDO, the Trust’s NAV and the Trust’s Principal Market NAV. The value of the Shares may experience an adverse effect in the event of any errors, discontinuance or changes in such valuation calculations.

The Administrator will determine the Trust’s NAV and the Trust’s Principal Market NAV. The Administrator’s determination is made utilizing data from the ONDO Custodians’ operations and the Pricing Benchmark (in the case of the NAV) and the principal market for ONDO as determined by the Trust (in the case of the Principal Market NAV). To the extent that the Trust’s NAV or the Principal Market NAV are incorrectly calculated, the Administrator may not be liable for any error and such misreporting of valuation data could adversely affect an investment in the Shares.

The Administrator determines the NAV of the Trust as of 4:00 p.m. ET, on each Business Day, as soon as practicable after that time, and determines the Principal Market NAV as of 4:00 p.m. ET, on the valuation date. If the Pricing Benchmark is not available, or if the Sponsor determines in good faith that the Pricing Benchmark does not reflect an accurate ONDO price, then the Administrator will determine NAV by reference to the Trust’s principal market. There are no predefined criteria to make a good faith assessment as to which of the rules the Sponsor will apply, and the Sponsor may make this determination in its sole discretion.

The Trust is subject to the risk that the Administrator may calculate the Pricing Benchmark in a manner that ultimately inaccurately reflects the price of ONDO. To the extent that the NAV, Principal Market NAV, the Pricing Benchmark, the Administrator’s or the Sponsor’s other valuation methodology are incorrectly calculated, neither the Sponsor, the Administrator nor the Trustee will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust. Moreover, the terms of the Trust Agreement do not prohibit the Sponsor from changing the Pricing Benchmark or other valuation method used to calculate the NAV and Principal Market NAV of the Trust. Any such change in the Pricing Benchmark or other valuation method could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust.

ONDO Counterparties’ buying and selling activity associated with the creation and redemption of Baskets may adversely affect an investment in the Shares.

The purchase of ONDO in connection with Basket creation orders may cause the price of ONDO to increase, which will result in higher prices for the Shares. Increases in the ONDO prices may also occur as a result of ONDO purchases by other market participants who attempt to benefit from an increase in the market price of ONDO when Baskets are created. The market price of ONDO may therefore decline immediately after Baskets are created.

Selling activity associated with sales of ONDO in connection with redemption orders may decrease the ONDO prices, which will result in lower prices for the Shares. Decreases in ONDO prices may also occur as a result of selling activity by other market participants.

In addition to the effect that purchases and sales of as part of the creation and redemption process may have on the price of ONDO, sales and purchases of ONDO by similar investment vehicles (if developed) could impact the price of ONDO. If the price of ONDO declines, the trading price of the Shares will generally also decline.

The inability of ONDO Counterparties to hedge their ONDO exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket creation and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient ONDO liquidity in the market, inability to locate an appropriate hedge counterparty, etc.), such conditions may make it difficult for Authorized Participants to create or redeem Baskets (or cause them to not create or redeem Baskets). In addition, the hedging mechanisms employed by ONDO Counterparties to hedge their exposure to ONDO may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of Shares and the spread at which Shares trade on the open market. To the extent ONDO Counterparties wish to use futures to hedge their exposure, note that as of the date of this Prospectus, ONDO futures and options trading does not occur on exchanges in the U.S. regulated by the CFTC. The liquidity of the market will depend on, among other things, the adoption of ONDO and the commercial and speculative interest in the market.

Arbitrage transactions intended to keep the price of Shares closely linked to the price of ONDO may be problematic if the process for the creation and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of the Shares encounter any unanticipated difficulties, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying ONDO may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of Shares may decline and the price of the Shares may fluctuate independently of the price of ONDO and may fall.

Security threats and cyber-attacks could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

Security breaches, cyber-attacks, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. Thefts of digital assets, including ONDO, from other holders of digital assets have occurred in the past. Because of the decentralized process for transferring ONDO, thefts can be difficult to trace, which may make ONDO a particularly attractive target for theft. Cybersecurity failures or breaches of one or more of the Trust’s service providers (including but not limited to, the Benchmark Provider, the Transfer Agent, the Administrator, or the ONDO Custodians) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

The Trust and its service providers’ use of internet, technology and information systems (including mobile devices and cloud-based service offerings) may expose the Trust to potential risks linked to cybersecurity breaches of those technological or information systems. Security breaches, computer malware, ransomware and computer hacking attacks have been a prevalent concern in relation to digital assets. The Sponsor believes that the Trust’s ONDO held in the Trust’s accounts with the ONDO Custodians will be appealing targets to hackers or malware distributors seeking to destroy, damage or steal the Trust’s ONDO or private keys and will only become more appealing as the Trust’s assets grow. To the extent that the Trust, the Sponsor or the ONDO Custodians are unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Trust’s ONDO may be subject to theft, loss, destruction or other attack.

The Sponsor has evaluated the security procedures in place for safeguarding the Trust’s ONDO. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust. Access to the Trust’s ONDO could be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack).

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, the ONDO Custodians, or otherwise, and, as a result, an unauthorized party may obtain access to the Trust’s accounts with the ONDO Custodians, the private keys (and therefore ONDO) or other data of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor, the ONDO Custodians, or the Trust’s other service providers to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor and the ONDO Custodians may be unable to anticipate these techniques or implement adequate preventative measures.

An actual or perceived breach of one of the Trust’s accounts with the ONDO Custodians could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares.

While the Sponsor has established business continuity plans and systems that it believes are reasonably designed to prevent cyber-attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been, or cannot be, identified. Service providers may have limited indemnification obligations to the Trust, which could be negatively impacted as a result.

If the Trust’s holdings of ONDO are lost, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources, including insurance coverage, sufficient to satisfy the Trust’s claim. For example, as to a particular event of loss, the only source of recovery for the Trust may be limited to the relevant custodian or, to the extent identifiable, other responsible third parties (for example, a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust. Similarly, as noted below, the ONDO Custodians have extraordinarily limited liability to the Trust, which may adversely affect the Trust’s ability to seek recovery from them, even when they are at fault.

It may not be possible, either because of a lack of available policies or because of prohibitive cost, for the Trust to obtain insurance that would cover losses of the Trust’s ONDO. If an uninsured loss occurs or a loss exceeds policy limits, the Trust could lose all of its assets.

The Trust’s ONDO Custodians could become insolvent.

The Trust’s assets will be held in one or more accounts maintained for the Trust by the ONDO Custodians and may in the future be held at other custodian banks which may be located in other jurisdictions. The ONDO Custodians are not depository institutions as they are not insured by the FDIC. The insolvency of any of the ONDO Custodians or of any broker, custodian bank or clearing corporation used by the ONDO Custodians, may result in the loss of all or a substantial portion of the Trust’s assets or in a significant delay in the Trust having access to those assets. Additionally, custody of digital assets presents inherent and unique risks relating to access loss, theft and means of recourse in such scenarios.

The Trust may change the custodial arrangements described in this Prospectus at any time without prior notice to Shareholders.

The Trust is subject to risks due to its concentration of investments in a single asset.

Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset within a single asset class. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with ONDO and digital assets. By concentrating its investment strategy solely in ONDO, any losses suffered as a result of a decrease in the value of ONDO can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

The lack of active trading markets for the Shares may result in losses on Shareholders’ investments at the time of disposition of Shares.

Although Shares of the Trust are expected to be publicly listed and traded on an exchange, there can be no guarantee that an active trading market for the Shares will develop or be maintained. If Shareholders need to sell their Shares at a time when no active market for them exists, the price Shareholders receive for their Shares, assuming that Shareholders are able to sell them, may be lower than the price that Shareholders would receive if an active market did exist and, accordingly, a Shareholder may suffer losses.

Several factors may affect the Trust’s ability to achieve its investment objective on a consistent basis.

There can be no assurance that the Trust will achieve its investment objective. Prospective investors should read this entire Prospectus and consult with their own advisers before subscribing for Shares. Factors that may affect the Trust’s ability to meet its investment objective include: (1) The Trust’s, an ONDO Counterparty’s or an Authorized Participant’s ability to purchase and sell or transfer and receive ONDO in an efficient manner to effectuate creation and redemption orders; (2) transaction fees associated with the Ondo Chain; (3) the ONDO market becoming illiquid or disrupted; (4) the need to conform the Trust’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (5) early or unanticipated closings of the markets on which ONDO trades, resulting in the inability of Authorized Participants to execute intended portfolio transactions; and (6) accounting standards.

The amount of ONDO represented by the Shares is expected to decline over time.

The amount of ONDO represented by the Shares will continue to be reduced during the life of the Trust due to the transfer of the Trust’s ONDO to pay for the Sponsor Fee and other liabilities.

Each outstanding Share represents a fractional, undivided interest in the ONDO held by the Trust. The Trust does not generate any income and transfers ONDO to pay for the Sponsor Fee and other liabilities. Therefore, the amount of ONDO represented by each Share will gradually decline over time. This is also true with respect to Shares that are issued in exchange for additional ONDO over time, as the amount of ONDO required to create Shares proportionally reflects the amount of ONDO represented by the Shares outstanding at the time of such Basket being created. Assuming a constant ONDO price, the trading price of the Shares is expected to gradually decline relative to the price of ONDO as the amount of ONDO represented by the Shares gradually declines.

Shareholders should be aware that the gradual decline in the amount of ONDO represented by the Shares will occur regardless of whether the trading price of the Shares rises or falls in response to changes in the price of ONDO.

The development and commercialization of the Trust is subject to competitive pressures.

The Trust and the Sponsor face competition with respect to the creation of competing products, such as exchange-traded products offering exposure to the spot ONDO market or other digital assets. If the SEC were to approve many or all of the currently pending applications for such exchange-traded ONDO products, many or all of such products, including the Trust, could fail to acquire substantial assets, initially or at all.

The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. Smaller or early-stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. The Trust’s competitors may also charge a substantially lower fee than the Sponsor Fee in order to achieve initial market acceptance and scale. Accordingly, the Sponsor’s competitors may commercialize a competing product more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, and the likelihood that the Trust will achieve initial market acceptance and could have a detrimental effect on the scale and sustainability of the Trust and the Sponsor’s ability to generate meaningful revenues from the Trust.

If the Trust fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Trust, and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders. In addition, the Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the price of ONDO. There can be no assurance that the Trust will grow to or maintain an economically viable size. There is no guarantee that the Sponsor will maintain a commercial advantage relative to competitors offering similar products. Whether or not the Trust and the Sponsor are successful in achieving the intended scale for the Trust may be impacted by a range of factors, such as the Trust’s timing in entering the market and its fee structure relative to those of competitive products.

A loss of confidence in, or breach of, the ONDO Custodians may adversely affect the Trust and the value of an investment in the Shares.

Custody and security services for the Trust’s ONDO are provided by the ONDO Custodians, although the Trust may retain one or more additional ONDO custodians at a later date. ONDO held by the Trust may be custodied or secured in different ways (for example, a portion of the Trust’s ONDO holdings may be custodied by the ONDO Custodians and another portion by another third-party custodian). Over time, the Trust may change the custody or security arrangement for all or a portion of its holdings. The Sponsor will decide the appropriate custody and arrangements based on, among other factors, the availability of experienced ONDO custodians and the Trust’s ability to securely safeguard its ONDO.

The Trust expects that the ONDO Custodians will custody most or all of its ONDO holdings. A loss of confidence in or breach of an ONDO Custodian may adversely affect the Trust and the value of an investment in the Shares.

The Sponsor may need to find and appoint a replacement custodian or prime broker quickly, which could pose a challenge to the safekeeping of the Trust’s ONDO.

The Sponsor could decide to replace the ONDO Custodians as the custodians of the Trust’s ONDO and could decide to replace the Prime Broker as the provider of prime brokerages to the Trust. Transferring maintenance responsibilities of the Trust’s accounts with the ONDO Custodians and the Prime Broker to another party will likely be complex and could subject the Trust’s ONDO to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets.

The Sponsor may not be able to find a party willing to serve as an ONDO Custodian under the same terms as the current Custodial Services Agreements, or as the Prime Broker under the same terms as the current Prime Broker Agreement. To the extent that Sponsor is not able to find a suitable party willing to serve as an ONDO Custodian or as the Prime Broker, as applicable, the Sponsor may be required to terminate the Trust and liquidate the Trust’s ONDO. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified custodial services agreement or prime broker agreement that costs more, the value of the Shares could be adversely affected.

Lack of recourse.

The ONDO Custodians have limited liability, impairing the ability of the Trust to recover losses relating to its ONDO and any recovery may be limited, even in the event of fraud. In addition, the ONDO Custodians may not be liable for any delay in performance of any of its custodial obligations by reason of any cause beyond its reasonable control, including force majeure events, war or terrorism, and may not be liable for any system failure or third-party penetration of its systems. As a result, the recourse of the Trust to Custodian may be limited.

Under the Coinbase Custodial Services Agreement, the Coinbase Custodian’s liability is limited to the greater of (i) the market value of the Trust’s ONDO held by the Coinbase Custodian at the time the events giving rise to the liability occurred and (ii) the fair market value of the Trust’s ONDO held by the Coinbase Custodian at the time that the Coinbase Custodian notifies the Sponsor or Trustee in writing, or the Sponsor or the Trustee otherwise has actual knowledge of the events giving rise to the liability

Under the BitGo Custodial Services Agreement, the BitGo Custodian and its affiliates, including their officers, directors, agents, and employees, are not liable for any lost profits, special, incidental, indirect, intangible, or consequential damages resulting from authorized or unauthorized use of the Trust or Sponsor’s site or services. This includes damages arising from any contract, tort, negligence, strict liability, or other legal grounds, even if the BitGo Custodian was previously advised of, knew, or should have known about the possibility of such damages. However, this exclusion of liability does not extend to cases of the BitGo Custodian’s fraud, willful misconduct, or gross negligence. In situations of gross negligence, the BitGo Custodian’s liability is specifically limited to the value of the digital assets or fiat currency that were affected by the negligence. Additionally, the total liability of the BitGo Custodian for direct damages is capped at the fees paid or payable to them under the BitGo Custodial Services Agreement during the twelve-month period immediately preceding the first incident that caused the liability.

In addition, the BitGo Custodian shall not be liable for delays, suspension of operations, whether temporary or permanent, failure in performance, or interruption of service which results directly or indirectly from any cause or condition beyond the reasonable control of the BitGo Custodian, including, but not limited to, any delay or failure due to an act of God, natural disasters, act of civil or military authorities, act of terrorists, including, but not limited to, cyber-related terrorist acts, hacking, government restrictions, exchange or market rulings, civil disturbance, war, strike or other labor dispute, fire, interruption in telecommunications or Internet services or network provider services, failure of equipment and/or software, other catastrophe or any other occurrence which is beyond the reasonable control of the BitGo Custodian.

Under the Trust Agreement, the Trustee and the Sponsor will not be liable for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the recourse of the Trust or the Shareholder to Trustee or the Sponsor may be limited.

The Benchmark Provider has limited liability relating to the use of the Pricing Benchmark, impairing the ability of the Trust to recover losses relating to its use of the Pricing Benchmark. The Benchmark Provider does not guarantee the accuracy, completeness, or performance of the Pricing Benchmark or the data included therein and shall have no liability in connection with the Pricing Benchmark calculation, errors, omissions or interruptions of the Pricing Benchmark or any data included therein. The Pricing Benchmark could be calculated now or in the future in a way that adversely affects an investment in the Trust.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee, the Administrator, the Transfer Agent, the ONDO Custodians or the Prime Broker.

Each of the Sponsor, the Trustee, the Administrator, the Transfer Agent, the ONDO Custodians, and the Prime Broker has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, the Trustee, the Administrator, the Transfer Agent, the ONDO Custodians or the Prime Broker may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the ONDO holdings of the Trust and the value of the Shares.

Intellectual property rights claims may adversely affect the Trust and the value of the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding ONDO. However, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of ONDO. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extraordinary expenses that would be borne by the Trust through the sale or transfer of its ONDO and any threatened action that reduces confidence in long-term viability or the ability of end-users to hold and transfer ONDO may adversely affect the value of the Shares. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Sponsor to terminate the Trust and liquidate its ONDO. As a result, an intellectual property rights claim against the Trust could adversely affect the value of the Shares.

Amendment of Trust Agreement without shareholder consent.

Subject to certain exceptions set forth in the Trust Agreement, the Trust Agreement can be amended by the Sponsor in its sole discretion and without the shareholders’ consent by making an amendment, an agreement supplemental to the Trust Agreement, or an amended and restated trust agreement, which amendments may materially adversely affect the interests of the Shareholders.

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its shareholders other than as provided in the Trust Agreement, which may permit them to favor their own interests to the detriment of the Trust and its shareholders.

The Sponsor will manage the affairs of the Trust. Conflicts of interest may arise among the Sponsor and its affiliates, on the one hand, and the Trust and its shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Trust and its shareholders. These potential conflicts include, among others, the following:

●	The Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Trust and its shareholders in resolving conflicts of interest, provided the Sponsor does not act in bad faith;

●	The Trust has agreed to indemnify the Sponsor and its affiliates pursuant to the Trust Agreement;

●	The Sponsor is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties;

●	The Sponsor and its staff also service affiliates of the Sponsor, including several other digital asset investment vehicles, and their respective clients and cannot devote all of its, or their, respective time or resources to the management of the affairs of the Trust;

●	The Sponsor, its affiliates and their respective officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Trust; and

●	Affiliates of the Sponsor may have substantial direct investments in ONDO that they are permitted to manage taking into account their own interests without regard to the interests of the Trust or its shareholders, and any increases, decreases or other changes in such investments could affect the value of the Shares.

By purchasing the Shares, shareholders agree and consent to the provisions set forth in the Trust Agreement.

Further, the Sponsor may have a conflict with respect to any future transactions that may be entered into with either the Sponsor’s ultimate parent company, FalconX, a leading institutional digital asset prime brokerage, or with any of the other affiliates of FalconX.

Unforeseeable risks.

ONDO has gained commercial acceptance only within recent years and, as a result, there is little data on its long-term investment potential. Additionally, due to the rapidly evolving nature of the ONDO market, including advancements in the underlying technology or advancements in competing technologies, changes to ONDO may expose investors in the Trust to additional risks which are impossible to predict.

Risks Associated with the Pricing Benchmark and Pricing Benchmark Pricing

The Pricing Benchmark has a limited history.

The Pricing Benchmark has only been in operation since June 9, 2025, and has featured its current roster of Constituent Exchanges since [●]. A longer history of actual performance through various economic and market conditions would provide greater and more reliable information for an investor to assess the Pricing Benchmark’s performance. The Benchmark Provider has substantial discretion at any time to change the methodology used to calculate the Pricing Benchmark, including the spot markets that contribute prices to the Trust’s NAV. The Benchmark Provider does not have any obligation to take the needs of the Trust, the Trust’s Shareholders, or anyone else into consideration in connection with such changes. There is no guarantee that the methodology currently used in calculating the Pricing Benchmark will appropriately track the price of ONDO in the future. The Benchmark Provider has no obligation to take the needs of the Trust or the Shareholders into consideration in determining, composing, or calculating the Pricing Benchmark.

Pricing sources used by the Pricing Benchmark are digital asset spot markets that facilitate the buying and selling of ONDO and other digital assets. Although many pricing sources refer to themselves as “exchanges,” they are not registered with, or supervised by, the SEC or CFTC and do not meet the regulatory standards of a national securities exchange or designated contract market. For these reasons, among others, purchases and sales of ONDO may be subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. These circumstances could affect the price of ONDO used in Pricing Benchmark calculations and, therefore, could adversely affect the ONDO price as reflected by the Pricing Benchmark.

The Pricing Benchmark is based on various inputs which include price data from various third-party ONDO spot markets. The Benchmark Provider does not guarantee the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source.

Right to change the Pricing Benchmark.

The Sponsor, in its sole discretion, may cause the Trust to track (or price its portfolio based upon) a pricing benchmark or standard other than the Pricing Benchmark at any time, with prior notice to the Shareholders, if investment conditions change or the Sponsor believes that another pricing benchmark or standard better aligns with the Trust’s investment objective and strategy. The Sponsor may make this decision for a number of reasons, including, but not limited to the following:

●	Third parties may be able to purchase and sell ONDO on public or private markets not included among the Constituent Exchanges, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price.

●	There may be variances in the prices of ONDO on the various Constituent Exchanges, including as a result of differences in fee structures or administrative procedures on different Constituent Exchanges.

●	The prices on each Constituent Exchange or pricing source may not be equal to the value of an ONDO as represented by the Pricing Benchmark.

●	To the extent the Pricing Benchmark price differs materially from the actual prices available on a Constituent Exchange, or the global market price of ONDO, the price of the Shares may no longer track, whether temporarily or over time, the global market price of ONDO, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of ONDO.

●	To the extent market prices differ materially from the Pricing Benchmark price, investors may lose confidence in the Shares’ ability to track the market price of ONDO, which could adversely affect the value of the Shares.

The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance.

Risks related to pricing.

As set forth under “NAV Determinations” below, the Trust’s portfolio will be priced, including for purposes of determining the NAV, based upon the Pricing Benchmark. The price of ONDO in U.S. Dollars or in other currencies available from other data sources may not be equal to the prices used to calculate the NAV.

The NAV or the Principal Market NAV of the Trust will change as fluctuations occur in the market price of the Trust’s ONDO holdings as reflected in the Pricing Benchmark. Shareholders should be aware that the public trading price per Share may be different from the NAV and the Principal Market NAV for a number of reasons, including price volatility, trading activity, the closing of ONDO trading platforms due to fraud, failure, security breaches or otherwise, and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of ONDO.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share and the Trust will therefore maintain its intended fractional exposure to a specific amount of ONDO per Share.

Shareholders also should note that the size of the Trust in terms of total ONDO held may change substantially over time and as Baskets are created and redeemed.

In the event that the value of the Trust’s ONDO holdings or ONDO holdings per Share is incorrectly calculated, neither the Sponsor nor the Administrator will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.

Regulatory Risk

ONDO’s status as being offered or sold as a “security” under U.S. federal securities laws remains unsettled.

The SEC has asserted its belief that a number of digital assets are properly classified as “securities” under U.S. federal securities laws in a number of complaints against the issuers of such assets, or against platforms trading or transacting in such assets. Courts have agreed that such assets may have been offered or sold in transactions that constituted securities, or have agreed that the SEC has a plausible case that such assets may have been offered or sold in transactions that constituted securities. In future litigation, other courts might disagree with the assessment that these or other digital assets, such as ONDO, are offered or sold as securities depending on the characteristics of the transaction. To the extent that a court were to find that the Trust had engaged in unregistered sales of securities, the Trust would be subject to penalties, disgorgement and other sanctions, which would significantly negatively impact the Trust and the value of the Shares.

In accordance with the Sponsor’s internal policies and procedures, the Sponsor engaged in a review process to determine whether ONDO has been offered or sold as a security and based off the review it has determined it has not. The Sponsor has reviewed publicly available materials relating to ONDO and Ondo Finance. Among other things, the Sponsor has reviewed publicly available materials relating to the circumstances around the creation of ONDO, the market and technological needs that the Ondo Chain was intended to address, the Ondo Chain’s role in enabling blockchain interoperability and cross-blockchain communications, the Ondo Chain’s consensus mechanism, Ondo Finance’s marketing and delivery of the product to initial customers. Based on the Sponsor’s review of these materials, the Sponsor believes there is a reasonable basis to conclude that at this time offers and sales of ONDO would not constitute offers and sales of a “security” as that term is defined under Section 2(a)(1) of the 1933 Act. This determination is a risk-based judgement by the Sponsor that is attendant with legal risk as it is possible regulatory agencies or courts could disagree with this determination.

If ONDO is determined to be offered or sold as a security by a federal court or transactions in ONDO are determined to be securities transactions by a federal court, the Trust could be considered an unregistered “investment company” under the 1940 Act, which could necessitate the Trust’s liquidation. In this case, the Trust and the Sponsor may be deemed to have participated in an illegal offering of investment company securities and there is no guarantee that the Sponsor will be able to register the Trust under the 1940 Act at such time or take such other actions as may be necessary to ensure the Trust’s activities comply with applicable law, which could force the Sponsor to liquidate the Trust.

It may also become more difficult for ONDO to be traded, cleared and custodied as compared to other digital assets that are not considered to be offered or sold as securities, which could in turn negatively affect the liquidity and general acceptance of ONDO and cause users to migrate to other digital assets. Further, if any other digital asset with widespread markets is determined to be offered or sold as a “security” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it may have material adverse consequences for ONDO as a digital asset due to negative publicity or a decline in the general acceptance of digital assets. In addition, digital asset trading platforms that feature digital assets that are determined to be offered or sold as securities may face penalties or be required to shut down if they do not have the licenses required to facilitate electronic markets in securities, which could result in a reduction of the liquidity of ONDO markets. As such, any determination that ONDO or any other digital asset is offered or sold as a security under federal or state securities laws may adversely affect the price of ONDO and, as a result, the value of the Shares.

To the extent that ONDO is deemed to fall within the definition of being offered or sold as a security under U.S. federal securities laws, the Trust and the Sponsor may be subject to additional requirements under the 1940 Act and the Advisers Act. The Sponsor or the Trust may be required to register as an investment adviser under the Advisers Act. Such additional registration may result in extraordinary, recurring and/or non-recurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s ONDO at a time that is disadvantageous to Shareholders.

There is a lack of consensus regarding the regulation of digital assets, including ONDO.

Regulation of digital assets continues to evolve across different jurisdictions worldwide, which may cause uncertainty and insecurity as to the legal and tax status of a given digital asset. As ONDO and digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, OCC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, state financial institution regulators, and others) have been examining the operations of digital asset networks, digital asset users and the digital asset spot market. Many of these state and federal agencies have brought enforcement actions and issued advisories and rules relating to digital asset markets. Ongoing and future regulatory actions with respect to digital assets generally or any single digital asset in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares and/or the ability of the Trust to continue to operate.

For example, certain events in 2022, including among others the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset exchanges, platforms, and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate digital asset intermediaries, such as digital asset exchanges and custodians. The March 2023 collapses of Silicon Valley Bank, Silvergate Bank, and Signature Bank, which in some cases provided services to the digital assets industry, or similar future events, may amplify and/or accelerate these trends. In January 2023, the federal banking agencies issued a joint statement on digital-asset risks to banking organizations following events which exposed vulnerabilities in the digital-asset sector, including the risk of fraud and scams, legal uncertainties, significant volatility, and contagion risk. Although banking organizations are not prohibited from digital-asset related activities, the agencies have expressed significant safety and soundness concerns with business models that are concentrated in digital-asset related activities or have concentrated exposures to the digital-asset sector.

U.S. federal and state regulators, have issued reports and releases concerning digital assets, including ONDO and digital asset markets. Further, in 2023 the House of Representatives formed two new subcommittees: the Digital Assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Digital Assets, and Rural Development Subcommittee, each of which were formed in part to analyze issues concerning digital assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the digital asset industry. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. It is difficult to predict how these and other related events will affect us or the digital asset business.

It is not possible to predict whether Congress will grant additional authorities to the SEC or to other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital asset markets to function or how any new regulations that may flow from such authorities might impact the value of the digital assets generally and ONDO held by the Trust more specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares.

FinCEN requires any administrator or exchanger of convertible digital assets to register with FinCEN as a money transmitter and comply with the anti-money laundering regulations applicable to money transmitters. In 2015, FinCEN assessed a $700,000 fine against a sponsor of a digital asset for violating several requirements of the BSA by acting as a money services business and selling the digital asset without registering with FinCEN, and by failing to implement and maintain an adequate anti-money laundering program. In a March 2018 letter from FinCEN’s assistant secretary for legislative affairs to U.S. Senator Ron Wyden, the assistant secretary indicated that under current law both the developers and the exchanges involved in the sale of tokens in an initial coin offering may be required to register with FinCEN as money transmitters and comply with the anti-money laundering regulations applicable to money transmitters.

OFAC has added digital asset addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether ONDO that has been associated with such addresses in the past can be easily sold. This “tainted” ONDO may trade at a substantial discount to untainted ONDO. Reduced fungibility in the ONDO markets may reduce the liquidity of ONDO and therefore adversely affect their price.

In February 2020, then-U.S. Treasury Secretary Steven Mnuchin stated that digital assets were a “crucial area” on which the U.S. Treasury Department has spent significant time. Secretary Mnuchin announced that the U.S. Treasury Department is preparing significant new regulations governing digital asset activities to address concerns regarding the potential use for facilitating money laundering and other illicit activities. In December 2020, FinCEN, a bureau within the U.S. Treasury Department, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In January 2021, U.S. Treasury Secretary nominee Janet Yellen stated her belief that regulators should “look closely at how to encourage the use of digital assets for legitimate activities while curtailing their use for malign and illegal activities.”

In February 2022, Representative Warren Davidson introduced the “Keep Your Coins Act,” which is intended “[t]o prohibit Federal agencies from restricting the use of convertible virtual currency by a person to purchase goods or services for the person’s own use, and for other purposes.”

In March 2022, Senators Elizabeth Warren, Jack Reed, Mark Warner, and Jon Tester introduced the Digital Asset Sanctions Compliance Enhancement Act in an attempt to ensure blacklisted Russian individuals and businesses do not use digital assets to evade economic sanctions.

On January 23, 2025, President Trump issued an executive order titled “Executive Order on Strengthening American Leadership in Digital Financial Technology” that outlined the administration’s commitment to strengthening U.S. leadership in the digital asset space and established an inter-agency working group for artificial intelligence and digital assets that is tasked with proposing a regulatory framework governing the issuance and operation of digital assets, including stablecoins, in the United States.

In March 2022, Representative Stephen Lynch, along with co-sponsors Jesús G. García, Rashida Tlaib, Ayanna Pressley, and Alma Adams, introduced H.R. 7231, the Electronic Currency and Secure Hardware Act (“ECASH Act”), which would direct the Secretary of the U.S. Treasury Department (not the Federal Reserve) to develop and issue a digital analogue to the U.S. dollar, or “e-cash,” which is intended to “replicate and preserve the privacy, anonymity-respecting, and minimal transactional data-generating properties of physical currency instruments such as coins and notes to the greatest extent technically and practically possible,” all without requiring a bank account. E-cash would be legal tender, payable to the bearer and functionally identical to physical U.S. coins and notes, “capable of instantaneous, final, direct, peer-to-peer, offline transactions using secured hardware devices that do not involve or require subsequent or final settlement on or via a common or distributed ledger, or any other additional approval or validation by the United States Government or any other third party payments processing intermediary,” including fully anonymous transactions, and “interoperable with all existing financial institutions and payment systems and generally accepted payments standards and network protocols, as well as other public payments programs.”

In April 2022, Senator Pat Toomey released a draft of his Stablecoin Transparency of Reserves and Uniform Safe Transactions Act, or Stablecoin TRUST Act. The draft bill contemplates a “payment stablecoin,” which is convertible directly to fiat currency by the issuer. Only an insured depository institution, a money transmitting business (authorized by its respective state authority) or a new “national limited payment stablecoin issuer” would be eligible to issue payment stablecoins. Additionally, payment stablecoins would be exempt from the federal securities requirements, including the 1933 Act, the Exchange Act and the 1940 Act.

In June 2022, Senators Kirsten Gillibrand and Cynthia Lummis introduced the “Responsible Financial Innovation Act,” which was drafted to “create a complete regulatory framework for digital assets that encourages responsible financial innovation, flexibility, transparency and robust consumer protections while integrating digital assets into existing law.” Importantly, the legislation would assign regulatory authority over digital asset spot markets to the CFTC and codify that digital assets that meet the definition of a commodity, such as bitcoin and ether, would be regulated by the CFTC.

In 2023, Congress continued to consider several stand-alone digital asset bills, including a formal process to determine when digital assets will be treated as either securities to be regulated by the SEC or commodities under the purview of the CFTC, what type of federal/state regulatory regime will exist for payment stablecoins and how the BSA will apply to digital asset providers. The Financial Innovation and Technology for the 21st Century Act (“FIT21”) advanced through the United States House of Representatives in a vote along bipartisan lines.

FIT21 would require the SEC and the CFTC to jointly issue rules or guidance that would outline their process in delisting a digital asset that they deem inconsistent with the CEA, federal securities laws and FIT21. The bill, in part, would also provide a certification process for blockchains to be recognized as decentralized, which would allow the SEC to challenge claims made by token issuers about meeting the outlined standards.

Legislative efforts have also focused on setting criteria for stablecoin issuers and what rules will govern redeemability and collateral. The Clarity for Payment Stablecoins Act of 2023, as introduced by House Finance Committee Chair Patrick McHenry (the “McHenry Bill”), would make it unlawful for any entity other than a permitted payment stablecoin issuer to issue a payment stablecoin. The McHenry Bill would establish bank-like regulation and supervision for federal qualified nonbank payment stablecoin issuers. These requirements include capital, liquidity and risk management requirements, application of the BSA and the Gramm-Leach-Bliley Act’s customer privacy requirements, certain activities limits, and broad supervision and enforcement authority. The McHenry Bill would grant state regulators primary supervision, examination and enforcement authority over state stablecoin issuers, leaving the Federal Reserve Board with secondary, backup enforcement authority for “exigent” circumstances. The McHenry Bill would also amend the Investment Advisers Act of 1940 (the “Advisers Act”), the 1940 Act, the 1933 Act, the Exchange Act and the Securities Investor Protection Act of 1970 to specify that payment stablecoins are not securities for purposes of those federal securities laws. In February 2025, Sen. Bill Hagerty introduced the Guiding and Establishing National Innovation for U.S. Stablecoins of 2025 Act – the GENIUS Act – cosponsored by Senate Banking Chair Tim Scott and Sens. Kirsten Gillibrand and Cynthia Lummis, which would establish a U.S. regulatory framework for payment stablecoins. The GENIUS Act was passed by the U.S. Senate in June 2025 and by the U.S. House of Representatives in July 2025. It was signed into law by President Trump in July 2025. Like the McHenry Bill, the GENIUS Act provides for a regulatory framework where payment stablecoin issuers may be either a subsidiary of an insured bank, an uninsured depository institution or trust bank, or a nonbank, and primarily regulated at either the federal or state level. It also provides for stablecoin reserve requirements and require bank-like regulation for both bank and nonbank stablecoin issuers.

 Several other bills have advanced through Congress to curb digital assets as a payment gateway for illicit activity and money laundering. The “Blockchain Regulatory Clarity Act” would provide clarity to the regulatory classification of digital assets, providing market certainty for innovators and clear jurisdictional boundaries for regulators by affirming that blockchain developers and other related service providers that do not custody customer funds are not money transmitters. The “Financial Technology Protection Act,” another bipartisan measure, would set up an independent Financial Technology Working Group to combat terrorism and illicit financing in digital assets. The “Blockchain Regulatory Certainty Act” aims to protect certain blockchain platforms from being designated as money-services businesses. Both acts advanced through the House with bipartisan support.

In a similar effort to prevent money laundering and stop digital asset-facilitated crime and sanctions violations, bipartisan legislation was introduced to require DeFi services to meet the same anti-money laundering and economic sanctions compliance obligations as other financial companies. DeFi generally refers to applications that facilitate peer-to-peer financial transactions that are recorded on blockchains. By design, DeFi provides anonymity, which can allow malicious and criminal actors to evade traditional financial regulatory tools. Noting that transparency and sensible rules are vital for protecting the financial system from crime, the “Crypto-Asset National Security Enhancement and Enforcement (‘CANSEE’) Act” was introduced. The CANSEE Act would end special treatment for DeFi by applying the same national security laws that apply to banks and securities brokers, casinos and pawn shops, and other digital asset companies like centralized trading platforms. DeFi services would be forced to meet basic obligations, most notably to maintain anti-money laundering programs, conduct due diligence on their customers, and report suspicious transactions to FinCEN.

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in digital asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cybersecurity, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in digital asset business activity. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of ONDO and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.

The transparency of blockchains has in the past facilitated investigations by law enforcement agencies. However, certain privacy-enhancing features have been or are expected to be introduced to a number of digital asset networks, and these features may provide law enforcement agencies with less visibility into transaction histories. Although no regulatory action has been taken to treat privacy-enhancing digital assets differently, this may change in the future.

In addition, a determination that ONDO is offered or sold as a security under U.S. or foreign law could adversely affect an investment in the Trust.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act or commodity pools under the CEA.

The 1940 Act establishes a comprehensive federal regulatory framework for investment companies. Regulation of investment companies under the 1940 Act is designed to, among other things: prevent insiders from managing the companies to their benefit and to the detriment of public investors; prevent the inequitable or discriminate issuance of investment company securities and prevent the use of unsound or misleading methods of computing asset values. For example, registered investment companies subject to the 1940 Act must have a board of directors, a certain minimum percentage of whom must be independent (generally, at least a majority). Further, after an initial two-year period, such registered investment companies’ advisory and sub-advisory contracts must be annually reapproved by a majority of (1) the entire board of directors and (2) the independent directors. Additionally, such registered investment companies are subject to prohibitions and restrictions on transactions with their affiliates and required to maintain fund assets with special types of custodians (generally, banks or broker-dealers). Moreover, such registered investment companies are subject to significant limits on the use of leverage, as well as limits on the form of capital structure and the types of securities a registered fund can issue.

The Trust is not registered as an investment company under the 1940 Act, and the Sponsor believes that the Trust is not permitted or required to register under such act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies.

The Trust will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

Future and current laws and regulations by a United States or foreign government or quasi-governmental agencies could have an adverse effect on an investment in the Trust.

The regulation of ONDO and related products and services continues to evolve, may take many different forms and will, therefore, impact ONDO and its usage in a variety of manners. The inconsistent, unpredictable, and sometimes conflicting regulatory landscape may make it more difficult for ONDO businesses to provide services, which may impede the growth of the ONDO economy and have an adverse effect on consumer adoption of ONDO. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Trust or the ability of the Trust to continue to operate. Additionally, changes to current regulatory determinations that ONDO is not offered or sold as a security, changes to regulations surrounding digital asset futures or derivatives or other related products, or actions by a United States or foreign government or quasi-governmental agencies exerting regulatory authority over ONDO, the Ondo Chain, ONDO trading, or related activities impacting other parts of the digital asset market, may adversely impact ONDO and therefore may have an adverse effect on the value of your investment in the Trust.

A number of jurisdictions worldwide have adopted prohibitions or restrictions on ONDO trading and/or other activity relating digital assets, which could negatively affect ONDO prices or demand.

The legal status of ONDO and other digital assets varies substantially from country to country. In many countries, the legal status of ONDO is still undefined or changing. Some countries have deemed the usage of certain digital assets illegal. Other countries have banned digital assets or securities or derivatives in respect to them (including for certain categories of investors), banned the local banks from working with digital assets or have restricted digital assets in other ways. For example, ONDO and other digital assets currently face an uncertain regulatory landscape in many foreign jurisdictions, such as the European Union, China, the United Kingdom, Australia, Russia, Israel, Poland, India and Canada. In some countries, such as the United States, different government agencies define digital assets differently, leading to further regulatory conflict and uncertainty.

In addition, cybersecurity attacks by state actors, particularly for the purpose of evading international economic sanctions, are likely to attract additional regulatory scrutiny to the acquisition, ownership, sale and use of digital assets, including ONDO. The effect of any existing regulation or future regulatory change on the Trust or ONDO is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

If the CFTC determines that ONDO is a “commodity” under the CEA and the rules thereunder, it may have jurisdiction to prosecute fraud and market manipulation in the cash, or spot, market for ONDO. The CFTC may pursue enforcement actions relating to fraud and market manipulation involving ONDO and ONDO markets. Beyond instances of fraud or manipulation, the CFTC generally would not oversee cash or spot market exchanges or transactions involving ONDO that do not use collateral, leverage, or financing.

Various foreign jurisdictions have adopted, and may continue to adopt in the near future, laws, regulations or directives that affect ONDO, particularly with respect to ONDO spot markets, trading venues and service providers that fall within such jurisdictions’ regulatory scope. Countries may, in the future, explicitly restrict, outlaw or curtail the acquisition, use, trade or redemption of ONDO. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of ONDO by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the ONDO economy in these jurisdictions as well as in the United States and elsewhere, or otherwise negatively affect the value of ONDO, and, in turn, the value of the Shares.

Any change in regulation in any particular jurisdiction may impact the supply and demand of that specific jurisdiction and other jurisdictions due to the global network of exchanges for ONDO, as well as composite prices used to calculate the underlying value of the Trust’s ONDO, as such data sources span multiple jurisdictions.

Future legal or regulatory developments may negatively affect the value of ONDO or require the Trust or the Sponsor to become registered with the SEC or CFTC, which may cause the Trust to incur unforeseen expenses or liquidate.

Current and future legislation, SEC and CFTC rulemaking, and other regulatory developments may impact the manner in which ONDO are treated for classification and clearing purposes. In particular, although ONDO is currently understood to be a commodity when transacted on a spot basis, ONDO itself in the future might be classified by the CFTC as a “commodity interest” under the CEA, subjecting all transactions in ONDO to full CFTC regulatory jurisdiction. Alternatively, in the future ONDO might be classified by the SEC or one or more federal courts as being offered or sold as a “security” under U.S. federal securities laws. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. In particular, the Trust may be required to rapidly unwind its entire position in ONDO at potentially unfavorable prices and potentially terminate, in the event that transactions of ONDO were determined to fall under the definition of being offered or sold as securities under U.S. securities laws. If the Sponsor decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders. As of the date of this Prospectus, the Sponsor is not aware of any rules that have been proposed to regulate ONDO as a commodity interest or as being offered or sold as a security.

To the extent that ONDO is determined to be offered or sold as a security, the Trust and the Sponsor may also be subject to additional regulatory requirements, including under the 1940 Act, and the Sponsor may be required to register as an investment adviser under the Advisers Act. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s ONDO at a time that is disadvantageous to Shareholders. Alternatively, compliance with these requirements could result in additional expenses to the Trust or significantly limit the ability of the Trust to pursue its investment objective.

To the extent that ONDO is deemed to fall within the definition of a “commodity interest” under the CEA, the Trust and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. The Sponsor may be required to register as a commodity pool operator or commodity trading advisor with the CFTC and become a member of the National Futures Association and may be subject to additional regulatory requirements with respect to the Trust, including disclosure and reporting requirements. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s ONDO at a time that is disadvantageous to Shareholders.

The SEC has recently proposed rule changes amending and redesignating rule 206(4)-2 under the Advisers Act (the “Custody Rule”). The proposed “Safeguarding Rule” would amend the definition of a “qualified custodian” under the Custody Rule and expand the scope of the Custody Rule to cover all digital assets, including ONDO, and related advisory activities. If enacted as proposed, these rule changes would likely impose additional regulatory requirements with respect to the custody and storage of digital assets, including ONDO. The Sponsor is studying the impact that such amendments may have on the Trust and its arrangements with the ONDO Custodians. It is possible that such amendments, if adopted, could prevent the ONDO Custodians from serving as service providers to the Trust, or require potentially significant modifications to existing arrangements, which could cause the Trust to bear potentially significant increased costs. If the Sponsor is unable to make such modifications or appoint successor service providers to fill the roles that the ONDO Custodians currently play, the Trust’s operations (including in relation to creations and redemptions of Baskets and the holding of ONDO) could be negatively affected, the Trust could dissolve (including at a time that is potentially disadvantageous to Shareholders), and the value of the Shares or an investment in the Trust could be affected. Further, the proposed amendments could have a severe negative impact on the price of ONDO and therefore the value of the Shares if enacted, by, among other things, making it more difficult for investors to gain access to ONDO, or causing certain holders of ONDO to sell their holdings.

If regulatory changes or interpretations of an Authorized Participant’s, the Trust’s or the Sponsor’s activities require the regulation of an Authorized Participant, the Trust or the Sponsor as a money service business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as a money transmitter or digital asset business under state regimes for the licensing of such businesses, an Authorized Participant, the Trust or the Sponsor may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses to the Authorized Participants, Trust or Sponsor or increased commissions for the Authorized Participants’ clients, thereby reducing the liquidity of the Shares.

To the extent that the activities of any Authorized Participant, the Trust or the Sponsor cause it to be deemed a “money services business” under the regulations promulgated by FinCEN under the authority of the BSA, such Authorized Participant, the Trust or the Sponsor may be required to comply with FinCEN regulations, including those that would mandate an Authorized Participant to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records. Similarly, the activities of an Authorized Participant, the Trust or the Sponsor may require it to be licensed as a money transmitter or as a digital asset business, such as under NYDFS’ BitLicense regulation.

Such additional regulatory obligations may cause an Authorized Participant, the Trust or the Sponsor to incur extraordinary expenses. If an Authorized Participant, the Trust or the Sponsor decide to seek the required licenses, there is no guarantee that they will receive them in a timely manner. In addition, to the extent an Authorized Participant, the Trust, or the Sponsor is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm the reputation of an Authorized Participant, the Trust or the Sponsor and affect the value of the Shares. Furthermore, an Authorized Participant, the Trust, or the Sponsor may not be able to acquire necessary state licenses or be capable of complying with certain federal or state regulatory obligations applicable to money services businesses, money transmitters, and businesses engaged in digital asset activity in a timely manner. An Authorized Participant may also instead decide to terminate its role as an Authorized Participant of the Trust, or the Sponsor may decide to terminate the Trust. Termination by an Authorized Participant of their role as an authorized participant may decrease the liquidity of the Shares, which may adversely affect the value of the Shares, and any termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders.

Tax Risk

The ongoing activities of the Trust may generate tax liabilities for Shareholders.

As described below under “United States Federal Income Tax Consequences — Taxation of U.S. Shareholders,” it is expected that each Shareholder will include in the computation of their taxable income their proportionate share of the taxable income and expenses of the Trust, including gains and losses realized in connection with the use or sale of ONDO to pay Trust expenses or facilitate redemption transactions. The Trust does not expect to make quarterly distributions to Shareholders and accordingly any tax liability that a Shareholder incurs as a result of holding Shares will need to be satisfied from some other source of funds. If a Shareholder sells Shares in order to raise funds to satisfy such a tax liability, the sale itself may generate additional taxable gain or loss.

The tax treatment of ONDO and transactions involving ONDO for United States federal income tax purposes may change.

Under current IRS guidance, ONDO is treated as property, not as currency, for U.S. federal income tax purposes and transactions involving payment in ONDO in return for goods and services are treated as barter exchanges. Such exchanges result in capital gain or loss measured by the difference between the price at which ONDO is exchanged and the taxpayer’s basis in the ONDO. However, because ONDO is a new technological innovation, because IRS guidance has taken the form of administrative pronouncements that may be modified without prior notice and comment, and because there is as yet little case law on the subject, the U.S. federal income tax treatment of an investment in ONDO or in transactions relating to investments in ONDO may change from that described in this Prospectus, possibly with retroactive effect. Any such change in the U.S. federal income tax treatment of ONDO may have a negative effect on prices of ONDO and may adversely affect the value of the Shares. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of digital asset transactions, such as transactions involving ONDO. In addition, the IRS and U.S. Treasury Department have promulgated final Treasury regulations regarding the tax information reporting rules for digital asset transactions. While the U.S. Treasury Department and the IRS have started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in ONDO or in transactions relating to investments in ONDO is unknown. Moreover, future developments that may arise with respect to digital assets may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes.

Investors should consult their personal tax advisors before making any decision to purchase the Shares of the Trust. Additionally, the tax considerations contained herein are in summary form and may not be used as the sole basis for the decision to invest in the Shares from a tax perspective, since the individual situation of each investor must also be taken into account. Accordingly, the considerations regarding taxation contained herein do not constitute any sort of material information or tax advice nor are they in any way to be construed as a representation or warranty with respect to specific tax consequences.

The tax treatment of ONDO and transactions involving ONDO for state and local tax purposes is not settled.

Because ONDO is a new technological innovation, the tax treatment of ONDO for state and local tax purposes, including without limitation state and local income and sales and use taxes, is not settled. It is uncertain what guidance, if any, on the treatment of ONDO for state and local tax purposes may be issued in the future. A state or local government authority’s treatment of ONDO may have negative consequences, including the imposition of a greater tax burden on investors in ONDO or the imposition of a greater cost on the acquisition and disposition of ONDO generally. Moreover, it cannot be ruled out that the tax treatment by tax authorities and courts could be interpreted differently or could be subject to changes in the future. Any such treatment may have a negative effect on prices of ONDO and may adversely affect the value of the Shares.

The taxation of ONDO and associated companies can vary significantly by jurisdiction and is subject to risk of significant revision. Such revision, or the application of new tax schemes or taxation in additional jurisdictions, may adversely impact the Trust’s performance. Before making a decision to invest in the Trust, investors should consult their local tax advisor on taxation.

A hard “fork” of the Ondo Chain could result in Shareholders incurring a tax liability.

The Trust intends to disclaim any digital assets created by a fork of the Ondo Chain. Although in certain circumstances the Sponsor may claim or receive new digital assets created by such a fork and use good faith efforts to make those digital assets (or at the Sponsor’s discretion, the proceeds thereof) available to Shareholders as of the record date of the fork, there can be no assurance that the Sponsor will do so. Therefore, if a fork of the Ondo Chain results in holders of ONDO receiving a new digital asset of value, the Trust and the Shareholders may not participate in that value.

If a hard fork occurs in the Ondo Chain and the Trust claims the new forked asset, the Trust could hold both the original ONDO and the new “forked” asset. Under current IRS guidance, a hard fork resulting in the receipt of new units of a digital asset is a taxable event giving rise to ordinary income equal to the value of the new digital asset. The Trust Agreement will require that, if such a transaction occurs, the Trust will as soon as possible direct the ONDO Custodians to distribute the new forked asset in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor will arrange to sell the new forked asset and for the proceeds to be distributed to the Shareholders. Such a sale will give rise to gain or loss, for U.S. federal income tax purposes, if the amount realized on the sale differs from the value of the new forked asset at the time it was received by the Trust. A hard fork may therefore give rise to additional tax liabilities for Shareholders.

The intended tax treatment of the Trust will limit the flexibility of the Trust’s investment decisions.

The Trust is intended to be a grantor trust for U.S. federal income tax purposes. A grantor trust is not permitted to vary the investment portfolio of the Shareholders to take advantage of market fluctuations. Thus, the Sponsor may allow the Trust to hold when an actively managed fund would sell. The Sponsor may distribute proceeds when an actively managed fund would reinvest the proceeds. In addition, a fund treated as a grantor trust may not participate in trading or lending activity without raising a risk of change in status. This means that the returns of the Trust may be less than a successfully actively managed fund.

Other Risks

The Exchange on which the Shares are listed may halt trading in the Trust’s Shares, which would adversely impact a Shareholder’s ability to sell Shares.

The Trust’s Shares are expected to be listed for trading on the Exchange under the market symbol “[●]”. Trading in Shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts or pauses caused by extraordinary market volatility pursuant to “circuit breaker” rules and/or “limit up/limit down” rules that require trading to be halted or paused for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Trust’s Shares will continue to be met or will remain unchanged.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants or market makers that have substantial interests in the Trust’s Shares withdraw or “step away” from participation in the purchase (creation) or sale (redemption) of the Trust’s Shares, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in Shareholders incurring a loss on their investment.

The market infrastructure of the ONDO spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust, which would affect the liquidity of the Shares in the secondary market and make it difficult to dispose of Shares.

ONDO is extremely volatile, and concerns exist about the stability, reliability and robustness of many spot markets where ONDO trades. In a highly volatile market, or if one or more spot markets supporting the ONDO market faces an issue, it could be extremely challenging for any Authorized Participants to provide continuous liquidity in the Shares. There can be no guarantee that the Sponsor will be able to find an Authorized Participant to actively and continuously support the Trust.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect Shareholders’ investment in the Shares.

Only Authorized Participants may create or redeem Baskets. All other Shareholders that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to the NAV per Share or the Principal Market NAV per Share.

The Sponsor relies heavily on key personnel. The departure of any such key personnel could negatively impact the Trust’s operations and adversely impact an investment in the Trust.

The Sponsor relies heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Trust in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor.

Shareholders have no right or power to take part in the management of the Trust. Accordingly, no investor should purchase Shares unless such investor is willing to entrust all aspects of the management of the Trust to the Trustee and the Sponsor.

In addition, certain personnel performing services on behalf of the Sponsor will be shared with the respective affiliates of the Sponsor, including with respect to execution, Trust operations and legal, regulatory and tax oversight. Such individuals will devote a small percentage of their time to those activities.

Additionally, there can be no assurance that all of the personnel who provide services to the Trust will continue to be associated with the Trust for any length of time. The loss of the services of one or more such individuals could have an adverse impact on the Trust’s ability to realize its investment objective.

The Trust is new, and if it is not profitable, the Trust may terminate and liquidate at a time that is disadvantageous to Shareholders.

The Trust is new. If the Trust does not attract sufficient assets to remain open (such as, for example, where the current and anticipated total assets of the Trust relative to the current and anticipated total expenses of the Trust would make continued operation of the Trust impracticable), then the Trust could be terminated and liquidated at the direction of the Sponsor (or required to do so because it is delisted by the Exchange). Termination and liquidation of the Trust could occur at a time that is disadvantageous to Shareholders. When the Trust’s assets are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders may be less than those that may be realized in a sale outside of a liquidation context.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights. For example, Shareholders do not have the right to elect directors, the Trust may enact splits or reverse splits without Shareholder approval, and the Trust is not required to pay regular distributions, although the Trust may pay distributions at the discretion of the Sponsor.

The exclusive jurisdiction for certain types of actions and proceedings and waiver of trial by jury clauses set forth in the Trust Agreement may have the effect of limiting a Shareholder’s rights to bring legal action against the Trust and could limit a purchaser’s ability to obtain a favorable judicial forum for disputes with the Trust.

The Trust Agreement provides that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware will be the exclusive jurisdiction for any claims, suits, actions or proceedings. However, pursuant to the Trust Agreement, this shall not apply to causes of actions for violations of U.S. federal or state securities laws. Section 22 of the 1933 Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the 1933 Act or the rules and regulations promulgated thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

By purchasing Shares in the Trust, Shareholders waive certain claims that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware is an inconvenient venue or is otherwise inappropriate. As such, Shareholders could be required to litigate a matter relating to the Trust in a Delaware court, even if that court may otherwise be inconvenient for such Shareholders.

The Trust Agreement also waives the right to trial by jury in any such claim, suit, action or proceeding, provided that causes of actions for violations of the Exchange Act or the 1933 Act will not be governed by the waiver of the right to trial by jury provision of the Trust Agreement. If a lawsuit is brought against the Trust, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including results that could be less favorable to the plaintiffs in any such action. By purchasing Shares in the Trust, Shareholders waive a right to a trial by jury which may limit a Shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Trust.

Shareholders may be adversely affected by creation or redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable (for example, as a result of a significant technical failure, power outage, or network error), or (2) such other period as the Sponsor determines to be necessary for the protection of the Shareholders of the Trust (for example, where acceptance of the total deposit required to create each Basket (a “Creation Basket Deposit”) would have certain adverse tax consequences to the Trust or its Shareholders). In addition, the Trust may reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

Shareholders may be adversely affected by an overstatement or understatement of the NAV or the Principal Market NAV calculation of the Trust due to the valuation methodology employed on the date of the NAV or the Principal Market NAV calculation.

The value established by using the Pricing Benchmark may be different from what would be produced through the use of another methodology. ONDO valued using techniques other than those employed by the Pricing Benchmark, including ONDO investments that are “fair valued,” may differ from the value established by the Pricing Benchmark.

Shareholders may be adversely affected by the amendment of the Trust Agreement without shareholder consent.

Subject to certain exceptions set forth in the Trust Agreement, the Trust Agreement can be amended by the Sponsor in its sole discretion and without the shareholders’ consent by making an amendment, an agreement supplemental to the Trust Agreement, or an amended and restated trust agreement, which amendments may materially adversely affect the interests of the Shareholders.

ONDO, ONDO MARKETS AND REGULATION OF ONDO

This section of the Prospectus provides a more detailed description of ONDO, including information about the historical development of ONDO, how a person holds ONDO, how to use ONDO in transactions, how to trade ONDO, the spot markets where ONDO can be bought, held and sold, the ONDO OTC market and ONDO validating.

ONDO and the Ondo Chain

ONDO is a digital asset that is native to and is transmitted through the operations of the “Ondo Chain,” a Layer 1 proof-of-stake blockchain purpose-built to accelerate the creation of institutional-grade financial markets on-chain. By combining the openness of public blockchains with the compliance and security features of permissioned chains, the Ondo Chain is designed to provide the infrastructure to enable tokenized real-world assets (“RWAs”) to be used at scale.

The Ondo Chain is designed to provide native support for tokenized RWAs, designed to ensure they are integrated into all aspects of the blockchain’s functionality and ecosystem. RWAs are used to secure the network, the oracles, and the bridges. The Ondo Chain DeFi ecosystem is designed to support corporate actions and other unique requirements imposed by RWAs. In addition, the Ondo Chain is designed to enable asset managers to create omnichain RWAs and manage them effectively. The Ondo Chain is designed for a multichain world, intending to provide institutional-grade security for cross-chain messaging and bridging, allowing it to act as a hub connecting assets and applications across other public and private blockchains.

The Ondo Chain supports a variety of decentralized applications (“dApps”) that leverage its infrastructure for real-world asset tokenization and decentralized finance (“DeFi”). The platform is designed to foster an open environment where developers can build innovative solutions, attracting a broad user base and positioning the Ondo Chain as a hub for institutional-grade blockchain-based applications.

Key elements of the ecosystem include decentralized exchanges and liquidity protocols that enable trading of digital assets, as well as platforms dedicated to tokenizing and managing real-world assets. These dApps provide users with transparent, on-chain access to financial instruments and yield-bearing tokenized products. The Ondo Chain’s native support for RWAs in DeFi primitives—such as borrowing, lending, and staking—further enhances composability and drives ecosystem growth by enabling sophisticated financial applications. This development activity continues to expand the range of dApps available on the Ondo Chain, drawing in projects focused on bridging traditional finance with on-chain markets.

Features of the Ondo Chain include:

●	Permissioned Validators: Ondo Chain validators will be able to stake any eligible assets as decided upon by chain-level governance. Validators on the Ondo Chain will be permissioned and subject to continuous monitoring, specifically to mitigate their engagement in malicious MEV. This setup is designed to make the Ondo Chain suitable for institutions who often cannot pay transaction fees to unknown validators and who, in certain contexts, must provide best execution for and prevent front-running of client transactions. By combining a permissioned validator set with RWA staking, institutional capital can be used to secure not only the network but also other critical components (e.g. bridges, oracles, etc.).

●	Connectivity Into Institutional Networks: A subset of the Ondo Chain validators will be run by select financial institutions, allowing them to more easily connect Ondo Chain into their private networks and TradFi environments. This aims to decrease latency for transactions involving assets at those institutions and enables access to additional assets and liquidity only available on their systems.

●	Scalable and Secure Data Feeds via Enshrined Oracles: Beyond validating blockchain transactions, in Ondo Chain, validators will also publish key off-chain data—including asset prices, interest rates, market indices, and the like. This is intended to reduce the risk of manipulation or errors that could impact the security or accuracy of on-chain transactions, while improving scalability as the value of investments and the number of assets and key data points grows.

●	Native Omnichain Messaging and Bridging: Ondo Chain is designed to natively incorporate the Ondo Bridge, which itself is designed to bridge tokens or pass general messages to other chains without being susceptible to the hacking or failure of any single third-party message protocol or blockchain. Primary security will be provided by the Ondo Chain validators that run their own decentralized verifier network (DVN), with additional DVNs used at higher transaction amounts. The Ondo Chain is also designed to make it easy for developers to create natively omnichain applications by acting as the ‘source of truth’ for key pieces of information (e.g. KYC status, sanction lists, collateral amounts, etc.) across supported chains.

●	Enshrined Proof of Reserves and Collateral: A subset of the Ondo Chain validators will automatically verify directly with custodians or broker dealers that the balances of every RWA token as reported by the token minter are fully backed by the appropriate amount and type of underlying assets. This process is designed to mitigate risks of under-collateralization or misreporting, which can lead to insolvency or loss of user trust in the system. This approach shifts the responsibility from a single centralized minter to a distributed network of validators, increasing transparency and reducing the risk of fraud.

●	Open Access and Development. Although validators on the Ondo Chain will be permissioned, the rest of the chain will be open, allowing anyone to issue tokens, develop apps, or act as a user or investor. User identification and permissions will be core features of the Ondo Chain, allowing asset issuers and application developers to implement permissions and transfer restrictions at a contract level where appropriate. Developers will be able to develop DeFi apps with full, native support for RWAs, enabling them to be used for borrowing, lending and staking.

●	Institutional-Grade Governance: The governance of the Ondo Chain will be decentralized, with stakeholders selecting permissioned governance committee members, who will include financial institutions acting as permissioned validators on the Ondo Chain. The Ondo Chain is designed to be governed by and act as an industry utility for those who use it the most.

Summary of an ONDO Transaction

The following is a summary of a payment transaction of ONDO on the Ondo Chain.

For one party to transfer ONDO to another over the Ondo Chain, both parties must have Ondo Chain addresses, or “wallets,” as described above. Each wallet has an associated public key, as well as an associated private key. In general, in order to obtain an Ondo Chain wallet, a user generally must first install on a computer or mobile device an Ondo Chain software program.

Wallets that are used to store cryptographic keys can be “hot” or “cold.” A hot wallet is connected to the internet, and is thus readily available to facilitate trading, but may be more vulnerable to hacking. A cold wallet is a wallet that stores cryptographic keys offline, such as on a computer that has no internet access, a segregated piece of hardware, or a piece of paper.

The transaction process is different for the sender and the recipient. To receive ONDO, the recipient must provide its public address to the sender. The recipient does not disclose its private key as part of this process. From the sender’s perspective, once the sender has the recipient’s public address (or public key), the sender can initiate the transfer by executing a transaction that includes the recipient’s wallet address, the amount of ONDO to be sent and the private key of the sender’s wallet that is transferring the ONDO. To execute a transaction, the sender must have internet access. The sender does reveal their public key in verifying the transaction to the Ondo Chain, but the sender does not reveal their private key publicly. The private key serves as validation that the transaction has been authorized by the holder of the associated public key. The resulting transaction is sent by the user’s Ondo Chain software program to the decentralized Ondo Chain for eventual inclusion in the Ondo Chain. Once the transaction is added to a new block that is included in the Ondo Chain, the Ondo Chain software program of both parties will show confirmation of the transaction on the Ondo Chain and reflect an adjustment to the ONDO balance associated with each party’s public key, completing the transaction. Once a transaction is confirmed on the Ondo Chain, it is irreversible.

A private key is like a password to a bank account. Neither the sender nor the recipient reveals the private keys associated with its wallet because the private key gives anyone who has access to the private key the ability to transfer ONDO from that wallet to other users. Therefore, if a user were to lose their private key irretrievably without any backup, the user would permanently lose access to the ONDO contained in that wallet.

Some transactions in ONDO are conducted “Off-Blockchain,” such as through a digital asset exchange, and are therefore not recorded on the Ondo Chain. “Off-Blockchain transactions” may involve, for example, the reallocation of ownership of an amount of ONDO in a pooled-ownership digital wallet, such as a digital wallet owned by a digital asset exchange, from one exchange participant to another. Therefore, Off-Blockchain transactions do not involve the transfer of transaction data on the Ondo Chain and do not reflect a movement of ONDO between addresses recorded in the Ondo Chain. For these reasons, Off-Blockchain transactions are not protected by the protocol behind the Ondo Chain or recorded in, and validated through, the Ondo Chain mechanism. In addition, information and data regarding Off-Blockchain transactions are generally not publicly available. Transactions in ONDO that are executed “Off-Blockchain” do not require the payment of a fee, but may require a payment, for example, to the entity controlling a pooled-ownership digital wallet. Such transaction payments may or may not be required or allowed to be made in ONDO. It has been estimated that as many as 99% of all digital asset trades may be made through digital asset exchanges. Some of the largest digital asset exchanges include Binance, Huobi Global, Coinbase, Kraken, Bithumb, and Bitfinex.

ONDO Markets and Exchanges

ONDO can be transferred in direct peer-to-peer transactions through the direct sending of ONDO over the Ondo Chain from one Ondo Chain address to another.

ONDO can be used as a means to conduct cross-border payments and to pay other users of the Ondo Chain for goods and services under what resembles a barter system. Consumers can also pay merchants and other commercial businesses for goods or services through direct peer-to-peer transactions on the Ondo Chain or through third-party service providers.

In addition to using ONDO to engage in cross-border transactions or payment for goods and services, investors may purchase and sell ONDO to speculate as to the price of ONDO in the ONDO market, or as a long-term investment to diversify their portfolio. The price of ONDO within the market is determined, in part, by the supply of and demand for ONDO in the global ONDO market, market expectations for the adoption of ONDO as a store of value or as a viable cross-border payments facilitator, the number of merchants that accept ONDO, the regulatory challenges faced by ONDO, and the volume of peer-to-peer transactions, among other factors.

ONDO spot markets typically permit investors to open accounts with the market and then purchase and sell ONDO via websites or through mobile applications. Prices for trades on ONDO spot markets are typically reported publicly. An investor opening a trading account on a digital asset trading platform must deposit an accepted government-issued currency into its account with the trading platform, or a previously acquired digital asset, before they can purchase or sell assets on the trading platform. The process of establishing an account with a digital asset trading platform and trading ONDO is different from, and should not be confused with, the process of users sending ONDO from one ONDO address to another ONDO address on the Ondo Chain. This latter process is an activity that occurs on the Ondo Chain, while the former is an activity that occurs entirely within the order book operated by the digital asset trading platform. The digital asset trading platform typically records the investor’s ownership of ONDO in its internal books and records, rather than on the Ondo Chain. The digital asset trading platform ordinarily does not transfer ONDO to the investor on the Ondo Chain unless the investor makes a request to the exchange to withdraw the ONDO in its platform trading account to an off-platform ONDO wallet.

Outside of the spot markets, ONDO can also be traded over-the-counter (“OTC”). The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for ONDO, investment managers, proprietary trading firms, high-net-worth individuals that trade ONDO on a proprietary basis, entities with sizeable ONDO holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of ONDO. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price — often via phone or email — and then one of the two parties will then initiate the transaction. For example, a seller of ONDO could initiate the transaction by sending the ONDO to the buyer’s ONDO address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on digital asset trading platforms.

As discussed in more detail below, barring the liquidation of the Trust or extraordinary circumstances, the Trust will not directly purchase or sell ONDO, although the Sponsor may direct the ONDO Custodians to sell ONDO to pay certain expenses. Authorized Participants will deliver cash or ONDO to create Shares and will (either directly, or through their designated agents) receive cash or ONDO when redeeming Shares.

To the extent ONDO Counterparties wish to use futures to hedge their exposure, note that as of the date of this Prospectus, ONDO futures and options trading does not occur on exchanges in the U.S. regulated by the CFTC. The liquidity of the market will depend on, among other things, the adoption of ONDO and commercial and speculative interest in the market. Shareholders in the Trust will not benefit from the protections afforded to investors in ONDO futures contracts on regulated futures markets because, as of the date of this Prospectus, there is no regulated ONDO futures market in the United States.

Limits on ONDO Supply

The ONDO token has a fixed maximum supply of 10 billion tokens, with approximately 5.1 billion tokens currently in circulation as of January 18, 2026. There are no planned inflationary emissions or deflationary mechanisms. Instead of inflation, the token supply increased through scheduled unlocks from the treasury. As of February 4, 2026, there are no deflationary buyback or burn mechanisms integrated into the Ondo Chain.

The initial circulating supply of ONDO was 1,426,647,567 (approximately 14.3% of total ONDO supply). More than 85% of the ONDO tokens were initially locked and these locked tokens were set to unlock 12, 24, 36, 48, and 60 months after the initial token unlock.

To ensure a controlled and predictable increase in circulating supply, each year on January 17, 1.94 billion ONDO tokens are set to unlock, continuing annually until January 17, 2029, when the full 10 billion token supply will be in circulation. This gradual vesting mechanism helps maintain market stability, supporting the long-term sustainability of the ONDO ecosystem.

The ONDO tokens are allocated across the following main categories: (1) Community Access Sale: 198,884,411 tokens (approximately 2.0% of total supply); (2) Ecosystem Growth: 5,210,869,545 tokens (approximately 52.1% of total supply); (3) Protocol Development: 3,300,000 tokens (33.0% of total supply); and (4) Private Sales: 1,290,246,044 (approximately 12.9% of total supply).

ONDO tokens were sold in a “Community Access Sale” to over 18,000 early community members, facilitated on the CoinList platform. Many of the sale participants were early users and advocates of the Ondo DAO. Private sale investors (excluding CoinList purchasers) and core contributors would all remain locked up for at least 12 months with a subsequent release over the following four years. Participants in the Community Access Sale (facilitated by CoinList in May 2022) would be released entirely from the global lock-up, with their tokens therefore representing a substantial portion of the initial circulating supply.

Governance and Modifications to the Ondo Chain

Ondo uses a governance mechanism that allows it to evolve over time under the control of its assembled stakeholders. The stated goal is to ensure that the majority of the stakeholders can always command the network. Other blockchain technology risks major disruption when the community of users disagrees on the future path of the network via updates. In those circumstances, if a modification is not accepted by a significant percentage of users and validators, a split in the network will occur, with one group running the pre-modification source code and another running the modified source code. Such a split is known as a “hard fork.”

The governance of the Ondo Chain is intended to be decentralized, with stakeholders selecting permissioned governance committee members, who will include financial institutions acting as permissioned validators on the Ondo Chain. This two-tier governance structure is designed to align with the community’s interests and remain adaptable to the evolving blockchain landscape. This is not dissimilar to how institutional utilities like the DTCC are self-governing and for-profit but also initialized by and owned primarily by those who use it the most. In the case of the Ondo Chain, users include not just large institutions but also global individuals.

No matter whether a proposal is proposed by the public (ONDO holders) or the governance committee, it will have to be approved by a referendum of ONDO holders, weighted by stake. Each referendum has a specific proposal associated with it that takes the form of a privileged function call in the runtime (and which includes the most powerful call: set-code, which switches out the entire code of the runtime, achieving what would otherwise require a hard fork). Proposals are discrete events, have a fixed period where voting happens, and are then tallied. The function call is made if the proposal is approved. In referenda, the only options in voting are “aye”, “nay”, or abstaining entirely.

Forms of Attack Against the Ondo Chain

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Ondo Chain contains certain vulnerabilities. The Ondo Chain relies on a network of validator nodes that agree on the order and validity of transactions. These nodes form the backbone of the consensus process.

If the malicious actor cannot control the validator nodes directly, they might attempt to compromise the validators that are already trusted by the network. This could involve hacking, bribery, deception or coercion.

A malicious actor could also conduct an “eclipse attack.” In an eclipse attack, a malicious actor could isolate parts of the network so that the malicious actor’s nodes can influence the consensus in isolated sections of the network, eventually leading to a split or takeover.

This is not intended as an exhaustive list of all forms of attack against the Ondo Chain. For additional information, see “Risk Factors.”

Consensus Mechanism

The Ondo Chain uses a proof-of-stake consensus mechanism. A consensus mechanism is protocol in the software that determines if all nodes in the network are synchronized and are in agreement about which transactions in a block are legitimate, and therefore if a block can be added to the permanent blockchain.

Validators and Market Participants

Validators

Validators are crucial to the operation and security of the Ondo Chain. Validators participate in the consensus process by validating and agreeing on the order and validity of transactions. They ensure that transactions are consistent across the network, which helps prevent issues like double-spending. Validators also maintain a copy of the entire Ondo Chain and work together to decide which transactions are included in each new ledger version. They confirm transactions approximately every 3-5 seconds, making the ledger both fast and reliable. Validators vote on proposed changes to the Ondo Chain protocol through the amendment process. If 80% or more of the validators agree on a proposed amendment for two weeks continuously, the change is adopted and becomes part of the network’s code. Validators contribute to the overall health and stability of the network. By participating in the consensus process, they help secure the ledger against attacks and ensure that it remains trustworthy.

Independent companies, developers, and other entities that support the Ondo Chain’s ecosystem also run validators. These could include blockchain-focused companies or other technology firms. Enthusiastic community members and developers who are committed to the success and decentralization of the Ondo Chain may also operate validators.

Investment and Speculative Sector

This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change. Currently, there is relatively limited use of digital assets in the retail and commercial marketplace in comparison to relatively extensive use by speculators, and a significant portion of demand for digital assets is generated by speculators and investors seeking to profit from the short- or long-term holding of digital assets.

Retail Sector

The retail sector includes users transacting in direct peer-to-peer ONDO activity through the direct sending of ONDO over the Ondo Chain. The retail sector also includes transactions in which consumers pay for goods or services from commercial or service businesses through direct transactions or third-party service providers, although the use of ONDO as a means of payment is still developing and has not been accepted in the same manner as bitcoin because ONDO has a generally different purpose than bitcoin.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of ONDO. For example, Coinbase, Kraken, Bitstamp, Gemini, and LMAX Digital are some of the largest digital asset trading platforms by volume traded. As the Ondo Chain continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for the Ondo Chain.

Competition

As of December 15, 2025, more than 8,000 other digital assets, as tracked by CoinMarketCap.com, have been developed since the inception of bitcoin, which is currently the most developed digital asset because of the length of time it has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using bitcoin in transactions. While ONDO has enjoyed some success in its limited history, the aggregate value of outstanding ONDO is smaller than that of bitcoin and may be eclipsed by the more rapid development of other digital assets. None of the information on CoinMarketCap.com is incorporated by reference into this Prospectus.

Regulation of ONDO and Government Oversight

The Binance Complaint, the SEC’s actions against XRP’s issuer and the issuer of the TerraUSD and LUNA digital assets, as well as seemingly inconsistent views of different district court judges, underscore the continuing uncertainty around which digital assets are securities, and demonstrate that such factors, such as how long a digital asset has been in existence, how widely held it is, how large its market capitalization is and whether it has actual use in commercial transactions, ultimately may have no bearing on whether the SEC or a court will find it to be offered or sold as a security.

If ONDO is found by a court or other regulatory body to be offered or sold or a security, the Trust could be considered an unregistered “investment company” under the 1940 Act, which could necessitate the Trust’s liquidation under the terms of the Trust Agreement. Furthermore, the Trust could be considered to be engaged in a distribution (i.e., a public offering) of unregistered securities in violation of Section 5 of the 1933 Act, which could impose significant civil and criminal liability on the Trust. There is no guarantee that a court of regulatory body will agree with the Sponsor’s assessment that ONDO is not offered or sold as a security.

To the extent that ONDO is deemed to fall within the definition of being offered or sold as a security under U.S. federal securities laws, the Trust and the Sponsor may be subject to additional requirements under the 1940 Act and the Advisers Act. The Sponsor or the Trust may be required to register as an investment adviser under the Advisers Act. Such additional registration may result in extraordinary, recurring and/or non-recurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s ONDO at a time that is disadvantageous to Shareholders.

Regulation of Digital Assets in General

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, FINRA, the CFPB, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial institution regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset spot markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of spot markets or other service-providers that hold digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors.

Recent events, including among others the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset exchanges, platforms, and custodians.

In addition, federal and state agencies, and other countries have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity. President Trump’s January 23, 2025 Executive Order, titled “Strengthening American Leadership in Digital Financial Technology”, aimed to reorient the federal government’s approach to digital assets. The Executive Order emphasized the importance of the digital asset industry in innovation and economic development, and outlined policies to support the growth and use of digital assets, blockchain technology and related technologies. President Trump’s order also revoked former President Biden’s March 2022 Executive Order, titled, “Responsible Development of Digital Assets” and the U.S. Treasury Department’s July 2022 “Framework for International Engagement of Digital Assets” and all policies, directives and guidance issued pursuant to those items produced by the previous administration.

In January 2025, the SEC’s acting Chairman Mark T. Uyeda announced the SEC Crypto Task Force. The task force has an objective of developing a comprehensive and clear regulatory framework for digital assets. The task force also seeks to establish a practical and achievable process for registration of digital assets and design clearly defined disclosure requirements and frameworks.

The CFTC may have regulatory jurisdiction over ONDO derivatives markets, if these were to develop in the U.S. In addition, if the CFTC determines that ONDO is a “commodity” under the CEA and the rules thereunder, it may have jurisdiction to prosecute fraud and market manipulation in the cash, or spot, market for ONDO. The CFTC may pursue enforcement actions relating to fraud and manipulation involving ONDO and ONDO markets. Beyond instances of fraud or market manipulation, the CFTC generally would not oversee cash or spot market exchanges or transactions involving ONDO that do not use collateral, leverage, or financing.

Various foreign jurisdictions have, and may continue to, in the near future, adopt laws, regulations or directives that affect the Ondo Chain, the ONDO markets, and their users, particularly ONDO spot markets and service providers that fall within such jurisdictions’ regulatory scope. Foreign jurisdictions including the Netherlands, France and Switzerland, as well as cross-border organizations such as the Lichenstein Financial Market Authority (who’s passporting regime extends across the European Economic Area) have also approved exchange-traded ONDO products.

The effect of any future regulatory change on the Trust or ONDO is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

THE TRUST AND ONDO PRICES

Overview of the Trust

The Trust is an exchange-traded fund that issues Shares that are expected to trade on the Exchange. The Trust’s investment objective is to track the performance of ONDO, as measured by the performance of the Pricing Benchmark, as adjusted for the Trust’s expenses and liabilities. In seeking to achieve its investment objective, the Trust will hold ONDO and will value its Shares daily based on the ONDO price reported by the Pricing Benchmark. The Trust is sponsored by 21Shares US LLC, a wholly owned subsidiary of 21co Holdings Limited (formerly known as Amun Holdings Limited). The ultimate parent company of 21co Holdings Limited is FalconX, a leading institutional digital asset prime brokerage.

The Sponsor believes that the Trust will provide a cost-efficient way for Shareholders to implement strategic and tactical asset allocation strategies that use ONDO by investing in the Trust’s Shares rather than purchasing, holding and trading ONDO directly. The latter alternative would require selecting an ONDO spot market and opening an account or arranging a private transaction, establishing a personal computer system capable of transacting directly on the blockchain, and incurring the risk associated with maintaining and protecting a private key that is irrecoverable if lost, among other difficulties.

Use of the CME CF Ondo Finance-Dollar Reference Rate – New York Variant

The net assets of the Trust and its Shares are valued on a daily basis with reference to the CME CF Ondo-Dollar Reference Rate – New York Variant, the Pricing Benchmark, a standardized reference rate published by CF Benchmarks Ltd., the Benchmark Provider, that is designed to reflect the performance of ONDO in U.S. dollars. The Pricing Benchmark is calculated daily and aggregates the notional value of ONDO trading activity across major ONDO spot exchanges. The Benchmark Provider is the administrator of the Pricing Benchmark. The Trust also uses the Pricing Benchmark to calculate its NAV, which is the aggregate U.S. Dollar value of ONDO in the Trust, based on the Pricing Benchmark, less its liabilities and expenses. “NAV per Share” is calculated by dividing NAV by the number of Shares currently outstanding. NAV and NAV per Share are not measures calculated in accordance with GAAP. NAV is not intended to be a substitute for the Trust’s Principal Market NAV calculated in accordance with GAAP, and NAV per Share is not intended to be a substitute for the Trust’s Principal Market NAV per Share calculated in accordance with GAAP.

The Pricing Benchmark was created to facilitate financial products based on ONDO and provides a USD-denominated reference rate for the spot price of ONDO. The Pricing Benchmark leverages real-time prices from multiple constituent exchanges (the “Constituent Exchanges”) to provide a representative spot price. Each Constituent Exchange is weighted proportionally to its trailing 24-hour liquidity with adjustments for price variance and inactivity. The Pricing Benchmark is calculated based on the Relevant Transactions of the Constituent Exchanges. Calculation steps on any given day for which the Pricing Benchmark is published are as follows: (1) all Relevant Transactions are added to a joint list, recording the trade price and size for each transaction; (2) the list is partitioned (i.e., trades are added to a partition) into a number of equally-sized time intervals; (3) for each partition separately, the volume-weighted median trade price is calculated from the trade prices and sizes of all Relevant Transactions (i.e., across the Constituent Exchanges). A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation; and (4) the Pricing Benchmark is then given by the equally-weighted average of the volume-weighted medians of all partitions.

The use of an equally-weighted average, as opposed to a volume-weighted average, to calculate the Pricing Benchmark results in a single large trade or cluster of trades occurring in any one partition having only a limited effect on the Pricing Benchmark. Adjustments are made to the calculation for delayed data, missing data and erroneous data. “Relevant Transaction” means any digital asset base asset versus the quote asset spot trade that occurs during the TWAP Period on a Constituent Exchange in the Relevant Pair that is reported through its Application Programming Interface (“API”) to the Benchmark Provider. “TWAP Period” means the 60 minutes leading up to 4:00 p.m. London time. For more information on how the Benchmark Provider calculates the Pricing Benchmark, see the CME CF Ondo Finance-Dollar Reference Rate – New York Variant available on the Benchmark Provider’s website at https://www.cfbenchmarks.com/data/indices/ONDOUSD_NY. None of the information on the Benchmark Provider’s website is incorporated by reference into this Prospectus.

The Pricing Benchmark is calculated based on the Relevant Transactions (as defined below) of the Constituent Exchanges. Calculation steps on any given day for which the Pricing Benchmark is published are as follows: (1) all Relevant Transactions are added to a joint list, recording the trade price and size for each transaction; (2) the list is partitioned (i.e., trades are added to a partition) into a number of equally-sized time intervals; (3) for each partition separately, the volume-weighted median trade price is calculated from the trade prices and sizes of all Relevant Transactions (i.e., across the Constituent Exchanges). A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation; and (4) the Pricing Benchmark is then given by the equally-weighted average of the volume-weighted medians of all partitions.

As of December 31, 2025, the Constituent Exchanges included in the Pricing Benchmark that is utilized by the Trust are Coinbase and Kraken. As of December 31, 2025, Coinbase made up 93.54% of the market share by trading volume of the Pricing Benchmark, with Kraken comprising the remaining 6.46% of the market share by trading volume. Coinbase provides a platform for people to engage with digital assets through trading, staking, and other activities. For the nine months ended September 30, 2025, Coinbase had a trading volume of $925,000,000,000. Kraken also provides a platform for people to engage with digital assets with accessible trading and investment options. For the nine months ended September 30, 2025, Kraken had a trading volume of $576,800,000,000. The concentration of the global trading market for ONDO within the Constituent Exchanges poses several risks, including reduced liquidity and price stability if either Constituent Exchange experiences disruptions, as well as heightened exposure to operational failures, regulatory actions, or market manipulation. Additionally, reliance on the Constituent Exchanges limits diversification, making ONDO vulnerable to risks specific to these exchanges and potentially restricting broader access to the asset.

Coinbase provides a platform for people to engage with digital assets through trading, staking, and other activities. The Constituent Exchanges had an aggregate trading volume in the ONDO-USD pair during the four quarterly periods from January 1, 2025 to December 31, 2025 as shown in the table below:

Aggregate Trading Volume of ONDO-USD Markets (US$)
Period	Coinbase		Kraken
2025 Q1	[●	]	[●	]
2025 Q2	[●	]	[●	]
2025 Q3	[●	]	[●	]
2025 Q4	[●	]	[●	]

The table below reflects the market share of each of the Constituent Exchanges included in the Pricing Benchmark using data observed by the Benchmark Provider through the public APIs of the Constituent Exchanges from January 1, 2025 to December 31, 2025:

Market Share of ONDO-USD Trading
Period	Coinbase		Kraken
2025 Q1	[●	]%	[●	]%
2025 Q2	[●	]%	[●	]%
2025 Q3	[●	]%	[●	]%
2025 Q4	[●	]%	[●	]%

Coinbase operates as a remote-first company and has no physical headquarters, and is registered as a money services business with FinCEN, and holds licenses to engage in money transmission, or the state equivalent, in the majority of U.S. states. Kraken’s headquarters are located in San Francisco, California, and is registered as a money services business with FinCEN and holds licenses to engage in money transmission, or the state equivalent, in the majority of U.S. states.

An oversight function is implemented by the Benchmark Provider in seeking to ensure that the Pricing Benchmark is administered through the Benchmark Provider’s codified policies for Pricing Benchmark integrity. The Pricing Benchmark is administered through the Benchmark Provider’s codified policies for Pricing Benchmark integrity, including a conflicts of interest policy, a control framework, an accountability framework, and an input data policy. It is also subject to the UK BMR regulations, compliance with which regulations has been subject to a Limited Assurance Audit under the ISAE 3000 standard as of September 12, 2022, which is publicly available.

The Pricing Benchmark is subject to oversight by the CME CF Oversight Committee. The CME CF Oversight Committee shall be comprised of at least five members, including at least: (i) two who are representatives of the Chicago Mercantile Exchange (the “CME”) (such members, “CME Members”); (ii) one who is a representative of the Benchmark Provider (“CF Member”); and (iii) two who bring expertise and industry knowledge relating to benchmark determination, issuance and operations. The CME CF Oversight Committee meets no less frequently than quarterly. The CME CF Oversight Committee’s Founding Charter and quarterly meeting minutes are publicly available.

The Sponsor believes that the use of the Pricing Benchmark is reflective of a reasonable valuation of the average spot price of ONDO and that resistance to manipulation is a priority aim of its design methodology. The methodology: (i) takes an observation period and divides it into equal partitions of time; (ii) then calculates the volume-weighted median of all transactions within each partition; and (iii) the value is determined from the arithmetic mean of the volume-weighted medians, equally weighted. By employing the foregoing steps, the Pricing Benchmark thereby seeks to ensure that transactions in ONDO conducted at outlying prices do not have an undue effect on the value of a specific partition, large trades or clusters of trades transacted over a short period of time will not have an undue influence on the benchmark level, and the effect of large trades at prices that deviate from the prevailing price are mitigated from having an undue influence on the benchmark level.

The Sponsor holds full discretion to change either the Pricing Benchmark or the Benchmark Provider subject to proper notification to shareholders. Shareholder approval is not required. Adjustments to the Pricing Benchmark could impact the NAV of the Trust. These adjustments may result in variations in the calculated spot price of ONDO, thereby affecting the valuation of the Trust’s assets and the NAV per Share.

Pricing Benchmark data and the description of the Pricing Benchmark are based on information made publicly available by the Benchmark Provider on its website at https://www.cfbenchmarks.com/data/indices/ONDOUSD_NY. None of the information on the Benchmark Provider’s website is incorporated by reference into this Prospectus.

A trading venue is eligible as a “Constituent Exchange” in any of the CME CF Cryptocurrency Pricing Products if it offers a market that facilitates the spot trading of the relevant digital asset base asset against the corresponding quote asset, including markets where the quote asset is made fungible with Accepted Assets (the “Relevant Pair”) and makes trade data and order data available through an API with sufficient reliability, detail and timeliness. The CME CF Oversight Committee considers a trading venue to offer sufficiently reliable, detailed and timely trade data and order data through an API when: (i) the API for the “Constituent Exchange” does not fall or become unavailable to a degree that impacts the integrity of the Pricing Benchmark given the frequency of calculation; (ii) the data published is at the resolution required so that the benchmark can be calculated, with the frequency and dissemination precision required; and (iii) the data is broadcast and available for retrieval at the required frequency (and not negatively impacted by latency) to allow the methodologies to be applied as intended. An “Accepted Asset” means a digital asset that is a fully reserve backed digital token, commonly referred to as a “stablecoin”, that seeks to peg its value to that of the quote asset, where the issuer operates a 1:1 redemption facility and solely holds reserve assets that are in line with the prevailing regulations enforced for government security money market funds in major jurisdictions such as the United States, United Kingdom and the European Union.

Furthermore, it must, in the opinion of the CME CF Oversight Committee, fulfill the following criteria:

1.	The venue’s Relevant Pair spot trading volume for an index must meet the minimum thresholds for it to be admitted as a constituent exchange.

2.	The average daily volume the venue would have contributed during the observation window for the reference rate of the Relevant Pair exceeds 3% for two consecutive calendar quarters.

3.	The venue has policies to ensure fair and transparent market conditions at all times and has processes in place to identify and impede illegal, unfair or manipulative trading practices.

4.	The venue does not impose undue barriers to entry or restrictions on market participants, and utilizing the venue does not expose market participants to undue credit risk, operational risk, legal risk or other risks.

5.	The venue complies with applicable law and regulation, including, but not limited to, capital markets regulations, money transmission regulations, client money custody regulations, KYC and AML regulations.

6.	The venue cooperates with inquiries and investigations of regulators and the Administrator upon request and must execute data sharing agreements with CME Group. Once admitted, a constituent exchange must demonstrate that it continues to fulfill criteria 2 to 5 inclusive. Should the average daily contribution of a constituent exchange fall below 3% for any reference rate, then the continued inclusion of the venue as a constituent exchange to the Relevant Pair shall be assessed by the CME CF Oversight Committee.

Additionally, a trading venue may be nominated for addition to the list of Constituent Exchanges by any member of the public, exchange or the CME CF Oversight Committee.

The Sponsor has selected the Pricing Benchmark for its quality and rigor as well as its broad, well-balanced universe, which the Sponsor believes best reflects the market price of ONDO.

The Sponsor has entered into a licensing agreement with the Benchmark Provider to use the Pricing Benchmark (the “Pricing Benchmark Licensing Agreement”). The Trust is entitled to use the Pricing Benchmark pursuant to a sub-licensing arrangement with the Sponsor. Pursuant to the Pricing Benchmark Licensing Agreement, the Benchmark Provider provides each of the Sponsor, the Trust, and their affiliates a non-exclusive, non-transferable, non-sub-licensable, perpetual, worldwide, license to access, view and use the Pricing Benchmark to develop, create, calculate, settle, maintain or support and market the Trust. Such license will have a one-year initial term and will automatically be renewed for successive one-year periods, unless terminated pursuant to the terms of the agreement.]

As the Pricing Benchmark is calculated as a price return, it does not track airdrops involving ONDO. Accordingly, the Trust does not participate in airdrops, as further described above in “Risk Factors — The inability to recognize the economic benefit of a “fork” or an “airdrop” could adversely impact an investment in the Trust.”

CF BENCHMARKS LTD. DATA IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR THE TRUST’S PRODUCTS. CF BENCHMARKS LTD., ITS AGENTS AND LICENSORS HAVE NO OTHER CONNECTION TO THE TRUST’S PRODUCTS AND SERVICES AND DOES NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY OF THE TRUST’S PRODUCTS OR SERVICES. CF BENCHMARKS LTD., ITS AGENTS AND LICENSORS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE TRUST’S PRODUCTS AND SERVICES. CF BENCHMARKS LTD., ITS AGENTS AND LICENSORS DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY PRICING BENCHMARK LICENSED TO THE TRUST AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.

NAV DETERMINATIONS

Calculation of NAV and NAV per Share

The Trust’s NAV will be calculated based on the Trust’s net asset holdings as reconciled to the ONDO Custodians’ accounts on a market approach, determined on a daily basis in accordance with the Pricing Benchmark price, as promptly as practicable after 4:00 p.m. ET. In determining the Trust’s NAV, the Administrator values the ONDO held by the Trust based on the price set by the Pricing Benchmark as of 4:00 p.m. ET. The Sponsor believes that use of the Pricing Benchmark mitigates against idiosyncratic market risk, as the failure of any individual spot market will not materially impact pricing for the Trust. It also allows the Administrator to calculate the NAV in a manner that significantly deters manipulation.

As discussed, the fact that there are multiple ONDO spot markets contributing prices to the NAV makes manipulation more difficult in a well-arbitraged and fractured market, as a malicious actor would need to manipulate multiple spot markets simultaneously to impact the NAV, or dramatically skew the historical distribution of volume between the various exchanges.

The Trust’s NAV per Share is calculated by:

●	taking the current market value of its total assets based on the ONDO price determined by the Pricing Benchmark;

●	subtracting any liabilities; and

●	dividing that total by the total number of outstanding Shares.

The Administrator calculates the NAV of the Trust once each Exchange trading day. The NAV for a normal trading day will be released as promptly as practicable after 4:00 p.m. ET. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. ET. However, NAVs are not officially struck until later in the day (often by 5:30 p.m. ET and almost always by 8:00 p.m. EST). The pause between 4:00 p.m. ET and 5:30 p.m. ET (or later) provides an opportunity for the Administrator to algorithmically detect, flag, investigate, and correct unusual pricing should it occur. Any such correction could adversely affect the value of the Shares. If the Pricing Benchmark is not available, or if the Sponsor determines in good faith that the Pricing Benchmark does not reflect an accurate ONDO price, then the Administrator will determine NAV by reference to the Trust’s principal market. There are no predefined criteria to make a good faith assessment as to which of the rules the Sponsor will apply, and the Sponsor may make this determination in its sole discretion.

In addition, in order to provide updated information relating to the Trust for use by Shareholders and market professionals, [●] will calculate and disseminate throughout the core trading session on each trading day an updated intraday indicative value (“IIV”). The IIV will be calculated by using the prior day’s closing NAV as a base and updating that value during the trading day based off of more recent ONDO pricing information to reflect any changes in the value of the Trust’s underlying assets and, therefore, the Trust’s NAV.

The Trust is subject to the risk that the Administrator may calculate the Pricing Benchmark in a manner that ultimately inaccurately reflects the price of ONDO. To the extent that the NAV, Principal Market NAV, the Pricing Benchmark, the Administrator’s or the Sponsor’s other valuation methodology are incorrectly calculated, neither the Sponsor, the Administrator nor the Trustee will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust. Moreover, the terms of the Trust Agreement do not prohibit the Sponsor from changing the Pricing Benchmark or other valuation method used to calculate the NAV and Principal Market NAV of the Trust. Any such change in the Pricing Benchmark or other valuation method could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust.

The IIV disseminated during the Exchange core trading session hours should not be viewed as an actual real time update of the NAV, because NAV per Share is calculated only once at the end of each trading day based upon the relevant end of day values of the Trust’s investments. The IIV will be disseminated on a per Share basis every 15 seconds during regular Exchange core trading session hours of 9:30 a.m. ET to 4:00 p.m. ET. [●] will disseminate the IIV value through the facilities of CTA/CQ High Speed Lines. In addition, the IIV will be available through on-line information services such as Bloomberg and Reuters. The IIV may differ from the NAV due to the differences in the time window of trades used to calculate each price (the NAV uses a sixty-minute window, whereas the IIV draws prices from the last trade on each exchange in an effort to produce a relevant, real-time price). The Sponsor does not believe this will cause confusion in the marketplace, as Authorized Participants are the only Shareholders who interact with the NAV and the Sponsor will communicate its NAV calculation methodology clearly.

Dissemination of the IIV provides additional information that is not otherwise available to the public and is useful to Shareholders and market professionals in connection with the trading of the Trust’s Shares on the Exchange. Shareholders and market professionals will be able throughout the trading day to compare the market price of the Trust and the IIV. If the market price of the Trust’s Shares diverges significantly from the IIV, market professionals will have an incentive to execute arbitrage trades. For example, if the Trust appears to be trading at a discount compared to the IIV, a market professional could buy the Trust’s Shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Trust and the IIV and thus can be beneficial to all market participants. Dissemination of the IIV provides additional information that is not otherwise available to the public and is useful to Shareholders and market professionals in connection with the trading of the Trust’s Shares on the Exchange. Shareholders and market professionals will be able throughout the trading day to compare the market price of the Trust and the IIV. If the market price of the Trust’s Shares diverges significantly from the IIV, market professionals will have an incentive to execute arbitrage trades. For example, if the Trust appears to be trading at a discount compared to the IIV, a market professional could buy the Trust’s Shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Trust and the IIV and thus can be beneficial to all market participants.

The Trust does not expect that price differentials for ONDO across exchanges would have a meaningful impact on this arbitrage mechanism. Furthermore, the Trust does not expect that the closure of any single one exchange would meaningfully impact the arbitrage mechanism because Authorized Participants typically source underlying spot ONDO liquidity from multiple exchanges. The Trust acknowledges, however, that this arbitrage mechanism could potentially be adversely impacted if halts in the trading of spot ONDO were to occur across multiple exchanges, whether due to breaches or otherwise.

The Sponsor reserves the right to adjust the Share price of the Trust in the future to maintain convenient trading ranges for Shareholders. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV per Share but would have no effect on the net assets of the Trust or the proportionate voting rights of Shareholders or the value of any Shareholder’s investment.

Calculation of Principal Market NAV and Principal Market NAV per Share

In addition to calculating NAV and NAV per Share, for purposes of the Trust’s financial statements, the Trust determines the Principal Market NAV and Principal Market NAV per Share on each valuation date for such financial statements. The determination of the Principal Market NAV and Principal Market NAV per Share is identical to the calculation of NAV and NAV per Share, respectively, except that the value of ONDO is determined using the fair value of ONDO based on the price in the ONDO market that the Trust considers its “principal market” as of 4:00 p.m. ET on the valuation date, rather than using the Pricing Benchmark.

The Trust has adopted a valuation policy, which provides for the procedure for valuing the Trust’s assets. The policy also sets forth the procedures to determine the principal market (or in the absence of a principal market, the most advantageous market) for purposes of determining the Principal Market NAV and Principal Market NAV per Share in accordance with FASB ASC 820-10, which outlines the application of fair value accounting. Under its valuation policy, the Trust determines its principal market (or in the absence of a principal market, the most advantageous market) annually and conducts an analysis at least on a quarterly basis to determine whether there have occurred any changes in ONDO markets and its operations that would require a change in the Sponsor’s determination of the Trust’s principal market.

The Trust identifies and determines the ONDO principal market (or in the absence of a principal market, the most advantageous market) for GAAP purposes consistent with the application of fair value measurement framework in FASB ASC 820-10. This analysis is performed from the perspective of both the Trust and an ONDO Counterparty.

ASC 820-10 determines fair value to be the price that would be received for ONDO in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Trust to assume that ONDO is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable and willing and able to transact.

Under ASC 820-10, a principal market is the market with the greatest volume and activity level for the asset or liability. The determination of the principal market will be based on the market with the greatest volume and level of activity that can be accessed.

The Trust receives ONDO from ONDO Counterparties and may also transact on any “Digital Asset Markets”, which are defined as Exchange Markets, Brokered Markets, Dealer Markets, and Principal-to-Principal Markets, each as defined in ASC 820-10-35-36A.

In determining which of the eligible Digital Asset Markets is the Trust’s principal market, the Trust obtains reliable volume and level of activity information and reviews these criteria in the following order:

First, the Trust reviews a list of Digital Asset Markets and scopes in the markets that the Trust reasonably believes are operating in compliance with applicable laws and regulations and those that are accessible to the Trust and the Authorized Participants.

Second, the Trust sorts the remaining Digital Asset Markets from high to low based on volume and level of activity of ONDO traded on each Digital Asset Market.

Third, the Trust then reviews intra-day pricing fluctuations and the degree of variances in price on Digital Asset Markets to identify any material notable variances that may impact the volume or price information of a particular Digital Asset Market.

Fourth, the Trust then selects a Digital Asset Market as its principal market based on the highest market-based volume, level of activity, and price stability in comparison to the other Digital Asset Markets on the list. Based on information reasonably available to the Trust, Exchange Markets have the greatest volume and level of activity for the asset. The Trust therefore looks to accessible Exchange Markets as opposed to the Brokered Market, Dealer Market and Principal-to-Principal Markets to determine its principal market.

As a result of the analysis, the Trust will select an Exchange Market as the Trust’s principal market. Based on the Trust’s initial assessment, the NAV and NAV per Share will be calculated using the fair value of ONDO based on the price provided by this Exchange, as promptly as practicable after 4:00 p.m., ET on the measurement date for GAAP purposes. The Trust anticipates that this Exchange will be normally transacted on by both the Trust and the ONDO Counterparties.

The Trust will update its Principal Market analysis periodically and as needed to the extent that events have occurred, or activities have changed in a manner that could change the Sponsor’s determination of the Trust’s principal market.

The Sponsor on behalf of the Trust will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP.

The cost basis of the investment in ONDO recorded by the Trust for financial reporting purposes is the fair value of ONDO at the time of transfer. The cost basis recorded by the Trust may differ from proceeds collected by an Authorized Participant from the sale of the corresponding Shares to investors.

ADDITIONAL INFORMATION ABOUT THE TRUST

The Trust

The Trust is a Delaware statutory trust, formed on January 7, 2025 pursuant to the DSTA. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust (“Shares”) that may be purchased and sold on the Exchange. The Trust will operate pursuant to the Trust Agreement. CSC Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on June 16, 2021.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of cash equivalent to the amount of ONDO represented by the NAV of the Baskets being created or redeemed. The total amount of ONDO required for the creation of Baskets will be based on the combined net assets represented by the number of Baskets being created or redeemed.

The Trust has no operating history. The Trust and the Sponsor face competition with respect to the creation of competing products, such as exchange-traded products offering exposure to the spot ONDO market or other digital assets. There can be no assurance that the Trust will grow to or maintain an economically viable size. There is no guarantee that the Sponsor will maintain a commercial advantage relative to competitors offering similar products. Whether or not the Trust is successful in achieving its intended scale may be impacted by a range of factors, such as the Trust’s timing in entering the market and its fee structure relative to those of competitive products.

The Trust has no fixed termination date.

The Trust’s Fees and Expenses

The Trust will pay the unitary Sponsor Fee of [●]% of the Trust’s NAV weekly. The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement.

The Sponsor Fee will accrue daily and will be payable in ONDO weekly in arrears. The Administrator will calculate the Sponsor Fee on a daily basis by applying a [●]% annualized rate to the Trust’s NAV, and the amount of ONDO payable in respect of each daily accrual shall be determined by reference to the Pricing Benchmark. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor Fee.

As partial consideration for receipt of the Sponsor Fee, the Sponsor shall assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs, excluding taxes, but including (i) the Marketing Fee, (ii) fees to the Administrator, if any, (iii) fees to the ONDO Custodians, (iv) fees to the Transfer Agent, (v) fees to the Trustee, (vi) the fees and expenses related to any future listing, trading or quotation of the Shares on any listing exchange or quotation system (including legal, marketing and audit fees and expenses), (vii) ordinary course legal fees and expenses but not litigation-related expenses, (viii) audit fees, (ix) regulatory fees, including if applicable any fees relating to the registration of the Shares under the 1933 Act or the Exchange Act, (x) printing and mailing costs, (xi) costs of maintaining the Sponsor’s website and (xii) applicable license fees (each, a “Sponsor-paid Expense” and together, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Additional Trust Expense will be deemed to be an Additional Trust Expense and not a Sponsor-paid Expense. In the Sponsor’s sole discretion, all or any portion of a Sponsor-paid Expense may be redesignated as an Additional Trust Expense. The Trust will be responsible for ONDO-related on-chain transaction fees associated with creation and redemption transactions and transactions with the Prime Broker, and the Sponsor will assume such expenses of the Trust in consideration for the Sponsor Fee. There is currently no predetermined cap on the aggregate amount of Sponsor-paid expenses. Should the Trust implement a predetermined cap on aggregate Sponsor-paid expenses, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Sponsor’s website.

The Sponsor will not, however, assume certain extraordinary, non-recurring expenses that are not Sponsor-paid Expenses, including, but not limited to, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders, any indemnification of the ONDO Custodians, Administrator or other agents, service providers or counterparties of the Trust, the fees and expenses related to the initial listing of Shares on the Exchange, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Additional Trust Expenses”). Of the Sponsor-paid Expenses, ordinary course legal fees and expenses shall be subject to a cap of not in excess of $100,000 per annum. In the Sponsor’s sole discretion, all or any portion of a Sponsor-paid Expense may be redesignated as an Additional Trust Expense if, among other reasons, the Sponsor determines that a Sponsor-paid Expense is an extraordinary, non-recurring expense of the Trust.

After the payment of the Sponsor Fee to the Sponsor, the Sponsor may elect to convert some or all of the Sponsor Fee into cash by selling this ONDO at market prices, in the Sponsor’s sole discretion. Due to the variance in market prices for ONDO, the rate at which the Sponsor converts ONDO to cash may differ from the rate at which the Sponsor Fee was initially paid in ONDO.

The ONDO Custodians will assume the transfer fees associated with the transfer of ONDO to the Sponsor with respect to the Sponsor Fee, and any further expenses associated with such transfer will be assumed by the Sponsor. The Trust shall not be responsible for any fees and expenses associated with the transfer of ONDO to pay the Sponsor Fee and Additional Trust Expenses, including any fees and expenses incurred by the Sponsor to convert ONDO received in payment of the Sponsor Fee into cash.

Pursuant to the Trust Agreement, the Sponsor or its delegates will direct the ONDO Custodians to transfer ONDO from the Trust’s Cold Vault Balance as needed to pay the Sponsor’s Fee and Additional Trust Expenses, if any. The Sponsor or its delegates will endeavor to transfer the smallest amount of ONDO needed to pay applicable expenses. The Sponsor, in arranging for payment of Additional Trust Expenses, may in its discretion direct that the Trust’s ONDO be exchanged for U.S. Dollars. Under such circumstances, the Trust will not utilize the ONDO Custodians to arrange for the sale of the Trust’s ONDO to pay the Trust’s expenses and liabilities. Rather, the Sponsor will arrange for the Prime Broker, an affiliate of the Coinbase Custodian, or another third-party digital asset trading platform to exchange the Trust’s ONDO for U.S. dollars in such a situation.

Termination of the Trust

The Sponsor will notify Shareholders at least 30 days before the date for termination of the Trust Agreement and the Trust if any of the following occurs:

●	Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five Business Days of their delisting;

●	180 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

●	the SEC determines that the Trust is an investment company under the 1940 Act, and the Sponsor has made the determination that termination of the Trust is advisable;

●	the CFTC determines that the Trust is a commodity pool under the CEA, and the Sponsor has made the determination that termination of the Trust is advisable;

●	the Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the US Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Sponsor has made the determination that termination of the Trust is advisable;

●	a United States regulator requires the Trust to shut down or forces the Trust to liquidate its ONDO;

●	any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of ONDO for purposes of determining the NAV of the Trust;

●	the Sponsor determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust;

●	the Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” under the Code or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, and the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

●	60 days have elapsed since the Depository Trust Company (the “DTC”) or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

●	the Shareholders elect to terminate the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation and a successor sponsor has not been appointed; or

●	the Sponsor elects to terminate the Trust after the Trustee, Administrator or any of the ONDO Custodians (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, administrator or custodian of the Trust, as applicable, and no replacement trustee, administrator and/or custodian acceptable to the Sponsor is engaged.

In respect of termination events that rely on Sponsor determinations to terminate the Trust (e.g., if the SEC determines that the Trust is an investment company under the 1940 Act; the CFTC determines that the Trust is a commodity pool under the CEA; the Trust is determined to be a money transmitter under the regulations promulgated by FinCEN or require a BitLicense under New York law; the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for U.S. federal income tax purposes; or, following a resignation by a trustee or custodian, the Sponsor determines that no replacement is acceptable to it), the Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust relating to the determination’s triggering event, and the ability to market the Trust to investors. To the extent that the Sponsor determines to continue operation of the Trust following a determination’s triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is an investment company, the Trust and Sponsor would have to comply with the regulations and disclosure and reporting requirements applicable to investment companies and investment advisers. In the instance of a determination that the Trust is a commodity pool, the Trust and the Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event that the Trust is determined to be a money transmitter, the Trust and the Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In the event that the Trust ceases to qualify for treatment as a grantor trust for U.S. federal income tax purposes, the Trust will be required to alter its disclosure and tax reporting procedures and may no longer be able to operate or to rely on pass-through tax treatment. In each such case and in the case of the Sponsor’s determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor will not be liable to anyone for its determination of whether to continue or to terminate the Trust.

Upon the dissolution of the Trust, the Sponsor (or in the event there is no Sponsor, such person (the “Liquidating Trustee”) as the majority in interest of the beneficial owners of the Trust may propose and approve) shall take full charge of the property of the Trust. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Sponsor under the terms of the Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, in accordance with section 3808(e) of the DSTA, the affairs of the Trust shall be wound up and all assets owned by the Trust shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including registered owners and beneficial owners of the Trust who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to registered owners of the Trust, and (b) to the beneficial owners of the Trust pro rata in accordance with their respective percentage interests of the property of the Trust. The proceeds of the liquidation of the Trust’s assets will be distributed in cash. The Sponsor, on behalf of the Trust, will sell the Trust’s ONDO assets at market prices and will distribute to the Shareholders any amounts of the cash proceeds of the liquidation remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor will determine. Shareholders are not entitled to any of the Trust’s underlying ONDO holdings upon the dissolution of the Trust.

Upon termination of the Trust, following completion of winding up of its business by the Sponsor, the Trustee, upon written directions of the Sponsor, will cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with applicable Delaware law. Upon the termination of the Trust, the Sponsor will be discharged from all obligations under the Trust Agreement except for its certain obligations that survive termination of the Trust Agreement.

Amendments

The Trust Agreement can be amended by the Sponsor in its sole discretion and without the Shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement to the Trust Agreement will be effective on such date as designated by the Sponsor in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee will require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion. Every Shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event will any amendment impair the right of Authorized Participants to surrender baskets and receive therefor the amount of Trust assets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law. The Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Sponsor’s website.

Litigation and Claims

Within the past five years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

THE TRUST’S SERVICE PROVIDERS

The Sponsor

The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor will not exercise day-to-day oversight over the Trustee, the ONDO Custodian, or the Benchmark Provider. The Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis.

The Sponsor is a wholly-owned subsidiary of 21co Holdings Limited (formerly known as Amun Holdings Limited). The ultimate parent company of 21co Holdings Limited is FalconX. At present, the respective primary business activities of 21co Holdings Limited and FalconX are, with respect to 21co Holdings Limited, providing exchange traded products and technology services in the digital asset space through its subsidiaries and, with respect to FalconX, providing comprehensive access to global digital asset liquidity and a full range of trading services (including through its affiliates).

21Shares AG, an affiliate of the Sponsor, has considerable experience issuing and operating exchange-traded products that provide exposure to digital assets, operating such exchange-traded products since 2018. As of January 1, 2026, 21Shares AG oversees approximately $7.56 billion in assets under management and 67 digital asset-related exchange-traded products across various jurisdictions. Although the Sponsor is a relatively new entity within the broader structure of 21Shares AG and its affiliates (collectively, the “21Shares Group”), the Sponsor utilizes a similar management team that the 21Shares Group has used in issuing and operating these exchange-traded products. Since June 2021, September 2023, June 2024, June 2024 and April 2025, the Sponsor has served as sponsor to Ark 21Shares Bitcoin ETF, 21Shares Ethereum ETF, 21Shares Solana ETF, 21Shares XRP ETF and 21Shares Dogecoin ETF, each an exchange-traded product registered under the 1933 Act and each of which provide exposure to spot bitcoin and trades, spot Ethereum and trades, spot Solana and trades, spot XRP and trades and spot Dogecoin and trades, respectively, and each of which trade on national securities exchanges under the symbols “ARKB,” “TETH,” “TSOL,” “TOXR” and “TDOG,” respectively. The Sponsor also serves as sponsor to the following entities: (i) 21Shares Polkadot ETF, a Delaware statutory trust that filed a registration statement on Form S-1 with the SEC on January 31, 2025; (ii) 21Shares Sui ETF, a Delaware statutory trust that filed a registration statement on Form S-1 with the SEC on May 1, 2025; (iii) 21Shares Sei ETF, a Delaware statutory trust that filed a registration statement on Form S-1 with the SEC on August 28, 2025; (iv) 21Shares Injective ETF, a Delaware statutory trust that filed a registration statement on Form S-1 with the SEC on October 20, 2025; and (v) 21Shares Hyperliquid ETF, a Delaware statutory trust that filed a registration statement on Form S-1 with the SEC on October 29, 2025. If any of these products are subsequently declared effective by the SEC, they each expect to become exchange-traded products registered under the 1933 Act that will provide exposure to spot digital assets and will trade on an exchange. Additionally, since November 2025, the Sponsor serves as sub-adviser to four investment companies registered under the 1940 Act.

The principal office of the Sponsor is:

21Shares US LLC

477 Madison Avenue, 6th Floor

New York, New York 10022

The Trustee

CSC Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the DSTA. The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

General duty of care of Trustee.

The Trustee is a fiduciary under the Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement.

Resignation, discharge or removal of Trustee; successor Trustees.

The Trustee may resign at any time by giving at least 30 days advance written notice to the Sponsor. The Sponsor may remove the Trustee at any time by giving at least 30 days advance written notice to the Trustee. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, is required to use reasonable efforts to appoint a successor trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the DSTA. Any resignation or removal of the Trustee and appointment of a successor Trustee cannot become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein. If no successor Trustee shall have been appointed and shall have accepted such appointment within forty-five (45) days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee resigns and no successor trustee is appointed within 180 days after the date the Trustee issues its notice of resignation, the Sponsor will terminate and liquidate the Trust and distribute its remaining assets.

The Administrator

Under the Fund Administration and Accounting Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust, including the determination of NAV, NAV per Share, Principal Market NAV and Principal Market NAV per Share. In addition, the Administrator makes available the office space, equipment, personnel and facilities to provide such services.

The ONDO Custodians

The ONDO Custodians are responsible for safekeeping all of the ONDO owned by the Trust. The ONDO Custodians were selected by the Sponsor. The ONDO Custodians have responsibility for opening the ONDO Accounts hold the Trust’s ONDO, as well as facilitating the transfer of ONDO required for the operation of the Trust.

The Transfer Agent

The Transfer Agent: (1) facilitates the issuance and redemption of Shares of the Trust; (2) responds to correspondence by Trust Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust.

Pricing Benchmark Services

The Benchmark Provider is responsible for analyzing ONDO market data relating to the calculation and maintenance of the Pricing Benchmark.

The Marketing Agent

[ ● ] (the “Marketing Agent”) is responsible for reviewing and approving the marketing materials prepared by the Sponsor for compliance with applicable SEC and FINRA advertising laws, rules, and regulations.

CUSTODY OF THE TRUST’S ASSETS

The ONDO Custodians will keep custody of the Trust’s ONDO. The transfer of ONDO to and from ONDO Counterparties is directed by the Sponsor.

The ONDO Custodians will keep custody of all of the Trust’s ONDO, other than that which is maintained in the Trading Balance with the Prime Broker, in the Vault Balance. The ONDO Custodians will keep a substantial portion of the private keys associated with the Trust’s ONDO in the Cold Vault Balance, with any remainder of the Vault Balance held as a “Hot Vault Balance.” The Sponsor expects that all of the Trust’s assets and private keys will be held in the cold storage of the ONDO Custodians on an ongoing basis, but a portion of the Trust’s assets may be held in hot trading wallets, from time to time, in connection with the settlement of a creation or redemption transaction. Similarly secure technology used by the ONDO Custodians includes a combination of Multi-Party Computation (“MPC”), Hardware Security Modules (“HSMs”), and Cross-Domain Security (“CDS”) to safeguard digital assets. MPC is a cryptographic framework that ensures private keys are never fully assembled or exposed during the transaction process. Instead, key shares are distributed across secure, isolated environments, reducing single points of compromise and enabling secure, multi-party transaction approvals. HSMs are dedicated, tamper-resistant cryptographic devices used to securely generate, store, and manage key fragments. HSMs enforce role-based access controls and support transaction signing workflows across designated approval parties. CDS is a high-assurance security architecture originally developed for sensitive government environments. It enhances the integrity of cold storage systems by strictly isolating secure processing domains and preventing unauthorized cross-network interactions. These technologies operate alongside cold storage, where private key material remains entirely offline and physically secured in air-gapped environments. This layered approach ensures that private keys are protected. Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s ONDO is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the internet so that they are resistant to being hacked. By contrast, in hot storage, the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked. There is no limit on the size of each cold storage address, and the ONDO Custodians will generally keep a substantial portion of the Trust’s ONDO in cold storage on an ongoing basis. However, it is possible that, from time to time, portions of the Trust’s ONDO will be held outside of cold storage temporarily in the Trading Balance maintained by the Prime Broker as part of trade facilitation in connection with creations and redemptions of Baskets, to sell ONDO including to pay Trust expenses, or to pay the Sponsor Fee, as necessary. The Trust’s ONDO held in the Cold Vault Balance by the ONDO Custodians are held in segregated wallets and therefore are not commingled with the ONDO Custodians’ or other customer assets.

Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the public key and private keys on a storage device or printed medium and deleting the keys from all computers. The ONDO Custodians may receive deposits of ONDO but may not send ONDO without use of the corresponding private keys. In order to send ONDO when the private keys are kept in cold storage, unsigned transactions must be physically transferred to the offline cold storage facility and signed using a software/hardware utility with the corresponding offline keys. At that point, the ONDO Custodians can upload a fully signed transaction to an online network and transfer the ONDO. Such private keys are stored in cold storage facilities within the United States and Europe, exact locations of which are not disclosed for security reasons. A limited number of employees at the ONDO Custodians are involved in private key management operations, and the ONDO Custodians have represented that no single individual of any ONDO Custodian has access to full private keys.

The ONDO Custodians’ internal audit teams perform periodic internal audits over custody operations, and the ONDO Custodians have represented that SOC attestations covering private key management controls are also performed on the ONDO Custodians by external providers.

The ONDO Custodians maintain commercial crime insurance policies, which are intended to cover the loss of client assets held in cold storage, including from employee collusion or fraud, physical loss including theft, damage of key material, security breaches or hacks, and fraudulent transfers. The insurance maintained by each ONDO Custodian is shared among all of such ONDO Custodian’s customers, and are not specific to the Trust or to customers holding ONDO with any such ONDO Custodian, and collectively may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

ONDO held in the Trust’s accounts with the ONDO Custodians are the property of the Trust. The Trust, the Sponsor and the service providers will not loan or pledge the Trust’s assets nor will the Trust’s assets serve as collateral for any loan or similar arrangement, other than in connection with the Post-Trade Financing Agreement. The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective.

In the event of a fork, the Custodial Services Agreements provide that the ONDO Custodians may temporarily suspend services, and may, in their sole discretion, determine whether or not to support (or cease supporting) either branch of the forked protocol entirely, provided that the ONDO Custodians shall use commercially reasonable efforts to avoid ceasing to support both branches of such forked protocol and will support, at a minimum, the original digital asset. The Custodial Services Agreements provide that, other than as set forth therein, and provided that the ONDO Custodians shall make commercially reasonable efforts to assist the Trust to retrieve and/or obtain any assets related to a fork, airdrop or similar event the ONDO Custodians shall have no liability, obligation or responsibility whatsoever arising out of or relating to the operation of the underlying software protocols relating to the Ondo Chain or an unsupported branch of a forked protocol and, accordingly, the Trust acknowledges and assumes the risk of the same. The Custodial Services Agreements further provide that, unless specifically communicated by an ONDO Custodian or its affiliates through written public statements on such ONDO Custodian’s website, the ONDO Custodians do not support airdrops, metacoins, colored coins, side chains, or other derivative, enhanced or forked protocols, tokens or coins, which supplement or interact with ONDO.

Under the Trust Agreement, the Sponsor has the right, in its sole discretion, to determine what action to take in connection with the Trust’s entitlement to or ownership of Incidental Rights or any IR Digital Assets, and the Trust may take any lawful action necessary or desirable in connection with the Trust’s ownership of Incidental Rights, including the acquisition of IR Digital Assets, as determined by the Sponsor in the Sponsor’s sole discretion, unless such action would adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes or otherwise be prohibited by the Trust Agreement. With respect to any fork, airdrop or similar event, the Sponsor will cause the Trust to irrevocably abandon the Incidental Rights or IR Digital Assets. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules.

Furthermore, under the Custodial Services Agreements, the ONDO Custodians’ liability is limited. With respect to the Coinbase Custodial Services Agreement, the Coinbase Custodian’s liability is as follows, among others: (i) the Coinbase Custodian’s aggregate liability with respect to any breach of its obligations under the Coinbase Custodial Services Agreement shall not exceed the aggregate amount of fees paid by the Trust to the Coinbase Custodian in respect of the Prime Broker Services in the 12 months prior to the event giving rise to such liability; (ii) the Coinbase Custodian’s aggregate liability under the Coinbase Custodial Services Agreement shall not exceed the greater of (A) the aggregate fees paid by the Trust to the Coinbase Custodian in respect of the custodial services in the 12 months prior to the event giving rise to the Coinbase Custodian’s liability, and (B) the value of the supported ONDO on deposit in the Trust’s custodial account(s) giving rise to the Coinbase Custodian’s liability at the time of the event giving rise to the Coinbase Custodian’s liability; (iii) the Coinbase Custodian’s aggregate liability in respect of each cold storage address shall not exceed $100 million; (iv) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Coinbase Custodian is not liable, even if the Coinbase Custodian has been advised of or knew of or should have known of the possibility thereof; and (v) in no event shall the Coinbase Custodian or its affiliates have any liability to the Trust or any third party with respect to any breach of its obligations under the Coinbase Custodial Services Agreement, express or implied, which does not result solely from its gross negligence, fraud or willful misconduct. Coinbase Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service which result directly or indirectly from any cause or condition beyond the reasonable control of the Coinbase Custodian. In the event of potential losses incurred by the Trust as a result of the Coinbase Custodian losing control of the Trust’s ONDO or failing to properly execute instructions on behalf of the Trust, the Coinbase Custodian’s liability with respect to the Trust will be subject to certain limitations which may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Coinbase Custodian directly caused such losses. Furthermore, the insurance maintained by the Coinbase Custodian may be insufficient to cover its liabilities to the Trust.

With respect to the BitGo Custodial Services Agreement, the BitGo Custodian and its affiliates, including their officers, directors, agents, and employees, are not liable for any lost profits, special, incidental, indirect, intangible, or consequential damages resulting from authorized or unauthorized use of the Trust or Sponsor’s site or services. This includes damages arising from any contract, tort, negligence, strict liability, or other legal grounds, even if the BitGo Custodian was previously advised of, knew, or should have known about the possibility of such damages. However, this exclusion of liability does not extend to cases of the BitGo Custodian’s fraud, willful misconduct, or gross negligence. In situations of gross negligence, the BitGo Custodian’s liability is specifically limited to the value of the digital assets or fiat currency that were affected by the negligence. Additionally, the total liability of the BitGo Custodian for direct damages is capped at the fees paid or payable to them under the BitGo Custodial Services Agreement during the twelve-month period immediately preceding the first incident that caused the liability.

The ONDO Custodians are not liable for delays, suspension of operations, failure in performance, or interruption of service which result directly or indirectly from any cause or condition beyond the reasonable control of the ONDO Custodians. Under the Custodial Services Agreements, except in the case of their negligence, fraud, willful misconduct, or breach of the BitGo Custodial Services Agreement in the case of the BitGo Custodian, the ONDO Custodians shall not have any liability for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms or other malware that may affect the Trust’s computer or other equipment, or any phishing, spoofing or other attack.

The ONDO Custodians may terminate the Custodial Services Agreements for any reason upon providing the applicable notice to the Trust, or immediately for Cause (as defined in the applicable Custodial Services Agreement), including, among others, if the Trust: materially breaches the Prime Broker Agreement and such breach remains uncured, or undergoes a bankruptcy event.

The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants. The Trust generally does not intend to hold cash or cash equivalents. However, there may be situations where the Trust will unexpectedly hold cash on a temporary basis, including in connection with the settlement of creation and redemption transactions. The Trust’s cash and cash equivalents will be held at its account at the Cash Custodian, pursuant to the Cash Custody Agreement.

The Sponsor may, in its sole discretion, add or terminate ONDO custodians at any time. The Sponsor may, in its sole discretion, change the ONDO Custodians for the Trust’s ONDO holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such ONDO custodians. Should the Sponsor choose to add or terminate an ONDO Custodian, the Trust will notify Shareholders in a prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports, and, in any case, within four business days of such termination or addition.

PRIME BROKER

Pursuant to the Prime Broker Agreement, a portion of the Trust’s ONDO holdings and cash holdings from time to time may be held with the Prime Broker, an affiliate of the Coinbase Custodian, in the Trading Balance, in connection with the creation and redemption of Shares via cash transactions or to pay for Trust Expenses not assumed by the Sponsor in consideration for the Sponsor Fee. The amount of ONDO that may be held in the Trading Balance will be limited to the amount necessary to process a given creation or redemption transaction, as applicable, or to pay for Trust Expenses not assumed by the Sponsor in consideration for the Sponsor Fee.

The Sponsor may, in its sole discretion, add or terminate prime brokers at any time. The Sponsor may, in its sole discretion, change the prime broker for the Trust, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such prime brokers.

These periodic holdings held in the Trading Balance with the Prime Broker represent an omnibus claim on the Prime Broker’s ONDO held on behalf of clients; these holdings exist across a combination of omnibus hot wallets, omnibus cold wallets or in accounts in the Prime Broker’s name on a trading venue (including third-party venues and the Prime Broker’s own execution venue) where the Prime Broker executes orders to buy and sell ONDO on behalf of clients (each such venue, a “Connected Trading Venue”). The Prime Broker is not required to hold any of the ONDO in the Trust’s Trading Balance in cold storage or to hold any such ONDO in segregation, and neither the Trust nor the Sponsor can control the method by which the Prime Broker holds the ONDO credited to the Trust’s Trading Balance. Within the Trust’s Trading Balance, the Prime Broker Agreement provides that the Trust does not have an identifiable claim to any particular ONDO (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the ONDO (and cash) the Prime Broker holds on behalf of customers who hold similar entitlements against the Prime Broker. In this way, the Trust’s Trading Balance represents an omnibus claim on the Prime Broker’s ONDO (and cash) held on behalf of the Prime Broker’s customers.

Within such omnibus hot and cold wallets and accounts, the Prime Broker has represented to the Sponsor that it keeps the majority of assets in cold wallets, to promote security, while the balance of assets are kept in hot wallets to facilitate rapid withdrawals. However, the Sponsor has no control over, and for security reasons the Prime Broker does not disclose to the Sponsor, the percentage of ONDO that the Prime Broker holds for customers holding similar entitlements as the Trust which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Broker’s name on a trading venue. The Prime Broker has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Broker attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.

The Prime Broker is not required by the Prime Broker Agreement to hold any of the ONDO in the Trust’s Trading Balance in cold storage or to hold any such ONDO in segregation, and neither the Trust nor the Sponsor can control the method by which the Prime Broker holds the ONDO credited to the Trust’s Trading Balance.

To the extent the Trust sells ONDO through the Prime Broker, the Trust’s orders will be executed at Connected Trading Venues that have been approved in accordance with the Prime Broker’s due diligence and risk assessment process. The Prime Broker has represented that its due diligence on Connected Trading Venues includes reviews conducted by the legal, compliance, security, privacy and finance and credit-risk teams. The Connected Trading Venues, which are subject to change from time to time, currently include Bitstamp, LMAX, Kraken, the exchange operated by the Prime Broker, as well as four additional non-bank market makers (“NBMMs”). The Prime Broker has represented to the Trust that it is unable to name the NBMMs due to confidentiality restrictions.

Pursuant to the Prime Broker Agreement, the Trust may engage in purchases or sales of ONDO by placing orders with the Prime Broker. The Prime Broker will route orders placed by the Sponsor through the Prime Broker’s execution platform (the “Trading Platform”) to a Connected Trading Venue where the order will be executed. Each order placed by the Sponsor will be sent, processed and settled at each Connected Trading Venue to which it is routed. The Prime Broker Agreement provides that the Prime Broker is subject to certain conflicts of interest, including: (i) the Trust’s orders may be routed to the Prime Broker’s own execution venue where the Trust’s orders may be executed against other customers of the Prime Broker or with Coinbase acting as principal, (ii) the beneficial identity of the counterparty purchaser or seller with respect to the Trust’s orders may be unknown and therefore may inadvertently be another client of the Prime Broker, (iii) the Prime Broker does not engage in front-running, but is aware of the Trust’s orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) the Prime Broker may act in a principal capacity with respect to certain orders. As a result of these and other conflicts, when acting as principal, the Prime Broker may have an incentive to favor its own interests and the interests of its affiliates over the Trust’s interests, which may adversely impact the value of an investment in the Shares.

Subject to the foregoing, and to certain policies and procedures that the Prime Broker Agreement requires the Prime Broker to have in place to mitigate conflicts of interest when executing the Trust’s orders, the Prime Broker Agreement provides that the Prime Broker shall have no liability, obligation, or responsibility whatsoever for the selection or performance of any Connected Trading Venue, and that other Connected Trading Venues and/or trading venues not used by Coinbase may offer better prices and/or lower costs than the Connected Trading Venue used to execute the Trust’s orders.

Once the Sponsor, on behalf of the Trust, places an order to purchase or sell ONDO on the Trading Platform in connection with the creation or redemption of Shares via a cash transaction, the associated ONDO or cash used to fund or fill the order, if any, will be placed on hold and will generally not be eligible for other use or withdrawal from the Trust’s Trading Balance. The Trust’s Vault Balance may be used directly to fund orders. With each Connected Trading Venue, the Prime Broker shall establish an account in the Prime Broker’s name, or in its name for the benefit of clients, to trade on behalf of its clients, including the Trust, and the Trust will not, by virtue of the Trading Balance the Trust maintains with the Prime Broker, have a direct legal relationship, or account with, any Connected Trading Venue.

The Prime Broker may terminate the Prime Broker Agreement in its entirety for any reason and without Cause by providing at least ninety (90) days’ prior written notice to the Trust. The Trust may terminate the Prime Broker Agreement in its entirety for any reason and without Cause by providing at least 30 (thirty) days’ prior written notice to the Prime Broker; provided, however, the Trust’s termination of the Prime Broker Agreement shall not be effective until the Trust has fully satisfied its obligations the Prime Broker Agreement.

The Prime Broker and the Coinbase Custodian may, in their sole discretion, suspend, restrict or terminate the Trust’s prime broker services, including by suspending, restricting or closing any account of the Trust covered under the Prime Broker Agreement for Cause, at any time and with prior notice to the Trust.

For purposes of the Prime Broker Agreement, “Cause” shall mean: (i) the Trust (a) fails to make a payment when due or (b) materially breaches any provision of this Prime Broker Agreement and such breach is not cured within one (1) Business Day after notice of such breach is given to Trust in the case of a payment-related breach or is not cured within ten (10) Business Days after notice of such breach is given to Trust in the case of a non-payment related breach; (ii) the Trust takes any action to dissolve or liquidate, in whole or part; (iii) the Trust becomes insolvent, makes an assignment for the benefit of creditors, becomes subject to direct control of a trustee, receiver or similar authority; (iv) the Trust becomes subject to any bankruptcy or insolvency proceeding under any applicable laws, rules and regulations, such termination being effective immediately upon any declaration of bankruptcy; (v) termination is required pursuant to a court order or binding order of a government authority; (vi) the Trust’s account with the Prime Broker is subject to any pending litigation, investigation or government proceeding that is reasonably likely to affect the legality, validity or enforceability against it of the Prime Broker Agreement or its ability to perform its obligations under the Prime Broker Agreement; or (vii) the Prime Broker reasonably suspects Trust of attempting to circumvent the Prime Broker’s controls or uses the Prime Broker’s services in a manner the Prime Broker otherwise deems inappropriate or potentially harmful to itself or third parties, and Trust fails to provide the Prime Broker written evidence reasonably acceptable to the Prime Broker of Trust’s non-circumvention of such controls within three (3) Business Days following written notice from the Prime Broker.

The Trust may terminate this Prime Broker Agreement upon prior notice to the Prime Broker upon an event which constitutes “Coinbase Cause.” “Coinbase Cause” means (i) the Prime Broker takes any action to dissolve or liquidate, in whole or part; (ii) the Prime Broker becomes insolvent, makes an assignment for the benefit of creditors, becomes subject to direct control of a trustee, receiver or similar authority; (iii) the Prime Broker becomes subject to any bankruptcy or insolvency proceeding under any applicable laws, rules and regulations, such termination being effective immediately upon any declaration of bankruptcy; or (iv) termination is required pursuant to a court order or binding order of a government authority.

A decision by the Prime Broker or the Coinbase Custodian to take certain actions, including suspending, restricting or terminating the Trust’s accounts covered under the Prime Broker Agreement, may be based on confidential criteria that are essential to the Prime Broker’s risk management and security practices and the Trust acknowledges that the Prime Broker and the Coinbase Custodian are under no obligation to disclose the details of their risk management and security practices to the Trust. The parent company of the Coinbase Custodian and the Prime Broker, Coinbase Global maintains a commercial crime insurance policy, which is intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Coinbase Custodian and the Prime Broker (collectively, Coinbase Global and its subsidiaries are referred to as the “Coinbase Insureds”). This policy covers the loss of client assets held by the Coinbase Custodian and the Prime Broker, including from employee collusion or fraud, physical loss including theft, damage of key material, security breaches, hacks and fraudulent transfers. The insurance maintained by the Coinbase Insureds is shared among all of their customers, is not specific to the Trust or to customers holding ONDO with the Coinbase Custodian or the Prime Broker and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

Under the Prime Broker Agreement, the Prime Broker’s liability is limited as follows, among others: (i) the Prime Broker’s aggregate liability shall not exceed the aggregate fees paid by the Trust to the Prime Broker in respect of the Prime Broker Services in the 12 months prior to the event giving rise to the Prime Broker’s liability; and (ii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Prime Broker is not liable, even if the Prime Broker has been advised of or knew of or should have known of the possibility thereof. In general, with limited exceptions, the Prime Broker is not liable under the Prime Broker Agreement unless in the event of its gross negligence, fraud, or willful misconduct. The Prime Broker is not liable for delays, suspension of operations, failure in performance, or interruption of service which result directly or indirectly from any cause or condition beyond the reasonable control of the Prime Broker. These and the other limitations on the Prime Broker’s liability may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Prime Broker directly caused such losses.

In connection with the Prime Broker Agreement, the Trust has entered into a Post-Trade Financing Agreement (the “Post-Trade Financing Agreement”) with Coinbase Credit, Inc. (the “Lender”), pursuant to which the Trust may borrow ONDO or cash as trade credit (“Trade Credit”) the Lender on a short-term basis to avoid having to pre-fund the Trust’s Trading Balance. This allows the Trust to buy or sell ONDO through an ONDO Counterparty in an amount that exceeds the cash or ONDO credited to the Trust’s Trading Balance at the ONDO Counterparty at the time such order is submitted to the ONDO Counterparty, which is expected to facilitate the Trust’s ability to process cash creations and redemptions and pay the Sponsors Fee and any other Trust expenses not assumed by the Sponsor, to the extent applicable, in a timely manner by seeking to lock in the ONDO price on the trade date for creations and redemptions or the payment date for payment of the Sponsor’s Fee or any other Trust Expenses not assumed by the Sponsor, rather than waiting for the funds associated with the creation to be transferred by the Cash Custodian to the ONDO Counterparty prior to purchasing the ONDO or for the ONDO held in the Vault Balance to be transferred to a Trading Balance prior to selling the ONDO.

In connection with a purchase order, the Trust may first borrow cash from the Lender using the Trade Financing Agreement, and then purchase ONDO. In connection with a redemption order, the Trust may first borrow ONDO from the Lender using the Trade Financing Agreement, and then sell this ONDO.

The Sponsor does not generally intend to fund the Trading Balance at the Prime Broker with sufficient cash or ONDO in connection with creation and redemption transactions or to pay fees and expenses, and instead the Sponsor regularly expects to utilize the Post-Trade Financing Agreement in connection with such creation and redemption transactions or for such fees and expenses. The purpose of borrowing the ONDO or cash used in connection with cash creation and redemption or to pay these fees and expenses from the Lender is to lock in the ONDO price on the trade date or the payment date, as applicable, rather than waiting for the funds associated with the creation to be transferred by the Cash Custodian to an ONDO Counterparty prior to purchasing the ONDO or for the ONDO held in the Vault Balance to be transferred to a Trading Balance prior to selling the ONDO (a process which may take up to twenty four hours, or longer if the Ondo Chain is experiencing delays in transaction confirmation, or if there are other delays). In the event Trade Credits are unavailable from the Lender or become exhausted, the Sponsor would require an Authorized Participant to deliver cash on the trade date so that a purchase order can be settled in a timely manner.

Because the Trust’s Trading Balance may not be funded with cash on trade date for the purchase of ONDO associated with the purchase order, the Trust may borrow Trade Credits in the form of cash from the Lender pursuant to the Post-Trade Financing Agreement or may require an Authorized Participant to deliver the required cash for the purchase order on trade date. The extension of Trade Credits on trade date allows the Trust to purchase ONDO through an ONDO Counterparty on trade date, with such ONDO being deposited in the Trust’s Trading Balance. For settlement of a redemption, the Trust delivers Shares to an Authorized Participant in exchange for cash received from such Authorized Participant. To the extent Trade Credits were utilized, the Trust uses the cash to repay the Trade Credits borrowed from the Lender. Any Financing Fees owed to the Lender is deemed part of trade execution costs and embedded in the trade price for each transaction, and therefore is the cash-denominated responsibility of the Authorized Participants. To the extent this position changes and Financing Fees owed to the Lender would be a responsibility of the Trust, such expenses could impact the net assets of the Trust over time by increasing the operational expenses of the Trust.

The Trust is currently not aware of the maximum amount of Trade Credit, but such maximum amount of Trade Credit may exist at some point in the future.

The Lender is only required to extend Trade Credits up to an authorized amount (the “Authorized Amount”) for use on the Prime Broker’s Trading Platform. Once the Lender has approved the Trust to receive Trade Credits up to the Authorized Amount, the Trust may place orders up to amounts up to the then-current amount available to the Trust to place orders (the “Available Balance”). The “Authorized Amount” will be an amount to be determined, on a daily basis, based on the Lender’s sole discretion considering factors including, but not limited to, availability of financing and credit due diligence of the Trust. The Lender is only required to extend Trade Credits to the Trust to the extent such ONDO or cash is actually available to the Lender. For example, if the Lender is unable to itself borrow ONDO to lend to the Trust as a Trade Credit, or there is a material market disruption (as determined by the Lender in good faith and in its sole discretion), the Lender is not obligated to extend Trade Credits to the Trust. The Lender is under no obligation to continue to provide Trade Credits for certain specific fiat currencies and/or digital assets, and Lender may impose black-out periods during which Trade Credits for currencies or digital assets may be unavailable.

To the extent that Trade Credits are not available, (1) there may be delays in the selling of ONDO, (2) Trust assets may be in held the Trading Balance for a longer duration than if Trade Credits were available, and (3) the execution price associated with such trades may deviate significantly from the Pricing Benchmark price used to determine the Trust’s NAV. To the extent that the execution price for sales of ONDO deviates significantly from the Pricing Benchmark price used to determine the NAV of the Trust, the remaining Shareholders may be negatively impacted. If Trade Credits are unavailable to the Trust, the Trust must pre-fund its Trading Balance with cash and/or ONDO in order to sell ONDO through the Prime Broker.

The Trust generally must repay Trade Credits by 6:00 p.m. ET (the “Settlement Deadline”) on the Business Day immediately following the day the Trade Credit was extended by the Lender to the Trust (or, if such day is not a Business Day, on the next Business Day). Pursuant to the Post-Trade Financing Agreement, the Trust has granted a security interest in, lien on and right of set off against all of the Trust’s right, title and interest, the Trust’s Trading Balance and Vault Balance established pursuant to the Prime Broker Agreement and Custodial Services Agreements, in order to secure the repayment by the Trust of the Trade Credits and Financing Fees to the Lender. The Trust and Lender may terminate the Post-Trade Financing Agreement immediately upon giving the other party written notice. Upon such notice of termination, the Coinbase Custodian and the Prime Broker have agreed to comply with instructions and entitlement orders from the Lender with respect to the disposition of the assets in the Trust’s Trading Balance without further consent by the Trust. If the Trust fails to repay the Trade Credits to the Lender on time and in full, the Lender shall have the right to instruct the Prime Broker (and the Prime Broker agrees to comply with such instruction) to transfer the Trust’s assets from the Trust’s Trading Balance to the Lender to repay the Trade Credit debt owed by the Trust to the Lender and/or liquidate or cancel outstanding orders.

Other than in connection with the Post-Trade Financing Agreement, (i) the Trust, the Sponsor and the service providers will not loan or pledge the Trust’s assets nor will the Trust’s assets serve as collateral for any loan or similar arrangement, other than in connection with the Post-Trade Financing Agreement; and (ii) the Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective.

Interest rates on Trade Credits (“Financing Fees”) will be an amount to be determined, on a daily basis, based on the Lender’s sole discretion considering factors including, but not limited to, availability of financing, market prices, and credit due diligence of the Trust.

FORM OF SHARES

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Transfer Agent keeps a record of all Shareholders and holders of the Shares in certified form in the registry (“Register”). The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of Shareholders holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

TRANSFER OF SHARES

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

INITIAL SEED CREATION INVESTOR

21Shares US LLC (in such capacity, the “Initial Seed Creation Investor”) is expected to purchase initial seed creation baskets comprising [●] Shares (the “Initial Seed Creation Baskets”) at a per-Share price of [●]. The total proceeds to the Trust from the sale of the Initial Seed Creation Baskets are expected to be approximately $[●]. Such proceeds are expected to be used by the Trust to purchase ONDO at or prior to the listing of the Shares on the Exchange. In this capacity, the Initial Seed Creation Investor will act as a statutory underwriter in connection with this purchase. The ONDO acquired in connection with the Initial Seed Creation Baskets will be held by the ONDO Custodians. The price of the Shares comprising the Initial Seed Creation Baskets will be determined as of the effective date of the registration statement of which this Prospectus forms a part as described in this Prospectus, and such Shares could be sold at different prices if sold by the Initial Seed Creation Investor at different times. It is anticipated that the Initial Seed Creation Investor may redeem its Shares or sell its Shares to a third party following the initial listing of Shares on the Exchange. The Initial Seed Creation Investor may sell some or all of its Shares pursuant to the registration statement of which this Prospectus forms a part (in such capacity, the “Selling Shareholder”), which Shares will have been registered to permit the resale from time to time after purchase. The Trust will not receive any of the proceeds from the resale or redemption by the Selling Shareholder of these Shares. The Sponsor will not receive from the Trust or any of its affiliates any fee or other compensation in connection with the resale of these Shares.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell Shares of the Trust in secondary market transactions through brokers. Shares are expected to trade on the Exchange under the ticker symbol “[●]”. Shares are expected to be bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors will incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.

Authorized Participants

The offering of the Trust’s Shares is a best-efforts offering. The Trust continuously offers Baskets consisting of 10,000 Shares to Authorized Participants. Authorized Participants pay a transaction fee for each order they place to create or redeem one or more Baskets.

The offering of Baskets is being made in compliance with Rule 2310 of the FINRA Rules. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

The per share price of Shares offered in Baskets on any subsequent day will be the total NAV of the Trust calculated shortly after the close of the Exchange on that day divided by the number of issued and outstanding Shares of the Trust. An Authorized Participant is not required to sell any specific number or dollar amount of Shares.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. The Authorized Participant Agreement may provide for in-kind Basket creations and redemptions. An Authorized Participant is under no obligation to create or redeem Baskets or to offer to the public Shares of any Baskets it does create.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. Any purchaser who purchases Shares with a view towards distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(a)(3) of the 1933 Act.

While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Baskets.

Initial Seed Creation Investor; Selling Shareholder

The Sponsor or its affiliates, or a fund or unit investment trust for which the Sponsor or an affiliate of the Sponsor serves as sponsor or investment advisor, may purchase Shares of the Trust through a broker-dealer or other investors, including in secondary market transactions, and because the Sponsor and its affiliates may be deemed affiliates of the Trust, the Shares are being registered to permit the resale of these Shares by affiliates of the Trust from time to time after any such purchase. The Trust will not receive any of the proceeds from the resale or redemption of such Shares.

21Shares US LLC (in such capacity, the “Initial Seed Creation Investor”), is expected to purchase initial seed creation baskets comprising [●] Shares (the “Initial Seed Creation Baskets”) at a price of $[●] per Share. The proceeds from such sale are anticipated to be approximately $[●]. Such proceeds are expected to be used by the Trust to purchase ONDO at or immediately prior to the listing of the Shares on the Exchange. In this capacity, the Initial Seed Creation Investor will act as a statutory underwriter in connection with this purchase. The ONDO acquired in connection with the Initial Seed Creation Baskets will be held by the ONDO Custodians. The actual price of the Shares comprising the Initial Seed Creation Baskets will be determined as of the effective date of the registration statement of which this Prospectus forms a part as described in this Prospectus, and such Shares could be sold at different prices if sold by the Initial Seed Creation Investor at different times. It is anticipated that the Initial Seed Creation Investor may redeem its Shares or sell its Shares to a third party following the initial listing of Shares on the Exchange.

The Initial Seed Creation Investor may sell some or all of the Shares pursuant to the registration statement of which this Prospectus forms a part (in such capacity, the “Selling Shareholder”), which Shares will have been registered to permit the resale from time to time after purchase. The Shares offered by the Selling Shareholder were acquired by the Selling Shareholder as described in the registration statement and could be sold at different times and at different offering prices. The Trust will not receive any of the proceeds from the resale or redemption by the Selling Shareholder of these Shares. The Sponsor will not receive from the Trust or any of its affiliates any fee or other compensation in connection with the resale of these Shares.

A Selling Shareholder may sell Shares owned by the Selling Shareholder directly or through broker-dealers, in accordance with applicable law, on any national securities exchange on which the Shares may be listed or quoted at the time of sale, through trading systems, in the OTC market or in transactions other than on these exchanges or systems at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected through brokerage transactions, privately negotiated trades, block sales, entry into options or other derivatives transactions or through any other means authorized by applicable law. A Selling Shareholder may redeem Shares held in Basket size through an Authorized Participant. See “Conflicts of Interest.”

Flux Finance Subscription Agreement

On June 11, 2025, pursuant to a subscription agreement between the Trust and Flux Finance (as amended, the “Flux Finance Subscription Agreement”), the Trust issued 2,000,000 Shares to Flux Finance for 42,727,997.499959 ONDO, representing an aggregate purchase price in an amount equivalent to $40,000,000 in ONDO, or $20.00 per Share.

Lock-Up Period

Pursuant to the Flux Finance Subscription Agreement, Flux Finance has agreed to not, for a period (i) ending one (1) year after the date of effectiveness of the registration statement of which this Prospectus forms a part, with respect to 50% of the Shares held by Flux Finance, and (ii) ending two (2) years after the date of effectiveness of the registration statement of which this Prospectus forms a part, with respect to the remaining 50% of the Shares held by Flux Finance (both such periods, collectively, the “Lock-Up Period”), without the prior written consent of the Sponsor, sell, transfer, assign, pledge, hypothecate or otherwise dispose of any of the Shares it holds, nor will Flux Finance seek to have the Trust or the Sponsor redeem the Shares during the Lock-up Period. Following expiration of the Lock-up Period, Flux Finance may, to the extent permitted by applicable laws, be permitted to redeem Shares in accordance with the Trust Agreement.

Pursuant to a letter agreement by and between Flux Finance and the Trust (the “Flux Finance Letter Agreement”), in the event that either (i) the Trust Agreement is amended or the Sponsor proposes to amend the Trust Agreement, in each case to alter the property that the Trust is permitted to hold, or (ii) the Trust liquidates or the Sponsor proposes for the Trust to liquidate any part of the ONDO tokens paid as consideration by Flux Finance (other than in connection with the exercise of a redemption right by Flux Finance), then in either case, the Lock-Up Period shall be terminated such that all of the Shares held by Flux Finance shall be immediately released from all restrictions on sale, transfer, assignment, hypothecation, or other disposal.

CREATION AND REDEMPTION OF SHARES

The Trust creates and redeems Shares from time to time, but only in one or more Baskets. Baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of, in the event of an in-kind transaction, the amount of ONDO represented by the Baskets being created or redeemed, or in the event of a cash transaction, the amount of cash equivalent to the amount of ONDO represented by the Baskets being created or redeemed, the amount of which is based on the quantity of ONDO attributable to each Share of the Trust (net of accrued but unpaid Sponsor Fees and any accrued but unpaid extraordinary expenses or liabilities) being created or redeemed determined as promptly as practicable after 4:00 p.m. ET on the day the order to create or redeem Baskets is properly received. For in-kind purchases, Authorized Participants will deliver, or arrange for the delivery by such Authorized Participant’s designated agent of, ONDO to the Trust’s accounts with the ONDO Custodians in exchange for Shares. For in-kind redemptions, when Authorized Participants redeem Shares with the Trust, the Trust, through the ONDO Custodians, will deliver ONDO to such Authorized Participants or a designated agent thereof, in exchange for their Shares.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions described below, and (2) DTC Participants. On May 15, 2025, the staff of the SEC’s Division of Trading and Markets stated that broker-dealers are permitted to facilitate in-kind creations and redemptions in connection with spot digital asset exchange-traded products. As part of the same set of Frequently Asked Questions (“FAQs”) clarifying its views on broker-dealers’ digital asset activities, the staff noted, among other things, that (i) SEC Rule 15c3-3 applies only to those digital assets that were securities, and (ii) broker-dealers are permitted to facilitate in-kind creations and redemptions in connection with spot digital asset exchange-traded products. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Sponsor. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of the ONDO required for such creations and redemptions. The Authorized Participant Agreement may provide for in-kind Basket creations and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trust, without the consent of any Shareholder or Authorized Participant. Authorized Participants pay the Transfer Agent a fee for each order they place to create or redeem one or more Baskets. The transaction fee may be reduced, increased or otherwise changed by the Sponsor.

The ONDO Counterparties are designated third parties with whom the Sponsor has entered into an agreement on behalf of the Trust that will deliver, receive or convert to U.S. dollars the ONDO related to an Authorized Participant’s creation or redemption order. However, no ONDO Counterparty is contractually obligated to participate in cash orders for creations or redemptions. Authorized Participants may deliver cash or ONDO to create Shares and may (either directly, or through their designated agents) receive cash or ONDO when redeeming Shares.

Generally speaking, ONDO Counterparties deliver ONDO related to an Authorized Participant’s purchase order to the Trust’s Cold Vault Balance. Authorized Participants and ONDO Counterparties are not required to maintain an account with the ONDO Custodians.

Creations and redemptions of Shares may result in certain slippage being incurred as a result of, for example, trading fees, spreads, or commissions. Any slippage so incurred will be the responsibility of an Authorized Participant, as a cash liability, and not of the Trust or Sponsor.

Each Authorized Participant will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

The Sponsor performs extensive due diligence as a part of its ONDO Counterparty selection and onboarding process. As part of this process the Sponsor assesses ONDO Counterparty candidates against various criteria, including those relating to candidates’ (1) financial standing, (2) reputation, (3) settlement history with the Sponsor and (4) regulatory oversight. No affiliates of the Trust or the Sponsor are expected to serve as an ONDO Counterparty.

ONDO associated with creations and redemptions will generally be transferred to the Trust’s Cold Vault Balance (known as “on-chain” transactions). Under certain circumstances, these transactions may be “off-chain” transactions that are represented in the books and records of the Prime Broker. Off-chain transactions have several benefits, including instant execution, lower transaction fees, and increased privacy. Off-chain transactions may be utilized for smaller, frequent transactions where speed and cost efficiency are more important.

The Trust will be responsible for ONDO-related on-chain transaction fees associated with creation and redemption transactions and transactions with the Prime Broker, and that the Sponsor will assume such expenses of the Trust in consideration for the Sponsor Fee. The Authorized Participants are responsible for only cash liabilities relating to creation and redemption costs, such as trading fees and slippage.

Authorized Participants will place orders through the Transfer Agent. The Transfer Agent will coordinate with the ONDO Custodians in order to facilitate settlement of the Shares and ONDO as described in more detail in the “Creation Procedures and Redemption Procedures” sections below.

The following description of the procedures for the creation and redemption of Baskets is only a summary and a Shareholder should refer to the relevant provisions of the Trust Agreement and the forms of Authorized Participant Agreements for more detail. The Trust Agreement and forms of Authorized Participant Agreements will be filed as exhibits to the registration statement of which this Prospectus is a part, one of which provides for in-kind creations and redemptions.

Creation Procedures

On any Business Day, an Authorized Participant may place an order with the Transfer Agent via the order taking portal to create one or more Baskets via a cash or in-kind transaction.

Purchase orders must be placed by 12:00 p.m. ET, the close of regular trading on the Exchange, or another time determined by the Sponsor. The day on which an order is received by the Transfer Agent is considered the purchase order date.

Upon the Sponsor’s approval, a creation request by an Authorized Participant will produce an affirmation confirming the acceptance of the order by the Sponsor. Upon publication of the Trust’s NAV, the Sponsor, Transfer Agent and Authorized Participant will receive a confirmation receipt including trade details such as trade date, settlement date, direction of trade, number of Shares, ONDO entitlement and Authorized Participant details. On the settlement date, the Sponsor and Authorized Participant will settle entirely in cash.

Prior to the delivery of Baskets for a purchase order, an Authorized Participant must also have wired to the Transfer Agent the nonrefundable transaction fee due for the creation order. Authorized Participants may not withdraw a creation request. By placing a cash creation order, an Authorized Participant agrees to facilitate the deposit of cash with the Cash Custodian. By placing an in-kind creation order, an Authorized Participant agrees to facilitate the deposit directly of ONDO, through its designated agents, with the ONDO Custodians.

To effectuate a cash creation order, an Authorized Participant will be required to prefund with cash the Trust’s purchase of ONDO in an amount determined by the Sponsor. An Authorized Participant will be required to transfer the cash deposit amount associated with such creation order to the Trust’s account with the Cash Custodian. The Sponsor, on behalf of the Trust, will instruct an ONDO Counterparty to purchase the amount of ONDO equivalent in value to the cash deposit amount associated with the creation order, with such purchase transaction prearranged to be executed, in the Sponsor’s reasonable efforts, at the Pricing Benchmark price used by the Trust to calculate NAV, taking into account any spread, commissions, or other trading costs on the applicable Creation Order Date. The resulting ONDO will be deposited in the Trust’s accounts with the ONDO Custodians. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of an Authorized Participant and not of the Trust or Sponsor.

To the extent the execution price of the ONDO acquired by an ONDO Counterparty at settlement is less than the cash deposit amount, such cash difference will be remitted to an Authorized Participant. To the extent the execution price of the ONDO acquired by the ONDO Counterparty exceeds the cash deposit amount, such cash difference will be the responsibility of the applicable Authorized Participant and not the Trust or Sponsor.

No Shares will be issued unless and until the Sponsor and Transfer Agent have confirmed that any outstanding ONDO or cash (as applicable) due from an Authorized Participant has been settled with the Trust. Disruption of services at the Prime Broker or at the Trust’s ONDO Custodians or Cash Custodian would have the potential to delay settlement of the ONDO related to Share creations. To the extent an ONDO Counterparty is not able to deliver ONDO associated with a cash purchase order as of a specified time on the settlement date, the Sponsor or Transfer Agent will cancel such purchase order. To the extent that ONDO transfers from the Trust’s Trading Balance to the Trust’s Vault are delayed due to congestion or other issues with the Ondo Chain, such ONDO will not be held in cold storage until such transfers can occur.

For an in-kind creation, following an Authorized Participant’s purchase order, the Trust’s accounts with the ONDO Custodians must be credited with the required ONDO by the end of the Business Day following the purchase order date, or in the case of cash deposits, the Trust’s Cash Custodian account must be credited with the required cash by the end of the Business Day following the purchase order date, as applicable. Under most circumstances, the ONDO associated with a Creation Basket Deposit will be deposited with an ONDO Custodian in the Trust’s Cold Vault Balance, although in some circumstances, ONDO may be deposited outside of cold storage. For example, although the ONDO Custodians will keep a substantial portion of the private keys associated with the Trust’s ONDO in the Cold Vault Balance, a portion of the Trust’s assets may be held in hot trading wallets, from time to time, in connection with the settlement of a creation or redemption transaction. Upon receipt of the ONDO deposit amount in the Trust’s accounts with the ONDO Custodians, or the cash deposit amount in the Trust’s Cash Custodian account, the ONDO Custodians or the Cash Custodian, as applicable, will notify the Transfer Agent, the applicable Authorized Participant, and the Sponsor that the ONDO or cash has been deposited. Upon confirmation by the Sponsor and Transfer Agent that any outstanding ONDO or cash due from the Authorized Participant has been settled with the Trust, the Transfer Agent will then direct DTC to credit the number of Shares created to the applicable DTC account of the Authorized Participant.

The Authorized Participants understand and agree that in the event Creation Basket Deposits are not deposited to the Trust by the time specified above and in compliance with the applicable procedures, and any outstanding cash or ONDO due from the Authorized Participants have not been settled with the Trust, then the applicable Purchase Order will be canceled by the Sponsor. In the event an Authorized Participant, or its designated agent, has not deposited the ONDO to the Trust by the applicable time on the settlement date of the in-kind creation order, the Authorized Participant will be given one of the following options by the Trust to (i) delay settlement of the order to enable delivery of ONDO at a later date, or (ii) accept that the Trust will execute an ONDO transaction required for the creation and the Authorized Participant will deliver the U.S. dollars required for this purchase. The Authorized Participants are responsible for the dollar cost of the difference between the ONDO price utilized in calculating NAV per Share on trade date and the price at which the Trust acquires the ONDO to the extent the price realized in buying the ONDO is higher than the ONDO price utilized in the NAV. To the extent the price realized in buying the ONDO is lower than the price utilized in the NAV, the Authorized Participant shall get to keep the dollar impact of any such difference. For a cash redemption order, an Authorized Participant will deliver Shares to the Trust and will receive cash for the Shares delivered. For an in-kind redemption order, an Authorized Participant will deliver Shares to the Trust and will receive ONDO or will have its designated agent receive ONDO for the Shares delivered.

None of the Sponsor, the Trust, the Marketing Agent, or the Transfer Agent shall be liable to the Authorized Participants if an ONDO Counterparty fails to deliver ONDO or cash, respectively, representing the Creation Basket Deposit for such Authorized Participant’s Purchase Order to the Trust’s accounts with the ONDO Custodians or with the Cash Custodian, as applicable, unless such failure is due to an act or omission of the Sponsor or Trust.

ONDO held in the Trust’s accounts with the ONDO Custodians are the property of the Trust. The Trust, the Sponsor and the service providers will not loan or pledge the Trust’s assets nor will the Trust’s assets serve as collateral for any loan or similar arrangement, other than in connection with the Post-Trade Financing Agreement.

Determination of Required Deposits

For a creation, the total amount of ONDO (for in-kind creations), or cash (for cash creations), required to create each Basket (“Basket Deposit”) is the amount of ONDO or its cash equivalent that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, as the number of Shares being created bears to the total number of Shares outstanding on the date the order is properly received, plus a cash buffer determined by the Sponsor.

The Basket Deposit changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of ONDO represented by the Basket Deposit as appropriate to reflect accrued expenses and any loss of ONDO that may occur. The computation is made by the Administrator as promptly as practicable after 4:00 p.m. ET. Each night, the Sponsor will publish the amount of ONDO that is represented by each Basket Deposit.

Delivery of Required Deposits

An Authorized Participant who places a purchase order must follow the procedures outlined in the “Creation Procedures” section of this Prospectus. When a creation occurs, after the ONDO Custodians receive the required ONDO (for in-kind creations) or the Cash Custodian receives the required cash (for cash creations), the Sponsor will notify the Transfer Agent that the ONDO or cash, as applicable, has been received, and the Transfer Agent and Sponsor will then determine whether any outstanding cash or ONDO due from the Authorized Participant has been settled with the Trust, and the Transfer Agent will direct DTC to credit the number of Shares ordered to the Authorized Participant’s DTC account on the Business Day following the purchase order date. Rejection of Purchase Orders.

The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any purchase order or Basket Deposit if the Sponsor determines that:

●	the purchase order or Basket Deposit is not in proper form;

●	it would not be in the best interest of the Shareholders of the Trust;

●	the acceptance of the purchase order or the Basket Deposit would have adverse tax consequences to the Trust or its Shareholders;

●	the acceptance or receipt of which would, in the opinion of counsel to the Sponsor, be unlawful; or

●	circumstances outside the control of the Trust, the Sponsor, the Marketing Agent or the ONDO Custodians make it, for all practical purposes, not feasible to process Creations Baskets (including if the Sponsor determines that the investments available to the Trust at that time will not enable it to meet its investment objective).

None of the Sponsor, the Transfer Agent or the ONDO Custodians will be liable for the rejection of any purchase order or Basket Deposit.

The Marketing Agent shall notify the applicable Authorized Participant of a rejection or revocation of any Purchase Order. The Marketing Agent is under no duty, however, to give notification of any specific defects or irregularities in the delivery of the Creation Basket Deposit nor shall the Marketing Agent or the Trust incur any liability for the failure to give any such notification. The Trust and the Marketing Agent may not revoke a previously accepted Purchase Order.

Redemption Procedures

On any Business Day, an Authorized Participant may place an order with the Transfer Agent via the order taking portal to redeem one or more Baskets. For purposes of processing redemption orders, a “Business Day” means any day other than a day when either the Exchange or the New York Stock Exchange is closed for regular trading.

Sell orders must be placed by 12:00 p.m. ET, or the close of regular trading on the Exchange, or another time as determined by the Sponsor. The day on which an order is received by the Transfer Agent is considered the sell order date.

Upon the Sponsor’s approval, a redemption request by an Authorized Participant will produce an affirmation confirming the acceptance of the order by the Sponsor. Upon publication of the Trust’s NAV, the Sponsor, Transfer Agent and Authorized Participant will receive a confirmation receipt including trade details such as trade date, settlement date, direction of trade, number of Shares, ONDO entitlement and Authorized Participant details. On the settlement date, the Sponsor and Authorized Participant will settle entirely in cash in the case of a cash redemption and in ONDO in the case of an in-kind redemption.

To effectuate a redemption order via a cash transaction, an Authorized Participant will be required to prefund a cash amount determined by the Sponsor to the Trust’s account with the Transfer Agent no later than 2:00 pm ET on the sell order date or at another time as determined by the Sponsor. Because the Shares associated with the redemption order may not be available at the time that an Authorized Participant places the redemption order, the Sponsor may require cash to be pre-funded to cover related trading costs. The Shares associated with the redemption order are due to be delivered to the Trust’s DTC account on the settlement date. Upon receipt of the required cash indicated in the redemption order, the Sponsor, on behalf of the Trust, will instruct an ONDO Counterparty to convert ONDO into cash by effectuating an ONDO sale executed, in the Sponsor’s reasonable efforts, at the Pricing Benchmark price used by the Trust to calculate NAV, and deposit the cash proceeds of such sale in the Trust’s account with the Cash Custodian for settlement with the applicable Authorized Participant (taking into account any spread, commission, or other trading costs).

The redemption distribution due from the Trust is delivered to an ONDO Counterparty on the Redemption Distribution Date (which is the next Business Day after the redemption order is received) if the Trust’s DTC account has been credited with the Baskets to be redeemed. Once the Sponsor determines that the Shares have been received in the Trust’s DTC account, the Sponsor authorizes the ONDO Custodians to transfer the redemption ONDO amount from the Trust’s accounts with the ONDO Custodians to the ONDO Counterparty for conversion to cash to be distributed to an Authorized Participant upon settlement. To the extent the Shares associated with the redemption order are not received in the Trust’s DTC account on the settlement date, the redemption order will be canceled.

Upon receipt of the redemption distribution of ONDO by an ONDO Counterparty, the ONDO Counterparty, as a counterparty to the Trust, shall convert the ONDO associated with the redemption order to cash for settlement with the Trust. Under most circumstances, this transfer of ONDO will be made from the Trust’s Cold Vault Balance with the ONDO Custodians, although in some circumstances, ONDO may be transferred from outside of cold storage.

To effectuate a redemption order via an in-kind transaction, an Authorized Participant will deliver the necessary Shares to the Trust, and the Sponsor will instruct the Prime Broker to deliver ONDO to the account of the Authorized Participant or its designated agent’s account at the Prime Broker.

ONDO held in the Trust’s accounts with the ONDO Custodians are the property of the Trust. The Trust, the Sponsor and the service providers will not loan or pledge the Trust’s assets nor will the Trust’s assets serve as collateral for any loan or similar arrangement, other than in connection with the Post-Trade Financing Agreement.

Determination of Redemption Distribution

The redemption distribution for cash redemptions from the Trust consists of a transfer to an ONDO Counterparty of an amount of ONDO equal to the NAV of the Trust multiplied by the number of Shares to be redeemed under the redemption order, with such amount of ONDO to be converted by the Trust to cash for settlement with the redeeming Authorized Participant. The redemption distribution for in-kind redemptions from the Trust consists of a transfer to the Authorized Participant or its designated agent of an amount of ONDO equal to the NAV of the Trust multiplied by the number of Shares to be redeemed under the redemption order,

Delivery of Redemption Distribution

In the case of a cash redemption, the Trust, through the Cash Custodian, will deliver cash to an Authorized Participant when they redeem Shares with the Trust. This distribution of cash will be delivered to such Authorized Participant on the Business Day following the Redemption Order Date if, by 2:00 p.m. ET, on such Business Day (or another time as determined by Sponsor), the Trust’s DTC account has been credited with the Baskets to be redeemed. If the Trust’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution will also be delayed. In the case of an in-kind redemption, the Trust will deliver ONDO to the Authorized Participants (or their designated agents) when they redeem Shares with the Trust. This distribution of ONDO will be delivered to the Authorized Participant (or its designated agent) on the Business Day following the Redemption Order Date if, by 2:00 p.m. ET, on such Business Day (or another time as determined by Sponsor), the Trust’s DTC account has been credited with the Baskets to be redeemed by such time. If the Trust’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution will also be delayed.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of ONDO is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. If the Sponsor has difficulty liquidating the Trust’s positions, e.g., because of a market disruption event, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement, or the ONDO Custodians will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole Baskets. The Sponsor acting by itself or through the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement may, in its sole discretion, reject any redemption order (1) the Sponsor determines not to be in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement or the ONDO Custodians make it for all practical purposes not feasible for the Shares to be delivered under the redemption order. The Sponsor may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares to 10,000 Shares (i.e., 1 Basket) or less.

The Marketing Agent shall notify the applicable Authorized Participant of a rejection or suspension of any redemption order. The Marketing Agent is under no duty, however, to give notification of any specific defects or irregularities nor shall the Marketing Agent or the Trust incur any liability for the failure to give any such notification. The Trust and the Marketing Agent may not revoke a previously accepted redemption order.

Creation and Redemption Transaction Fee

To compensate the Transfer Agent for expenses incurred in connection with the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee to the Transfer Agent to create or redeem Baskets, which does not vary in accordance with the number of Baskets in such order. The transaction fee may be reduced, increased or otherwise changed by the Sponsor. The Sponsor will notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of Baskets until thirty (30) days after the date of notice.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participants, and each agree, individually, to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Trust will create and redeem Shares from time to time, but only in one or more Baskets. The creation and redemption of Baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of cash equivalent to the amount of ONDO represented by the number of Shares included in the Baskets being created or redeemed, as determined on the day the order to create or redeem Baskets is properly received.

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.

Authorized Participants that do offer to the public Shares from the Baskets they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Trust at the time such Authorized Participant purchased the Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of ONDO or other portfolio investments. Baskets are generally redeemed when the price per Share is at a discount to the NAV per Share. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from the Trust or the Sponsor and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of Shareholders who seek to purchase or sell Shares in the secondary market and the liquidity of ONDO.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance of Baskets consist of ONDO. Such deposits are held by the ONDO Custodians on behalf of the Trust until (i) delivered out in connection with redemptions of Baskets or (ii) transferred or sold by the ONDO Custodians to pay fees due to the Sponsor and to pay the Trust’s expenses and liabilities not assumed by the Sponsor.

OWNERSHIP OF BENEFICIAL INTEREST IN THE TRUST

The beneficial interest in the Trust is divided into Shares. Each Share of the Trust represents an equal beneficial interest in the net assets of the Trust, and each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any. As of the date of this Prospectus, Flux Finance is the only shareholder of the Trust and holds 2,000,000 Shares, which Flux Finance acquired pursuant to the Flux Finance Subscription Agreement described above. The Shares issued to Flux Finance are subject to certain lock-up restrictions, which are described in further detail above. See “Plan of Distribution – the Flux Finance Subscription Agreement.”

All Shares are fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Trust. All distributions, if any, will be made ratably among all Shareholders from the assets of the Trust according to the number of Shares held of record by such Shareholders on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Sponsor, Shareholders will have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

The Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to authorize the division of the beneficial interest in the Trust into an unlimited amount of Shares, with or without par value, as the Sponsor will determine, (c) to authorize the issuance of Shares without limitation as to number (including fractional Shares), to such persons and for such amount of consideration, subject to any restriction set forth in the Trust Agreement, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to authorize the division or combination of the Shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares in the assets held, and (e) to take such other action with respect to the Shares as the Sponsor may deem desirable. The ownership of Shares will be recorded on the books of the Trust or a transfer or similar agent for the Trust. No certificates certifying the ownership of Shares will be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it considers appropriate for the issuance of share certificates, transfer of Shares and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.

The following table sets forth information regarding the beneficial ownership of the Trust’s Shares as of February 6, 2026.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares beneficially owned
Flux Finance Inc.	2,000,000	100%

(1)	Flux Finance Inc. is wholly owned by the Ondo Foundation. Glenn Kennedy and Matthew Taber hold voting and dispositive power with respect to the Shares held by Flux Finance Inc. The address of the Ondo Foundation is the Ondo Foundation, 3119 9 Forum Lane, Camana Bay, George Town, Grand Cayman, KY1-9006. The address of Flux Finance Inc. is Flux Finance Inc., Floor 4, Banco Popular Building, Road Town, Tortola VG1110, British Virgin Islands.

CONFLICTS OF INTEREST

There are present and potential future conflicts of interest inherent in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Trust’s ability to achieve its investment objective.

The officers, directors and employees of the Sponsor do not devote their time exclusively to the Trust. These persons are directors, officers or employees of other entities which may compete with the Trust for their services. They could have a conflict between their responsibilities to the Trust and to those other entities.

The Sponsor has the authority to manage the investments and operations of the Trust, and this may allow them to act in a way that furthers their own interests which may create a conflict with shareholders’ best interests. Shareholders have very limited voting rights, which limits their ability to influence matters such as amendment of the Trust Agreement, change in the Trust’s basic investment policy, dissolution of the Trust, or the sale or distribution of the Trust’s assets.

The Sponsor serves as the sponsor to the Trust. The Sponsor may have a conflict to the extent that its trading decisions for the Trust may be influenced by the effect they would have on other funds its affiliates may manage. In addition, the Sponsor may be required to indemnify its officers, directors and key employees with respect to their activities on behalf of other funds, if the need for indemnification arises. This potential indemnification could cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or termination of the Trust.

The Sponsor has an affiliate, 21Shares AG, that issues various exchange traded products providing exposure to certain digital assets in non-U.S. jurisdictions. In addition, the Sponsor’s affiliate(s) may take management fees in-kind in ONDO, and as such, may engage in trading of the underlying asset across affiliates. The Sponsor has adopted and implemented policies and procedures that are reasonably designed to ensure compliance with applicable law, including a Code of Ethics providing guidance on conflicts of interest (collectively, the “Policies”). As of the effectiveness of the registration statement, the Sponsor’s Policies are in place and require that the Sponsor eliminate, mitigate, or otherwise disclose conflicts of interest. Additionally, the Sponsor has adopted policies and procedures requiring that certain applicable personnel pre-clear personal trading activity in which ONDO is the referenced asset. The Sponsor has also implemented an Information Barrier Policy restricting certain applicable personnel from obtaining sensitive information. The Sponsor believes that these controls are reasonably designed to mitigate the risk of conflicts of interest and other impermissible activity.

Furthermore, the Sponsor or its affiliates may participate in transactions related to ONDO, either for their own account or for the account of a client. Such transactions may not serve to benefit the shareholders of the Trust and may have a positive or negative effect on the value of the ONDO held by the Trust and, consequently, on the market value of ONDO. In addition, the Sponsor or its affiliates may act in other capacities with regard to other investment products offered by either party.

The Sponsor or its affiliates have issued, and may issue in the future, derivative instruments relating to ONDO. The Sponsor’s affiliate(s) may offer investment products that offer short exposure to ONDO and may offer other products that offer long exposure to ONDO, either of which may take market share from the Trust or affect the value of ONDO or an investment in the Trust. Introduction of such competing products may affect the market value of ONDO and an investment in the Trust. The Sponsor and its affiliated companies may also receive non-public information relating to ONDO and neither the Sponsor nor any of its affiliates will undertake to make this information available to investors in the Trust.

The Sponsor and its employees and affiliates may engage in long or short transactions in ONDO in their personal accounts (subject to certain internal employee trading policies and procedures), and in doing so may take positions opposite to those held by the Trust or may compete with the Trust for positions in the marketplace.

Records of trading by these parties will not be available for inspection by shareholders. Because these parties may trade ONDO for their own accounts at the same time as the Trust, prospective shareholders should be aware that such persons may take positions in ONDO which are opposite, or ahead of, the positions taken for the Trust. There can be no assurance that any of the foregoing will not have an adverse effect on the performance of the Trust.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Trust, it will have no duty to offer such opportunity to the Trust. The Sponsor will not be liable to the Trust or the Shareholders for breach of any fiduciary or other duty if Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Trust. Neither the Trust nor any Shareholder will have any rights or obligations by virtue of the Trust Agreement, the trust relationship created thereby, or this Prospectus in such business ventures or the income or profits derived from such business ventures. The pursuit of such business ventures, even if competitive with the activities of the Trust, will not be deemed wrongful or improper.

From time to time, a portion of the Trust’s ONDO holdings and cash holdings may be held with the Prime Broker, an affiliate of the Coinbase Custodian, in the Trading Balance, in connection with the creation and redemption of Shares via cash transactions or to pay for Trust Expenses not assumed by the Sponsor in consideration for the Sponsor Fee. For a discussion on the potential conflicts of interest associated with such an arrangement, see “Prime Broker.”

Resolution of Conflicts Procedures

The Trust Agreement provides that (i) whenever a conflict of interest exists or arises between the Sponsor or any of its Affiliates, on the one hand, and the Trust, any shareholder or any other person, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated by the Trust Agreement provides that the Sponsor shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any shareholder or any other person, the Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of the Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

DUTIES OF THE SPONSOR

The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), will be replaced entirely by the terms of the Trust Agreement (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

Additionally, under the Trust Agreement, the Sponsor will have the following obligations as a sponsor of the Trust:

●	To enter into, execute, accept, deliver and maintain, and to cause the Trust to perform its obligations under, contracts, agreements and any or all other documents and instruments incidental to the Trust’s purposes, including, but not limited to, contracts with third parties to provide various services, it being understood that any document or instrument so executed or accepted by the Sponsor in the Sponsor’s name shall be deemed executed and accepted on behalf of the Trust by the Sponsor; provided, however, that such services may be performed by an Affiliate or Affiliates of the Sponsor so long as the Sponsor has made a good faith determination that: (A) the Affiliate that it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed by the Affiliate); (B) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Trust are no less favorable to the Trust than could be obtained from equally-qualified unaffiliated third parties; and (C) the maximum period covered by the agreement pursuant to which such Affiliate is to perform services for the Trust shall not exceed one year, and such agreement shall be terminable without penalty upon sixty (60) days’ prior written notice by the Trust;

●	To establish, maintain, deposit into, and sign checks and/or otherwise draw upon, accounts on behalf of the Trust with appropriate banking and savings institutions;

●	To cause legal title to any Trust property to be held by or in the name of the Sponsor, or to have any contract entered into in the name of the Sponsor, on such terms as the Sponsor may determine, with the same effect as if such property were held in the name of the Trust or such contract were entered into in the name of the Trust;

●	To deposit, withdraw, pay, retain and distribute the ONDO on deposit in the ONDO Accounts, cash on deposit with the Cash Custodian, and all other proceeds from the sale of ONDO, as well as any other rights of the Trust pursuant to any agreements, other than the Trust Agreement, to which the Trust is a party (the “Trust Estate”) or any portion thereof in any manner consistent with the provisions of the Trust Agreement;

●	To supervise the preparation of any offering materials for the Trust (including but not limited to offering memoranda and prospectuses) and supplements and amendments thereto;

●	To pay or authorize the payment of distributions to the Shareholders and expenses of the Trust;

●	To prepare, or cause to be prepared, and file, or cause to be filed, an application to enable the Shares to be traded on any listing exchange or over-the-counter quotation or listing platform as determined by the Sponsor in its sole discretion and to take any other action and execute and deliver any certificates or documents that may be necessary to effectuate such listing;

●	To appoint one or more ONDO custodians or other security vendors as the Sponsor deems necessary in its sole discretion, including itself or any Affiliate, to provide for custodian, security services or to determine not to appoint any custodian or other security vendors, and to otherwise take any action with respect to the ONDO Custodians or any ONDO custodians or other security vendors to safeguard the Trust Estate;

●	In the sole and absolute discretion of the Sponsor, to admit an Affiliate or Affiliates of the Sponsor as additional Sponsors;

●	Delegate those of its duties hereunder as it shall determine from time to time to one or more service providers, and add any additional service providers, including but not limited to any sub-adviser, administrator, transfer agent, custodian(s), index or benchmark provider, Authorized Participants, marketing agent(s), insurer(s) and any other service provider(s) and cause the Trust to enter into contracts with such service provider(s) if needed and as applicable;

●	Perform such other services as the Sponsor believes that the Trust may from time to time require;

●	Under the Trust Agreement, the Sponsor has the right, in its sole discretion, to determine what action to take in connection with the Trust’s entitlement to or ownership of Incidental Rights or any IR Digital Assets, and Trust may take any lawful action necessary or desirable in connection with the Trust’s ownership of Incidental Rights, including the acquisition of IR Digital Assets, as determined by the Sponsor in the Sponsor’s sole discretion, unless such action would adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes or otherwise be prohibited by the Trust Agreement. However, with respect to any fork, airdrop or similar event, the Sponsor will cause the Trust to irrevocably abandon the Incidental Rights or IR Digital Assets. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules;

●	Without limiting the generality of the foregoing, in the event of a hard fork of the Ondo Chain, the Sponsor may, in reasonable good faith, determine which peer-to-peer network, among a group of incompatible forks of the Ondo Chain, is generally accepted as the Ondo Chain and should therefore be considered the appropriate network for the Trust’s purposes;

●	In general, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any objective or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to, or growing out of or connected with, the aforesaid purposes, objects or powers; and

●	Without limiting the foregoing, the Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to divide the beneficial interest in the Trust into an unlimited amount of shares, with or without par value, as the Sponsor will determine, (c) to issue shares without limitation as to number (including fractional shares), to such persons and for such amount of consideration, subject to any restriction set forth in the Trust Agreement, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to divide or combine the shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the shares in the assets held, and (e) to take such other action with respect to the shares as the Sponsor may deem desirable.

To the extent that at law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or to any other person, the Sponsor will not be liable to the Trust, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence, bad faith, or willful misconduct on the part of the Sponsor.

LIABILITY AND INDEMNIFICATION

Trustee

As further discussed in the Trust Agreement, the Trustee will not be liable for the acts or omissions of the Sponsor, nor will the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Trust Agreement. The Trustee will not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

(a)	the Trustee will not be personally liable for any error of judgment made in good faith by an officer or employee of the Trustee;

(b)	no provision of the Trust Agreement will require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(c)	under no circumstances will the Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(d)	the Trustee will not be personally responsible or liable for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution hereof by the Sponsor;

(e)	the Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of any governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by an authorized officer of the Sponsor or any other corresponding directing party, as to such fact or matter, and such certificate will constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(f)	the Trustee, at the expense of the Trust (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee will not be liable for the conduct or misconduct of such agents or attorneys, custodians or nominees if such agents or attorneys, custodians or nominees will have been selected by the Trustee in good faith and with due care and (ii) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

(g)	except in accepting the Trust under the Trust Agreement, the Trustee will act solely as a trustee under the Trust Agreement and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by the Trust Agreement will look only to the Trust’s property for payment or satisfaction thereof;

(h)	the Trustee will not be liable for punitive, exemplary, consequential, special or other similar damages;

(i)	the Trustee shall have no duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the trust estate, to prepare or file any document or report (including any securities or tax filings or reports, any financing or continuation statements, qualification to do business, licensing, commission filing or other filing for the Trust), or to otherwise perfect or maintain the perfection of any security interest or lien, or otherwise to take or refrain from taking any action under or in connection with the Trust Agreement except as expressly required by the terms of the Trust Agreement, and the right of the Trustee to perform any discretionary act enumerated in the Trust Agreement or in any related document shall not be construed as a duty, and no implied duties (including fiduciary duties) or obligations shall be read into the Trust Agreement or any related agreement against the Trustee; and

(j)	in no event shall the Trustee be liable for forces beyond its control including strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes, epidemics or pandemics, or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

The Trustee or any officer, affiliate, director, employee, or agent of the Trustee (each, an “Indemnified Person”) will be entitled to indemnification from the Sponsor or the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under State or federal securities laws) of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Trust Agreement or the transactions contemplated in the Trust Agreement; provided, however, that the Sponsor and the Trust will not be required to indemnify any Indemnified Person for any Expenses that are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement.

Sponsor

The Sponsor will not be under any liability to the Trust, the Trustee or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any ONDO or other assets held in trust hereunder; provided, however, that this provision will not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other Person for any matters arising hereunder. The Sponsor will in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustee other than as expressly provided for herein. The Trust will not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

In addition, as described in the Trust Agreement, (i) whenever a conflict of interest exists or arises between the Sponsor or any of its affiliates, on the one hand, and the Trust, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor will act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Sponsor will resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor will not constitute a breach of the Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

The Sponsor and its shareholders, members, directors, officers, employees, affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement, provided that (i) the Sponsor was acting on behalf of, or performing services for, the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of fraud, gross negligence, bad faith, willful misconduct, or a material breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will be recoverable only from the Trust Estate. Any amounts payable to a Sponsor Indemnified Party under the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

ONDO Custodians

The ONDO Custodians have limited liability, impairing the ability of the Trust to recover losses relating to its ONDO and any recovery may be limited, even in the event of fraud. In addition, the ONDO Custodians may not be liable for any delay in performance of any of their custodial obligations by reason of any cause beyond their reasonable control, including force majeure events, war or terrorism, and may not be liable for any system failure or third-party penetration of its systems. As a result, the recourse of the Trust to the ONDO Custodians may be limited.

PROVISIONS OF LAW

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold Shares.

MANAGEMENT; VOTING BY SHAREHOLDERS

Each Share represents a fractional undivided beneficial interest in the net assets of the Trust. Upon redemption of the Shares, the applicable Authorized Participant shall be paid solely out of the funds and property of the Trust. All Shares are transferable, fully paid and non-assessable. The assets of the Trust consist primarily of ONDO held by the ONDO Custodians on behalf of the Trust.

The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Except in limited circumstances, Shareholders will have no voting rights under the Trust Agreement. Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights. In certain circumstances, Shareholders may vote to appoint a successor Sponsor following the voluntary withdrawal of the Sponsor, or to continue the Trust in certain instances of dissolution of the Trust. Shareholders shall otherwise have no voting rights with respect to the Trust.

The Shares do not represent a traditional investment and are not similar to shares of a corporation operating a business enterprise with management and a board of directors. All Shares are of the same class with equal rights and privileges. By acquiring Shares, you are not acquiring the right to elect directors, to receive dividends, to vote on certain matters regarding the issuer of your Shares or to take other actions normally associated with the ownership of Shares. The Shares do not entitle their holders to any conversion or pre-emptive rights or any redemption rights. In certain circumstances, Shareholders may vote to appoint a successor Sponsor following the voluntary withdrawal of the Sponsor, or to continue the Trust in certain instances of dissolution of the Trust. Shareholders shall otherwise have no voting rights with respect to the Trust.

The Sponsor will generally have the right to amend the Trust Agreement as it applies to the Trust provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the Shareholders by the Sponsor in its sole discretion.

The Trust does not have any directors, officers or employees. The creation and operation of the Trust has been arranged by the Sponsor. The following persons, in their capacities as executive officers of the Sponsor, a Delaware limited liability company, perform certain functions with respect to the Trust that, if the Trust had directors or executive officers, would typically be performed by them. Non-executive officers of the Sponsor will not perform policy or decision-making functions for the Trust.

Russell Barlow is CEO of the Sponsor, Duncan Moir is President of the Sponsor, Edel Bashir is Chief Operating Officer of the Sponsor and Andres Valencia is the Sponsor’s Executive Vice President of Investment Management.

Mr. Russell Barlow, 51, has been the Chief Executive Officer of the Sponsor since March 1, 2025, contributing more than 25 years of expertise in regulated asset management. Previously, Russell was the Global Head of Multi Asset and Alternative Investment Solutions and Global Head of Alternative Investment Solutions at abrdn plc, a global investment company (“abrdn”). Over the course of his career, he has designed, launched and managed a wide range of investment products. Additionally, Russell has held a position as a Non-Executive Director at Archax, the UK’s first FCA-regulated digital asset exchange.

Mr. Duncan Moir, 40, has been the President of the Sponsor since March 1, 2025, with deep expertise in digital asset and blockchain strategy. Previously, Duncan was a Senior Investment Manager at abrdn. He is an independent board member of Hedera Hashgraph LLC and an advisor to Web3 companies. A University of Strathclyde graduate with a BA (Hons) in Economics, he is also a CFA and CAIA charterholder.

Ms. Edel Bashir, 46, has been the Chief Operating Officer of the Sponsor since March 1, 2025, with over 20 years of experience in asset management. Previously, Edel was the COO of Multi Asset and Alternative Investment Solutions, COO of Alternatives and a Senior Investment Manager at abrdn. Her expertise includes operation strategy, portfolio management, and hedge fund research. A graduate of University of College Cork, Ireland with a BSc in Finance, she has held senior roles across Bermuda, Dublin and Boston.

Mr. Andres Valencia, 38, is the Executive Vice President of Investment Management at the Sponsor and a member of the Executive Committee. Before Andres joined in June 2021, he was a VP of Operations at JPMorgan as part of the Beta Strategies Group and helped launch and build the company’s ETF business. Andres has over ten years of experience managing ETFs. Andres started his career in Asset Servicing at Bank of New York Mellon covering commodity and currency ETFs.

BOOKS AND RECORDS

The Trust keeps its books of record and account at the office of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.

The Trust will also keep a copy of the Trust Agreement on file in the Sponsor’s office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

STATEMENTS, FILINGS, AND REPORTS TO SHAREHOLDERS

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

FISCAL YEAR

The fiscal year of the Trust ends September 30 of each year. The Sponsor may select an alternate fiscal year.

GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor or the Trust.

However, pursuant to the Trust Agreement, this shall not apply to causes of actions for violations of U.S.federal or state securities laws. Section 22 of the 1933 Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the 1933 Act or the rules and regulations thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

LEGAL MATTERS

Dechert LLP has advised the Sponsor in connection with the Shares being offered. Dechert LLP advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust. Certain opinions of counsel will be filed with the SEC as exhibits to the registration statement of which this Prospectus is a part.

EXPERTS

The financial statements of the Trust will be included herein in reliance on the report of Cohen & Company, Ltd. an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

OTHER MATERIAL CONTRACTS

Authorized Participant Agreements

[To be provided by amendment.]

Cash Custody Agreement

[To be provided by amendment.]

Fund Administration and Accounting Agreement

[To be provided by amendment.]

Transfer Agency and Services Agreement

[To be provided by amendment.]

Custodial Services Agreement

The Coinbase Custodian and the BitGo Custodian serve as the ONDO Custodians for the Trust and hold all of the Trust’s ONDO on the Trust’s behalf.

The ONDO Custodians keep custody of all of the Trust’s ONDO, other than that which is maintained in the Trading Balance with the Prime Broker, in the Vault Balance. The ONDO Custodians keep a substantial portion of the private keys associated with the Trust’s ONDO in “cold storage” or similarly secure technology.

Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s ONDO is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the internet so that they are resistant to being hacked. By contrast, in hot storage, the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked. While the ONDO Custodians will generally keep a substantial portion of the Trust’s ONDO in cold storage on an ongoing basis, it is possible that, from time to time, portions of the Trust’s ONDO will be held outside of cold storage temporarily in the Trading Balance maintained by the Prime Broker as part of trade facilitation in connection with creations and redemptions of Baskets, to sell ONDO including to pay Trust expenses, or to pay the Sponsor Fee, as necessary. The Trust’s ONDO held in the Cold Vault Balance by the ONDO Custodians are held in segregated wallets and therefore are not commingled with the ONDO Custodians’ or other customer assets.

Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the public key and private keys on a storage device or printed medium and deleting the keys from all computers. The ONDO Custodians may receive deposits of ONDO but may not send ONDO without use of the corresponding private keys. In order to send ONDO when the private keys are kept in cold storage, unsigned transactions must be physically transferred to the offline cold storage facility and signed using a software/hardware utility with the corresponding offline keys. At that point, the ONDO Custodians can upload the fully signed transaction to an online network and transfer the ONDO. Such private keys are stored in cold storage facilities within the United States and Europe, exact locations of which are not disclosed for security reasons. A limited number of employees at the ONDO Custodians are involved in private key management operations, and the ONDO Custodians have represented that no single individual has access to full private keys.

The ONDO Custodians’ internal audit teams perform periodic internal audits over custody operations, and the ONDO Custodians have represented that SOC attestations covering private key management controls are also performed on the ONDO Custodians by external providers.

The ONDO Custodians maintain a commercial crime insurance policies, which are intended to cover the loss of client assets held in cold storage, including from employee collusion or fraud, physical loss including theft, damage of key material, security breaches or hacks, and fraudulent transfers. The insurance maintained by the ONDO Custodians are shared among all of the ONDO Custodians’ respective customers, is not specific to the Trust or to customers holding ONDO with the ONDO Custodians, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

ONDO held in the Trust’s accounts with the ONDO Custodians is the property of the Trust. The Trust, the Sponsor and the service providers will not loan or pledge the Trust’s assets, including staked assets, nor will the Trust’s assets, including staked assets, serve as collateral for any loan or similar arrangement, other than in connection with the Post-Trade Financing Agreement. The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective.

In the event of a fork, the Custodial Services Agreements provide that the ONDO Custodians may temporarily suspend services, and may, in their sole discretion, determine whether or not to support (or cease supporting) either branch of the forked protocol entirely, provided that the ONDO Custodians shall use commercially reasonable efforts to avoid ceasing to support both branches of such forked protocol and will support, at a minimum, the original digital asset. The Custodial Services Agreements provide that, other than as set forth therein, and provided that the ONDO Custodians shall make commercially reasonable efforts to assist the Trust to retrieve and/or obtain any assets related to a “fork,” an airdrop or similar event, the ONDO Custodians shall have no liability, obligation or responsibility whatsoever arising out of or relating to the operation of the underlying software protocols relating to the Ondo Chain or an unsupported branch of a forked protocol and, accordingly, the Trust acknowledges and assumes the risk of the same. The Custodial Services Agreements provide that, unless specifically communicated by the ONDO Custodians and their affiliates through written public statements on their respective websites, the ONDO Custodians do not support airdrops, metacoins, colored coins, side chains, or other derivative, enhanced or forked protocols, tokens or coins, which supplement or interact with ONDO.

Under the Trust Agreement, the Sponsor has the right, in its sole discretion, to determine what action to take in connection with the Trust’s entitlement to or ownership of Incidental Rights or any IR Digital Assets, and the Trust may take any lawful action necessary or desirable in connection with the Trust’s ownership of Incidental Rights, including the acquisition of IR Digital Assets, as determined by the Sponsor in the Sponsor’s sole discretion, unless such action would adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes or otherwise be prohibited by the Trust Agreement. With respect to any fork, airdrop or similar event, the Sponsor will cause the Trust to irrevocably abandon the Incidental Rights or IR Digital Assets. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules.

Under the Custodial Services Agreements, the ONDO Custodians’ liability is limited. With respect to the Coinbase Custodial Services Agreement, the Coinbase Custodian’s liability is as follows, among others: (i) the Coinbase Custodian’s aggregate liability with respect to any breach of its obligations under the Coinbase Custodial Services Agreement shall not exceed the aggregate amount of fees paid by the Trust to the Coinbase Custodian in respect of the Prime Broker Services in the 12 months prior to the event giving rise to such liability; (ii) the Coinbase Custodian’s aggregate liability under the Coinbase Custodial Services Agreement shall not exceed the greater of (A) the aggregate fees paid by the Trust to the Coinbase Custodian in respect of the custodial services in the 12 months prior to the event giving rise to the Coinbase Custodian’s liability, and (B) the value of the supported ONDO on deposit in the Trust’s custodial account(s) giving rise to the Coinbase Custodian’s liability at the time of the event giving rise to the Coinbase Custodian’s liability; (iii) the Coinbase Custodian’s aggregate liability in respect of each cold storage address shall not exceed $100 million; (iv) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Coinbase Custodian is not liable, even if the Coinbase Custodian has been advised of or knew of or should have known of the possibility thereof; and (v) in no event shall the Coinbase Custodian or its affiliates have any liability to the Trust or any third party with respect to any breach of its obligations under the Coinbase Custodial Services Agreement, express or implied, which does not result solely from its gross negligence, fraud or willful misconduct. Coinbase Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service which result directly or indirectly from any cause or condition beyond the reasonable control of the Coinbase Custodian. In the event of potential losses incurred by the Trust as a result of the Coinbase Custodian losing control of the Trust’s ONDO or failing to properly execute instructions on behalf of the Trust, the Coinbase Custodian’s liability with respect to the Trust will be subject to certain limitations which may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Coinbase Custodian directly caused such losses. Furthermore, the insurance maintained by the Coinbase Custodian may be insufficient to cover its liabilities to the Trust.

With respect to the BitGo Custodial Services Agreement, the BitGo Custodian and its affiliates, including their officers, directors, agents, and employees, are not liable for any lost profits, special, incidental, indirect, intangible, or consequential damages resulting from authorized or unauthorized use of the Trust or Sponsor’s site or services. This includes damages arising from any contract, tort, negligence, strict liability, or other legal grounds, even if the BitGo Custodian was previously advised of, knew, or should have known about the possibility of such damages. However, this exclusion of liability does not extend to cases of the BitGo Custodian’s fraud, willful misconduct, or gross negligence. In situations of gross negligence, the BitGo Custodian’s liability is specifically limited to the value of the digital assets or fiat currency that were affected by the negligence. Additionally, the total liability of the BitGo Custodian for direct damages is capped at the fees paid or payable to them under the agreement during the twelve-month period immediately preceding the first incident that caused the liability.

The ONDO Custodians are not liable for delays, suspension of operations, failure in performance, or interruption of service which result directly or indirectly from any cause or condition beyond the reasonable control of the ONDO Custodians. Under the Custodial Services Agreements, except in the case of its gross negligence, fraud, or willful misconduct, or breach of the BitGo Custodial Services Agreement in the case of the BitGo Custodian, the ONDO Custodians shall not have any liability for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms or other malware that may affect the Sponsor’s computers or other equipment, or any phishing, spoofing or other attack.

The ONDO Custodians may terminate the Custodial Services Agreements for any reason upon providing the applicable notice to the Trust, or immediately for Cause (as defined in the applicable Custodial Services Agreement), including, among others, if the Trust materially breaches the Prime Broker Agreement and such breach remains uncured, or undergoes a bankruptcy event.

The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants. The Trust generally does not intend to hold cash or cash equivalents. However, there may be situations where the Trust will unexpectedly hold cash on a temporary basis, including in connection with the settlement of creation and redemption transactions. The Trust’s cash and cash equivalents will be held at its account at the Cash Custodian, pursuant to the Cash Custody Agreement.

The Sponsor may, in its sole discretion, add or terminate ONDO custodians at any time. The Sponsor may, in its sole discretion, change the ONDO Custodians for the Trust’s ONDO holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such ONDO custodians. Should the Sponsor choose to terminate an ONDO Custodian, the Trust will notify Shareholders in a prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

Marketing Agent Agreement

[To be provided by amendment.]

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion describes the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of Shares by a U.S. Shareholder, and certain U.S. federal income consequences that may apply to an investment in Shares by a Non-U.S. Shareholder. The discussion represents, insofar as it describes conclusions as to U.S. federal income tax law and subject to the limitations and qualifications described below, the opinion of Dechert LLP. The opinion of Dechert LLP, however, is not binding on the United States Internal Revenue Service (the “IRS”) or on the courts, and does not preclude the IRS from taking a contrary position. The discussion below is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Except where noted, this discussion only deals with Shares held as capital assets (generally, property held for investment), and does not address special situations, including those of banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities, currencies, or commodities, tax-exempt organizations, tax-exempt or tax-advantaged retirement plans or accounts, traders using a mark-to-market method of accounting, entities that are partnerships for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement, or persons subject to the federal alternative minimum tax. Moreover, the discussion below does not address the effect of any state, local or foreign tax law consequences that may apply to an investment in Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is:

●	an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes;

●	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable and we urge you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.

Taxation of the Trust

The Sponsor and the Trustee will treat the Trust as a “grantor trust” for U.S. federal income tax purposes. As a grantor trust, the Trust can undertake only certain types of activities. For example, generally, the Trust cannot vary its investment portfolio to take advantage of market fluctuations. The Trust may receive income from investment activities that do not require such decision-making. In the opinion of Dechert LLP, although not free from doubt due to the lack of directly governing authority, the Trust should be classified as a “grantor trust” for U.S. federal income tax purposes (and the following discussion assumes such classification). The Trust intends to operate so that it will qualify to be treated for U.S. federal income tax purposes as a grantor trust.

Because the treatment of staking in a grantor trust is still developing, there remains a risk of adverse regulatory or legal determinations that could affect the tax treatment of the Trust as a grantor trust or affect the Trust’s operations. The opinion of Dechert LLP is based on various assumptions and representations relating to the Trust’s organization, operation, assets, activities, and income, including that all such assumptions representations on which the opinion is based and all other factual information set forth in the relevant documents, records, and instruments are true and correct, that all actions described in this offering are completed in a timely fashion and that the Trust will at all times operate in accordance with the method of operation described in the Trust’s organizational documents and this offering.

The opinion of Dechert LLP is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will agree with the conclusions herein and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. Neither the Sponsor nor the Trustee will request a ruling from the IRS with respect to the classification of the Trust for U.S. federal income tax purposes or with respect to any other matter. If the IRS were to assert successfully that the Trust is not classified as a “grantor trust,” the Trust would likely be classified as a partnership for U.S. federal income tax purposes, which may affect the timing and other tax consequences to the Shareholders. Under such circumstances, the Trust might be classified as a publicly traded partnership that would be taxable as a corporation for U.S. federal income tax purposes, in which case the Trust would be taxed in the same manner as a corporation on its taxable income and distributions to Shareholders out of the earnings and profits of the Trust would be taxed to Shareholders as ordinary dividend income. However, due to the uncertain treatment of digital assets for U.S. federal income tax purposes, there can be no assurance in this regard. Except as otherwise indicated, the remainder of this discussion assumes that the Trust is classified as a grantor trust for U.S. federal income tax purposes.

Taxation of U.S. Shareholders

Each Shareholder will be treated, for U.S. federal income tax purposes, as if it directly owned a pro rata share of the underlying assets held in the Trust. A Shareholder also will be treated as if it directly received its respective pro rata share of the Trust’s income, if any, and as if it directly incurred its respective pro rata share of the Trust’s expenses. In the case of a Shareholder that acquires Shares as part of the creation of a Basket, the delivery of ONDO to the Trust in exchange for a pro rata share of the underlying ONDO represented by the Shares will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the ONDO held in the Trust will be the same as its tax basis and holding period for the ONDO delivered in exchange therefor. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying ONDO related to such Shares.

Current IRS guidance on the treatment of convertible digital assets classifies ONDO as “property” that is not currency for U.S. federal income tax purposes and clarifies that ONDO can be held as a capital asset, but it does not address several other aspects of the U.S. federal income tax treatment of ONDO. Because ONDO is a new technological innovation, the U.S. federal income tax treatment of ONDO or transactions relating to investments in ONDO may evolve and change from that discussed below, possibly with retroactive effect. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of digital assets transactions, such as transactions involving ONDO. In addition, the IRS and U.S. Treasury Department have issued final regulations regarding the tax information reporting obligations for certain digital asset transactions. While the U.S. federal government has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in ONDO or in transactions relating to investments in ONDO is unknown. Moreover, future developments that may arise with respect to digital assets may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes.

The Trust will use ONDO to pay certain expenses of the Trust, which under current IRS guidance will be treated as a sale of such ONDO. Although the Trust generally does not intend to sell ONDO, it may do so in connection with cash redemption transactions, or if necessary to pay certain expenses that must be paid in cash. If the Trust sells ONDO (for example to generate cash to pay fees or expenses) or is treated as selling ONDO (for example by using ONDO to pay fees or expenses) for purposes other than funding a cash redemption, a Shareholder will recognize gain or loss in an amount equal to the difference between (a) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale and (b) the Shareholder’s tax basis for its pro rata share of the ONDO that was sold. A Shareholder’s tax basis for its share of any ONDO sold by the Trust will generally be a pro rata portion of the Shareholder’s total tax basis for its share of all of the ONDO held in the Trust. After any such sale, a Shareholder’s tax basis for its pro rata share of the ONDO remaining in the Trust should be equal to its tax basis for its share of the total amount of the ONDO held in the Trust immediately prior to the sale less the portion of such basis allocable to its share of the ONDO that was sold or treated as sold.

Upon a Shareholder’s sale of some or all of its Shares (other than a redemption), the Shareholder will be treated as having sold the pro rata share of the ONDO held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the Shareholder’s tax basis for the pro rata share of the ONDO held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph. Based on current IRS guidance, such gain or loss (as well as any gain or loss realized by a Shareholder on account of the Trust selling ONDO) will generally be long-term capital gain or loss if the Shareholder has a holding period of greater than one year in its pro rata share of the ONDO that was sold and otherwise will be short-term capital gain or loss.

The Trust’s sales of ONDO to fund cash redemptions are expected to result in gains or losses with such gains or losses expected to be treated as incurred by the Shareholder that is being redeemed. These gains or losses generally would equal the difference between the amount realized from the sale of the ONDO and the Shareholder’s tax basis for the portion of the Shareholder’s pro rata share of the ONDO held in the Trust that is sold to fund the redemption, as determined in the manner described above. A redemption of some or all of a Shareholder’s Shares in exchange for the cash received from such sale is not expected to be treated as a separate taxable event for the Shareholder.

An in-kind redemption of some or all of a Shareholder’s Shares in exchange for the underlying ONDO represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis for the ONDO received in the redemption generally will be the same as the Shareholder’s tax basis for the pro rata share of the ONDO held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. The Shareholder’s holding period for the ONDO received generally will include the period during which the Shareholder held the Shares being redeemed. A subsequent sale of the ONDO received by the Shareholder generally will be a taxable event.

After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the ONDO held in the Trust immediately after such sale or redemption generally will be equal to its tax basis in its share of the total amount of the ONDO held in the Trust immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or cash redemption or, in the case of an in-kind redemption, that is treated as the basis of the ONDO received by the Shareholder in the redemption.

The Trust intends to disclaim any digital assets created by a fork of the Ondo Chain. Although in certain circumstances the Sponsor may claim or receive new digital assets created by such a fork and use good faith efforts to make those digital assets (or at the Sponsor’s discretion, the proceeds thereof) available to Shareholders as of the record date of the fork, there can be no assurance that the Sponsor will do so. Therefore, if a fork of the Ondo Chain results in holders of ONDO receiving a new digital asset of value, the Trust and the Shareholders may not participate in that value.

If a hard fork occurs in the Ondo Chain and the Trust claims the new forked asset, the Trust could hold both the original ONDO and the new “forked” asset. Under current IRS guidance, a hard fork resulting in the receipt of new units of digital assets is a taxable event giving rise to ordinary income equal to the value of the new digital assets. The Trust Agreement will require that, if such a transaction occurs, the Trust will as soon as possible direct an ONDO Custodian to distribute the new forked asset in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor will arrange to sell the new forked asset and for the proceeds to be distributed to the Shareholders. Such a sale will give rise to gain or loss, for U.S. federal income tax purposes, if the amount realized on the sale differs from the value of the new forked asset at the time it was received by the Trust. A hard fork may therefore give rise to additional tax liabilities for Shareholders.

While the IRS has not addressed all situations in which airdrops occur, it is clear from the reasoning of current IRS guidance that it generally would treat an airdrop as a taxable event giving rise to ordinary income. If the Trust were to receive the economic benefit of an airdrop, it would have similar tax consequences to those described above for a hard fork. The Trust intends to disclaim any digital assets received in an airdrop offered to holders of ONDO. Therefore, if an airdrop results in holders of ONDO receiving a new digital asset of value, the Trust and the Shareholders will not participate in that value. If the Trust were to claim or receive the economic benefit of an airdrop, it may give rise to additional tax liabilities for Shareholders.

3.8% Medicare Tax on Net Investment Income

Certain U.S. Shareholders who are individuals are required to pay a 3.8% Medicare tax on the lesser of the excess of their modified adjusted gross income over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or their “net investment income,” which generally includes capital gains from the disposition of property. This tax is in addition to any capital gains taxes due on such investment income. A similar tax applies to estates and trusts. U.S. Shareholders should consult their own tax advisers regarding the effect, if any, this tax may have on their investment in the Shares.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.

Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of ONDO by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Trustee to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. However, most trust expenses are expected to result in miscellaneous itemized deductions, and noncorporate taxpayers generally are not allowed any deduction with respect to miscellaneous itemized deductions.

Investment by Certain Retirement Plans

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the tax consequences of a purchase of Shares.

United States Information Reporting and Backup Withholding; Tax Return Reporting for Digital Assets

The Trustee will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Trust. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income, expenses, gains and losses (if any). A U.S. Shareholder may be subject to United States backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a United States person, and some Non-U.S. Shareholders may be required to meet certain information reporting or certification requirements imposed by Code requirements popularly referred to as “FATCA” in order to avoid certain information reporting and withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Individual U.S. Shareholders will be required to report on their U.S. federal income tax return the receipt, acquisition, sale, or exchange of any financial interest in digital assets, which includes a Shareholder’s interest in ONDO held by the Trust.

Taxation for non-U.S. Shareholders and Shareholders in Jurisdictions Other Than the United States

As used herein, the term “non-U.S. Shareholder” means a beneficial owner of a Share for U.S. federal income tax purposes that is not a U.S. Shareholder. The term “non-U.S. Shareholder” does not include (i) a nonresident alien individual who is present in the United States for 183 days or more in a taxable year, (ii) a former U.S. citizen or U.S. resident or an entity that has expatriated from the United States; (iii) a person whose income in respect of Shares is effectively connected with the conduct of a trade or business in the United States; or (iv) an entity that is treated as a partnership for U.S. federal income tax purposes. Shareholders described in the preceding sentence should consult their tax advisers regarding the U.S. federal income tax consequences of owning Shares.

The sourcing rules applicable to staking rewards and forks, airdrops or similar occurrences are not clear and are continuing to develop. For instance, if the Trust were to receive and retain IR Digital Assets arising from a future fork, airdrop or similar occurrence, the ordinary income resulting from such occurrence may be subject to U.S. withholding at source if it were treated as arising from sources within the United States.

A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to the sale or disposition of ONDO at the Trust level or on the disposition of Shares.

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences under the laws of such jurisdiction (or any other jurisdiction other than the United States in which they are subject to taxation) of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

The foregoing is only a general summary of the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of Shares by a U.S. Shareholder. Each prospective Shareholder should consult the Shareholder’s own tax advisor concerning the U.S. federal, state, local, and non-U.S. tax considerations relevant to an investment in Shares in the Shareholder’s particular tax situation.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR LEGAL AND TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE TRUST.

PURCHASES BY EMPLOYEE BENEFIT PLANS

The Employee Retirement Income Security Act of 1974 (“ERISA”) and/or Section 4975 of the Code impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including IRAs and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor (the “DOL”) regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code. It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in the Department of Labor Regulations § 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying ONDO held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to any federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.

In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the general fiduciary standards of investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. When evaluating the prudence of an investment in the Shares, the Plan fiduciary should consider the DOL’s regulation on investment duties, which can be found at 29 C.F.R. § 2550.404a-1.

By investing, each Plan shall be deemed to acknowledge and agree that: (a) none of the Sponsor, the Trustee, the ONDO Custodians or any of their respective affiliates (the “Transaction Parties”) has through this report and related materials provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase, acquire, hold or dispose of such Shares; and (b) the information provided in this report and related materials will not make a Transaction Party a fiduciary to the Plan.

It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in Department of Labor Regulations §2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying ONDO held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

INFORMATION YOU SHOULD KNOW

This Prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this Prospectus or any applicable prospectus supplement. Neither the Trust nor the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this Prospectus was obtained from us and other sources we believe to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this Prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “Prospectus,” we are referring to this Prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this Prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this Prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this Prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

SUMMARY OF PROMOTIONAL AND SALES MATERIAL

The Trust expects to use the following sales material it has prepared:

●	the Sponsor’s website, www.21shares.com.

The materials described above are not a part of this Prospectus or the registration statement of which this Prospectus is a part.

INTELLECTUAL PROPERTY

The Sponsor owns trademark registrations for the Trust. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

The Sponsor also owns trademark registrations for the Sponsor. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed a registration statement on Form S-1 with the SEC under the 1933 Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.

Information about the Trust and the Shares can also be obtained from the Sponsor’s website, which is www.21shares.com. The Sponsor’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act.

The reports and other information are available online at www.sec.gov.

PRIVACY POLICY

The Trust and the Sponsor may collect or have access to certain nonpublic personal information about current and former Shareholders. Nonpublic personal information may include information received from Shareholders, such as a Shareholder’s name, social security number and address, as well as information received from brokerage firms about Shareholder holdings and transactions in Shares of the Trust.

The Trust and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Sponsor restrict access to the nonpublic personal information they collect about Shareholders to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to Shareholders.

The Trust and the Sponsor maintain safeguards that comply with federal law to protect Shareholders’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of Shareholders’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of Shareholders’ records and information, and (3) protect against unauthorized access to or use of Shareholders’ records or information that could result in substantial harm or inconvenience to any Shareholder.

Third-party service providers with whom the Trust and the Sponsor share nonpublic personal information about Shareholders must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Sponsor’s current Privacy Policy, which is applicable to the Trust, is provided to Shareholders annually and is also available at https://21shares.com/en-us/privacy-policy. The website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part.

21Shares Ondo Trust

Financial Statements

21Shares Ondo Trust

Financial Statements for the period from June 11, 2025 (Commencement of Operations)
through September 30, 2025

and Report of Independent Registered Public Accounting Firm

21SHARES ONDO TRUST

INDEPENDENT AUDITOR’S REPORT

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sponsor and Shareholder of

21Shares Ondo Trust

Opinion on the Financial Statements

We have audited the accompanying statement of assets and liabilities, including the schedule of investment, of 21Shares Ondo Trust (the “Trust”) as of September 30, 2025, and the related statements of operations and changes in net assets for the period from June 11, 2025 (commencement of operations) through September 30, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Trust as of September 30, 2025, and the results of its operations and changes in its net assets for the period from June 11, 2025 (commencement of operations) through September 30, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Trust’s management. Our responsibility is to express an opinion on the Trust’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Trust in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement whether due to error or fraud. The Trust is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our procedures included confirmation of digital assets owned as of September 30, 2025, by correspondence with the custodian. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Trust’s auditor since 2025.

/s/ COHEN & COMPANY, LTD.

COHEN & COMPANY, LTD.

Towson, Maryland

February 6, 2026

21SHARES ONDO TRUST

STATEMENT OF ASSETS AND LIABILITIES
SEPTEMBER 30, 2025*

(Expressed in United States Dollars)

Assets
Investment in ONDO, at fair value (cost $38,032,661)	$37,765,568
Total assets	37,765,568

Liabilities
Sponsor fee payable	$141,846
Total liabilities	141,846

Commitments and contingent liabilities (Note 8)
Net assets	$37,623,722

Net assets consists of:
Paid-in capital	$38,032,661
Accumulated earnings (loss)	(408,939)
$37,623,722
Shares issued and outstanding, no par value, unlimited amount of authorized shares	2,000,000
Net asset value per share	$18.81

*	No comparative statement has been provided as this is the first fiscal year of the Trust’s operations.

The accompanying notes are an integral part of the financial statements.

21SHARES ONDO TRUST

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JUNE 11, 2025 (COMMENCEMENT OF OPERATIONS) THROUGH SEPTEMBER 30, 2025*

(Expressed in United States Dollars)

Expenses
Sponsor fee	$148,202
Net investment loss	(148,202)

Change in unrealized appreciation (depreciation)
Net change in unrealized appreciation (depreciation) on investment in ONDO	(267,093)
Net change in unrealized appreciation (depreciation) on sponsor fee payable	6,356
Net change in unrealized appreciation (depreciation)	(260,737)

Net decrease in net assets resulting from operations	$(408,939)

*	No comparative statement has been provided as this is the first fiscal year of the Trust’s operations.

The accompanying notes are an integral part of the financial statements.

21SHARES ONDO TRUST

STATEMENT OF CHANGES IN NET ASSETS

FOR THE PERIOD FROM JUNE 11, 2025 (COMMENCEMENT OF OPERATIONS) THROUGH
SEPTEMBER 30, 2025*

(Expressed in United States Dollars)

Net assets, beginning of period	$-
Contributions for Shares issued	38,032,661
Net investment loss	(148,202)
Net change in unrealized appreciation (depreciation) on investment in ONDO	(267,093)
Net change in unrealized appreciation (depreciation) on sponsor fee payable	6,356
Net assets, end of period	$37,623,722

Shares issued and redeemed
Shares issued	2,000,000
Shares redeemed	-
Net increase in Shares issued and outstanding	2,000,000

*	No comparative statement has been provided as this is the first fiscal year of the Trust’s operations.

The accompanying notes are an integral part of the financial statements.

21SHARES ONDO TRUST

SCHEDULE OF INVESTMENT
SEPTEMBER 30, 2025*

(Expressed in United States Dollars)

	Quantity	Cost	Fair Value	% of Net Assets
Investment in ONDO	42,727,997	$38,032,661	$37,765,568	100.4%
Total investment in ONDO		$38,032,661	$37,765,568	100.4%
Liabilities in excess of other assets			$(141,846)	(0.4)%
Net assets			$37,623,722	100.0%

*	No comparative statement has been provided as this is the first fiscal year of the Trust’s operations.

The accompanying notes are an integral part of the financial statements.

21SHARES ONDO TRUST

NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)

1.	ORGANIZATION

21Shares Ondo Trust (the “Trust”) is a Delaware statutory trust organized and existing under the laws of Delaware. The Trust was initially registered with the name of Jura Pentium Trust4. The Trust changed its name from Jura Pentium Trust 4 to 21Shares Ondo Trust on April 9, 2025. In November 2025, 21co Holdings Limited, Jura Pentium Inc.’s former ultimate parent company, was acquired by FalconX Holdings Limited, which became the ultimate parent of Jura Pentium Inc. and the Sponsor.

Flux Finance Inc., a business company limited by shares formed under the laws of the British Virgin Islands (the “Purchaser”), pursuant to a subscription agreement, purchased from the Trust, 2,000,000 shares of beneficial interest (the “Shares”), representing fractional undivided beneficial interests in the net assets of the Trust, for an aggregate purchase price in an amount equivalent to $38,032,661 in the native token of the Ondo Finance Ecosystem (“ONDO”).

The issuance and sale of the Shares by the Trust and the compliance by the Trust is done by 21Shares US LLC. 21Shares US LLC is a limited liability company organized and existing under the laws of Delaware and the sponsor of the Trust (the “Sponsor”). CSC Delaware Trust Company, serves as the trustee of the Trust (the “Trustee”). The Purchaser has full power, legal capacity and authority to enter into and perform the Purchaser’s obligations, and no approvals or consent of any governmental or regulatory authority or other persons is necessary in connection herewith. Coinbase Custody Trust Company, LLC (“Coinbase”), the “Custodian” is the custodian for the Trust and holds all of the Trust’s ONDO on the Trust’s behalf.

The Trust’s investment objective is to seek to track the performance of ONDO, as measured by the performance of the CME CF Ondo Finance-Dollar Reference Rate - New York Variant (“Pricing Benchmark”), adjusted for the Trust’s expenses and other liabilities. The Pricing Benchmark is calculated by CF Benchmarks Ltd (the “Benchmark Provider”) based on an aggregation of executed trade flow of major ONDO trading platforms (“Constituent Exchanges”). The Pricing Benchmark is designed to reflect the performance of ONDO in U.S. dollars. In seeking to achieve its investment objective, the Trust will hold ONDO and will value its Shares daily based on the Pricing Benchmark. The Trust is a passive investment vehicle that does not seek to generate returns beyond tracking the price of ONDO, the native utility token of the “Ondo Chain”, a Layer 1 proof-of-stake blockchain purpose-built to accelerate the creation of institutional-grade financial markets onchain.

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP” or “GAAP”). The Trust qualifies as an investment company solely for accounting purposes and not for any other purpose and follows the accounting and reporting guidance under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services - Investment Companies, but is not registered, and is not required to be registered, as an investment company under the Investment Company Act of 1940, as amended. The Trust uses fair value as its method of accounting in accordance with its classification as an investment company for accounting purposes.

Accounting Estimates

The preparation of the financial statements in conformity with US GAAP requires the Trust to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ materially from such estimates as additional information becomes available or actual amounts may become determinable. Should actual results differ from those previously recognized, the recorded estimates will be revised accordingly with the impact reflected in the operating results of the Trust in the reporting period in which they become known.

21SHARES ONDO TRUST

NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value – Definition and Hierarchy

US GAAP defines fair value as the price the Trust would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. The Trust’s policy is to value investments held at fair value.

The Trust identifies and determines the ONDO principal market (or in the absence of a principal market, the most advantageous market) for GAAP purposes consistent with the application of the fair value measurement framework in FASB ASC 820 – Fair Value Measurement. A principal market is the market with the greatest volume and activity level for the asset or liability. The determination of the principal market will be based on the market with the greatest volume and level of activity that can be accessed. The Trust obtains relevant volume and level of activity information and based on initial analysis will select an exchange market as the Trust’s principal market. The net asset value (“NAV”) and NAV per Share will be calculated using the fair value of ONDO based on the price provided by this exchange market, as of 4:00 p.m. ET on the measurement date for GAAP purposes. The Trust will update its principal market analysis periodically and as needed to the extent that events have occurred, or activities have changed in a manner that could change the Trust’s determination of the principal market.

Various inputs are used in determining the fair value of assets and liabilities. Inputs may be based on independent market data (“observable inputs”) or they may be internally developed (“unobservable inputs”). These inputs are categorized into a disclosure hierarchy consisting of three broad levels for financial reporting purposes. The level of a value determined for an asset or liability within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement in its entirety. The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability either directly or indirectly, including quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not considered to be active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means; and

Level 3 – Unobservable inputs, including the Trust’s assumptions used in determining the fair value of investments, where there is little or no market activity for the asset or liability at the measurement date.

To the extent that digital assets are actively traded and valuation adjustments are not applied, they are categorized in Level 1 of the fair value hierarchy.

Investment Transactions

The Trust considers investment transactions to be the receipt of ONDO for Share creations and the delivery of ONDO for Share redemptions or for payment of expenses in ONDO. The Trust records its investments transactions on a trade date basis and changes in fair value are reflected as net change in unrealized appreciation or depreciation on investments. Realized gains and losses are calculated using the specific identification method. Realized gains and losses are recognized in connection with transactions including settling obligations for the Sponsor’s Fee in ONDO.

21SHARES ONDO TRUST

NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Calculation of Net Asset Value “NAV” and NAV per Share

On each day other than when the exchange is closed for regular trading (a “Business Day”), as soon as practicable after 4:00 p.m. (Eastern Time), the net asset value of the Trust is obtained by subtracting all accrued fees, expenses and other liabilities of the Trust from the fair value of the ONDO and other assets held by the Trust using the index price. The Trustee computes the NAV per Share by dividing the NAV of the Trust by the number of Shares outstanding on the date the computation is made.

Federal Income Taxes

The Sponsor and the Trustee will treat the Trust as a “grantor trust” for US federal income tax purposes. Although not free from doubt due to the lack of directly governing authority, if the Trust operates as expected, the Trust should be classified as a “grantor trust” for US federal income tax purposes and the Trust itself should not be subject to US federal income tax. Each beneficial owner of Shares will be treated as directly owning its pro rata Share of the Trust’s assets and a pro rata portion of the Trust’s income, gain, losses and deductions will “pass through” to each beneficial owner of Shares. If the Trust sells ONDO (for example, to pay fees or expenses), such a sale is a taxable event to Shareholders. Upon a Shareholder’s sale of its Shares, the Shareholder will be treated as having sold the pro rata share of the ONDO held in the Trust at the time of the sale and may recognize gain or loss on such sale. The Sponsor has reviewed the tax positions as of September 30, 2025, and has determined that no provision for income tax is required in the Trust’s financial statements.

Recently Issued Accounting Pronouncements

The Trust adopted FASB Accounting Standards Update 2023-07, Segment Reporting (Topic 280) -Improvements to Reportable Segment Disclosures (“ASU 2023-07”). The Trust operates in one segment. The segment derives its revenues from Trust investments made in accordance with the defined investment strategy of the Trust, as prescribed in the Trust’s prospectus. The Chief Operating Decision Maker (“CODM”) is the Sponsor. The CODM monitors the operating results of the Trust. The financial information the CODM leverages to assess the segment’s performance and to make decisions for the Trust’s single segment, is consistent with that presented within the Trust’s financial statements.

In December 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-08, Intangibles—Goodwill and Other—Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”). ASU 2023-08 is intended to improve the accounting for certain crypto assets by requiring an entity to measure those crypto assets at fair value each reporting period with changes in fair value recognized in net income. The amendments also improve the information provided to investors about an entity’s crypto asset holdings by requiring disclosure about significant holdings, contractual sale restrictions, and changes during the reporting period. ASU 2023-08 is effective for annual and interim reporting periods beginning after December 15, 2024. Early adoption is permitted for both interim and annual financial statements that have not yet been issued. The Trust adopted this new guidance with no material impact on its financial statements and disclosures as the Trust uses fair value as its method of accounting for ONDO in accordance with its classification as an investment company for accounting purposes.

21SHARES ONDO TRUST

NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)

3.	FAIR VALUE

The Trust’s assets recorded at fair value have been categorized based upon a fair value hierarchy described in the Trust’s significant accounting policies in Note 2.

The following table presents information about the Trust’s assets measured at fair value as of September 30, 2025*:

	Level 1	Level 2	Level 3	Total
Asset (at fair value)
Investment in ONDO	$37,765,568	$-	$-	$37,765,568

*	No prior year comparative period has been presented as this is the first fiscal year of the Trust’s operations.

The following represents the changes in quantity of ONDO and the respective fair value on September 30, 2025*:

	Quantity of ONDO	Fair Value
Beginning balance as of June 11, 2025	-	$-
ONDO received	42,727,997	38,032,661
Net change in unrealized appreciation on investment in ONDO	-	(267,093)
Ending balance as of September 30, 2025*	42,727,997	$37,765,568

*	No prior year comparative period has been presented as this is the first fiscal year of the Trust’s operations.

4.	TRUST EXPENSES

The Trust pays the unitary Sponsor Fee of 1.25% per annum of the Trust’s ONDO holdings less the Trust’s payables. The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Sponsor Fee accrues daily in-kind and is payable in ONDO. The Administrator calculates the Sponsor Fee on a daily basis by applying a 1.25% annualized rate to the Trust’s total ONDO holdings less the Trust’s payables. The amount of ONDO payable in respect of each daily accrual is determined by reference to the Index. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor Fee.

5.	SHARE TRANSACTIONS

The Sponsor, in its sole discretion, may accept contributions in cash, in kind in ONDO. For purposes of determining the value of any contribution made in ONDO (including for determining whether a minimum investment amount has been satisfied), such contribution is priced in U.S. dollars based on the price provided by the exchange market as of 4:00 pm ET on the measurement date for GAAP purposes.

21SHARES ONDO TRUST

NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)

5.	SHARE TRANSACTIONS (CONTINUED)

Lock-Up Period

For the period ending (i) with respect to fifty-percent (50%) of the Shares held by the Purchaser, one (1) year following the date that the Registration Statement is declared effective by the SEC (the “Lock-up Start Date”), and (ii) with respect to the remaining fifty-percent (50%) of the Shares held by the Purchaser, two (2) years following the Lock-up Start Date ((i) and (ii) collectively the “Lock-up Periods”, and each a “Lock-up Period”), the Purchaser has agreed that it shall not, without the prior written consent of the Sponsor, sell, transfer, assign, pledge, hypothecate or otherwise dispose of any of the Shares it holds, nor will the Purchaser seek to have the Trust or the Sponsor redeem the Shares during the Lock-up Period. Following expiration of the Lock-up Period, the Purchaser may, to the extent permitted by applicable laws, be permitted to redeem Shares in accordance with the Trust Agreement.

The following is a summary of the share transactions for the period from June 11, 2025 (commencement of operations) through September 30, 2025:

Period Ended September 30, 2025
Activity in capital transactions issued and redeemed
Shares issued	2,000,000
Shares redeemed	-
Net change in capital transactions issued and redeemed	2,000,000

Period Ended September 30, 2025
Activity in capital transactions issued and redeemed
Shares issued	$38,032,661
Shares redeemed	-
Net change in capital transactions issued and redeemed	$38,032,661

6.	RELATED PARTIES

The Sponsor is a related party to the Trust. The Trust’s operations are supported by its Sponsor, who is in turn supported by its parent company and affiliated companies and external service providers.

At September 30, 2025, the Sponsor did not own any Shares of the Trust.

21SHARES ONDO TRUST

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in United States Dollars)

7.	INDEMNIFICATIONS

The Sponsor will not be liable to the Trust, the Trustee or any Shareholder for any action taken or for refraining from taking any action in good faith, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any ONDO or other assets of the Trust. However, the preceding liability exclusion will not protect the Sponsor against any liability resulting from its own gross negligence, bad faith, or willful misconduct.

The Sponsor and each of its shareholders, members, directors, officers, employees, affiliates, and subsidiaries will be indemnified by the Trust and held harmless against any losses, liabilities or expenses incurred in the performance of its duties under the Declaration of Trust without gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft, or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other person for any matters arising under the Declaration of Trust. The Sponsor shall in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustee other than as expressly provided for in the Declaration of Trust. Such indemnity includes payment from the Trust of the costs and expenses incurred in defending against any indemnified claim or liability under the Declaration of Trust.

The Trustee will not be liable or accountable to the Trust or any other person or under any agreement to which the Trust or any series of the Trust is a party, except for the Trustee’s breach of its obligations pursuant to the Declaration of Trust or its own willful misconduct, bad faith or gross negligence. The Trustee and each of the Trustee’s officers, affiliates, directors, employees, and agents will be indemnified by the Trust from and against any losses, claims, taxes, damages, reasonable expenses, and liabilities incurred with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Declaration of Trust or the transactions contemplated thereby; provided that the indemnified party acted without willful misconduct, bad faith or gross negligence.

8.	COMMITMENTS AND CONTINGENT LIABILITIES

In the normal course of business, the Trust may enter into contracts that contain a variety of general indemnification clauses. The Trust’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Trust which have not yet occurred and cannot be predicted with any certainty. However, the Sponsor believes the risk of loss under these arrangements to be remote.

9.	CONCENTRATION RISK

Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset within a single asset class. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with ONDO and digital assets. By concentrating its investment strategy solely in ONDO, any losses suffered as a result of a decrease in the value of ONDO can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

10.	ADMINISTRATOR

The Trust has entered into an agreement with NAV Consulting, Inc. (“the “Administrator”) pursuant to which the Trusts have engaged the Administrator to perform certain administrative services.

21SHARES ONDO TRUST

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in United States Dollars)

11.	FINANCIAL HIGHLIGHTS

Financial highlights for the period from June 11, 2025 (commencement of operations) through September 30, 2025* are as follows:

Per Share operating performance
Net asset value per Share, beginning of period(1)	$19.02
Net investment loss(2)	(0.07)
Net change in unrealized appreciation (depreciation) on investment in ONDO(3)	(0.14)
Net change in net assets from operations	(0.21)
Net asset value per Share, end of period	$18.81
Total return, at net asset value(4) (6)	(1.08)%

Ratios to average net assets(5):
Expenses	1.24%
Net investment loss	(1.24)%

*	No prior year comparative financial statements have been provided as this is the first fiscal year of the Trust’s operations.

(1)	Represents the NAV per Share on June 11, 2025, the initial subscription date.

(2)	Calculated using average Shares outstanding.

(3)	The amount shown for a share outstanding throughout the period may not agree with the change in the aggregate gains and losses for the period because of the timing of sales and repurchases of the Trust’s shares in relation to fluctuating market values for the Trust.

(4)	Total return is calculated based on the change in value during the period and is not annualized. An individual shareholder’s return and ratios may vary from the above total returns and ratios based on the timing of capital contributions to and withdrawals from the Trust.

(5)	Annualized.

(6)	Not annualized.

Per share operating performance and total return are calculated for each permanent, non-managing class or series of Shares.

12.	SUBSEQUENT EVENTS

On January 27, 2026, the Trust changed its name from 21Shares Ondo Trust to 21Shares Ondo ETF.

Subsequent events have been evaluated through February 6, 2026, the date that the Trust’s financial statements were issued and has determined that there are no material events that would require disclosure in the financial statements.

APPENDIX A

GLOSSARY OF DEFINED TERMS

In this Prospectus, each of the following terms have the meanings set forth after such term:

“1933 Act”: The Securities Act of 1933, as amended.

“1940 Act”: Investment Company Act of 1940, as amended.

“2022 Events”: Collectively, a reference to the following events: In the first half of 2022, Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declaring bankruptcy; In November 2022, FTX halted customer withdrawals after corroborated rumors involving liquidity issues and likely insolvency; the resignation of FTX’s CEO and many of its affiliates filing for bankruptcy in the United States and abroad following which the U.S. Department of Justice brought criminal fraud and other charges; the SEC and CFTC bringing civil securities and commodities fraud charges against certain of FTX’s and its affiliates’ senior executives, including its former CEO, who was found guilty of these criminal charges; and, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC.

“21Shares Group”: The broader structure of 21Shares AG and its affiliates.

“abrdn”: abrdn plc, a global investment company.

“Accepted Asset”: A digital asset that is a fully reserve backed digital token, commonly referred to as a “stablecoin”, that seeks to peg its value to that of the quote asset, where the issuer operates a 1:1 redemption facility and solely holds reserve assets that are in line with the prevailing regulations enforced for government security money market funds in major jurisdictions such as the United States, United Kingdom and the European Union.

“Additional Trust Expenses”: Certain extraordinary, non-recurring expenses that are not Sponsor-paid Expenses, which the Sponsor does not assume, including, but not limited to, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders, any indemnification of the ONDO Custodians, Administrator or other agents, service providers or counterparties of the Trust, the fees and expenses related to the initial listing of Shares on the Exchange, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

“Administrator”: [●].

“Advisers Act”: The Investment Advisers Act of 1940, as amended.

“API”: Application Programming Interface.

“Article 8”: Article 8 of the New York Uniform Commercial Code.

“ASC”: Accounting Standards Codification.

“ASC 820-10”: Accounting Standards Codification 820-10, Fair Value Measurements and Disclosures

“Authorized Amount”: An amount to be determined, on a daily basis, based on the Lender’s sole discretion considering factors including, but not limited to, availability of financing and credit due diligence of the Trust.

“Authorized Participant”: One that purchases or redeems Baskets from or to the Trust.

“Available Balance”: The then-current amount available to the Trust to place orders.

“Basket”: A block of 10,000 Shares used by the Trust to issue or redeem Shares.

“Basket Deposit”: The total deposit required to create each Basket.

“Benchmark Provider”: CF Benchmarks Ltd.

“BitGo Custodian”: BitGo Bank & Trust, N.A.

“BitGo Custodial Services Agreement”: The custodial services agreement with the BitGo Custodian.

“BMR”: UK Benchmarks Regulation.

“BSA”: U.S. Bank Secrecy Act.

“Binance Complaint”: A June 2023 complaint brought by the SEC against Binance alleging violations of a variety of securities laws.

“Business Day”: Any day other than a day when either the Exchange or the New York Stock Exchange is closed for regular trading.

“Cash Custodian”: [●].

“Cash Custody Agreement”: An agreement entered into with the Trust and the Cash Custodian stating that the Cash Custodian will establish and maintain cash account(s) for the trust, and, upon instructions from the Sponsor acting on behalf of the Trust, facilitate cash transfers and cash payments from the Trust’s account(s).

“CBDCs”: Central Bank Digital Currencies.

“CDS”: Cross-Domain Security.

“CEA”: Commodity Exchange Act of 1936, as amended.

“CF Member”: A member of the CME CF Oversight Committee who is a representative of the Benchmark Provider.

“CFTC”: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

“CFPB”: The Consumer Financial Protection Bureau.

“CME”: Chicago Mercantile Exchange.

“CME CF Oversight Committee”: The governing oversight body of the Pricing Benchmark.

“CME Members”: Members of the CME CF Oversight Committee who are representatives of CME.

“Code”: Internal Revenue Code of 1986, as amended.

“Coinbase”: Coinbase Custody Trust Company, LLC.

“Coinbase Custodial Agreement”: The custodial services agreement with the Coinbase Custodian.

“Coinbase Custodian”: Coinbase Custody Trust Company, LLC.

“Coinbase Global”: Coinbase Global, Inc.

“Coinbase Insureds”: Coinbase Global and its subsidiaries.

“Cold Vault Balance”: The substantial portion of the private keys associated with the Trust’s ONDO kept by the ONDO Custodians in “cold storage” or similarly secure technology.

“Connected Trading Venue”: Third-party exchanges or other trading venues (including the trading venue operated by the Prime Broker).

“Constituent Exchanges”: An aggregation of executed trade flow of major ONDO trading platforms.

“Creation Basket Deposit”: The total deposit required to create each Basket.

“Custody Rule”: Rule 206(4)-2 under the Advisers Act.

“dApps”: Decentralized applications.

“DeFi”: Decentralized finance.

“DFPI”: California Department of Financial Protection and Innovation.

“DTC”: The Depository Trust Company. DTC will act as the securities depository for the Shares.

“DTC Participant”: An entity that has an account with DTC.

“DOL”: U.S. Department of Labor.

“DSTA”: The Delaware Statutory Trust Act.

“ECASH Act”: The Electronic Currency and Secure Hardware Act.

“ERISA”: Employee Retirement Income Security Act of 1974.

“Exchange”: The Nasdaq Stock Market LLC.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Expenses”: Any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under State or federal securities laws) of any kind and nature whatsoever.

“FalconX”: FalconX Holdings Limited.

“FASB”: Financial Accounting Standards Board.

“FDIC”: Federal Deposit Insurance Corporation.

“Financing Fees”: Interest rates on Trade Credits.

“FinCEN”: The Financial Crimes Enforcement Network.

“FINRA”: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

“FIT21”: Financial Innovation and Technology for the 21st Century Act.

“Flux Finance”: Flux Finance Inc., a wholly owned subsidiary of Ondo Finance.

“FTX”: FTX Trading Ltd.

“GAAP”: U.S. generally accepted accounting principles.

“Genesis”: Genesis Global Capital, LLC.

“HSMs”: Hardware Security Modules.

“IIV”: Intraday indicative value.

“ISG”: Intermarket Surveillance Group.

“Incidental Rights”: Rights to acquire, or otherwise establish dominion and control over, any digital asset or other asset or right, which rights are incident to the Trust’s ownership of ONDO and arise without any action of the Trust, or of the Sponsor on behalf of the Trust.

“Indemnified Person”: The Trustee or any officer, affiliate, director, employee, or agent of the Trustee.

“Indirect Participants”: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

“Initial Seed Creation Baskets”: The initial seed creation baskets comprising [●] Shares.

“Initial Seed Creation Investor”: 21Shares US LLC.

“IRAs”: Individual retirement accounts.

“IRS”: U.S. Internal Revenue Service.

“IR Digital Assets”: Digital asset tokens, or other assets or rights, acquired by the Trust through the exercise (subject to the applicable provisions of the Trust Agreement) of any Incidental Right.

“JOBS Act”: The Jumpstart Our Business Startups Act of 2012.

“Kraken”: Payward, Inc. (d/b/a “Kraken”).

“KYT”: Know-Your-Transaction.

“Lender”: Coinbase Credit, Inc.

“Liquidating Trustee”: Such person as the majority in interest of the beneficial owners of the Trust may propose and approve that shall take full charge of the property of the Trust.

“Marketing Agent”: [●].

“Marketing Fee”: The fee payable to the Marketing Agent for services it provides to the Trust.

“McHenry Bill”: The Clarity for Payment Stablecoins Act of 2023, as introduced by House Finance Committee Chair Patrick McHenry which would make it unlawful for any entity other than a permitted payment stablecoin issuer to issue a payment stablecoin.

“MEV”: Maximal Extractable Value.

“MPC”: Multi-Party Computation.

“NAV”: Net asset value of the Trust.

“NAV per Share”: NAV per Share outstanding.

“NBMMs”: Non-bank market makers.

“NYDFS”: The New York State Department of Financial Services.

“OFAC”: The Office of Foreign Assets Control of the U.S. Treasury Department.

“OTC”: Over the counter.

“ONDO”: The native utility token of the “Ondo Chain”.

“ONDO Accounts”: The accounts with the ONDO Custodians that holds the Trust’s ONDO.

“Ondo Capital”: Ondo Capital Management LLC.

“Ondo Chain”: The central chain on which all ONDO is recorded. A decentralized digital file, or ledger that contains all the records of ONDO, and is stored in multiple copies globally on the computers of users of the Ondo Chain.

“ONDO Counterparty”: A designated third party with whom the Sponsor has entered into an agreement on behalf of the Trust, that will, acting as a counterparty, deliver, receive or convert to U.S. dollars the ONDO related to an Authorized Participant’s creation or redemption order.

“ONDO Custodian”: Any person from time to time engaged to provide custodian, security or related services to the Trust’s ONDO and cash assets pursuant to authority delegated by the Sponsor.

“ONDO Finance”: Ondo Finance, Inc.

“PCAOB”: The Public Company Accounting Oversight Board.

“Plan Assets Regulation”: Regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA.

“Plans”: The Employee Retirement Income Security Act of 1974 and/or Section 4975 of the Code.

“Policies”: The Sponsor’s policies and procedures that have been implemented and are reasonably designed to ensure compliance with applicable law, including a Code of Ethics providing guidance on conflicts of interest.

“Post-Trade Financing Agreement”: An agreement with Coinbase Credit, Inc. pursuant to which the Trust may borrow ONDO or cash as trade credit the Lender on a short-term basis to avoid having to pre-fund the Trust’s Trading Balance.

“Pricing Benchmark”: The performance of the CME CF Ondo Finance-Dollar Reference Rate — New York Variant, as adjusted for the Trust’s expenses and other liabilities.

“Pricing Benchmark Licensing Agreement”: The licensing agreement by and between the Sponsor and the Benchmark Provider relating to the use of the Pricing Benchmark by the Sponsor and its permitted affiliates.

“Prime Broker”: Coinbase, Inc.

“Prime Broker Services”: Services performed by the Coinbase Custodian relating to custody, trade execution, lending or post-trade credit (if applicable), and other services.

“Principal Market NAV”: Net asset value of the Trust determined on a GAAP basis.

“Principal Market NAV per Share”: Net asset value of the Trust per Share determined on a GAAP basis.

“Redemption Order Date”: The date a redemption order is received in satisfactory form by the Marketing Agent.

“Register”: The record of all Shareholders and holders of the Shares in certificated form kept by the Administrator.

“Relevant Coinbase Entities”: The Prime Broker and its parent, Coinbase Global, Inc. together with Coinbase Inc.

“Relevant Pair”: A market that facilitates the spot trading of the relevant digital asset against the corresponding digital asset or legal tender pair, including markets where the digital asset or legal tender pair is made fungible with Accepted Assets.

“Relevant Transaction”: Any digital asset base asset versus the quote asset spot trade that occurs during the TWAP Period on a Constituent Exchange in the Relevant Pair that is reported through its API to the Benchmark Provider.

“RWAs”: Real world assets.

“SEC”: The U.S. Securities and Exchange Commission.

“Selling Shareholder”: The Initial Seed Creation Investor in its capacity as a seller of some or all of the Shares pursuant to the registration statement of which this Prospectus forms a part.

“Settlement Deadline”: The Trust must generally repay Trade Credits by 6:00 PM E.T. on the Business Day immediately following the day the Trade Credit was extended by the Lender to the Trust (or, if such day is not a Business Day, on the next Business Day).

“Shareholders”: Holders of Shares.

“Shares”: Common shares representing fractional undivided beneficial interests in the Trust.

“SIPC”: Securities Investor Protection Corporation.

“SOC”: Systems and Organizational Control.

“Sponsor”: 21Shares US LLC, a Delaware limited liability company.

“Sponsor Fee”: The fees paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement.

“Sponsor Indemnified Party”: The Sponsor and its shareholders, members, directors, officers, employees, affiliates and subsidiaries.

“Sponsor-paid Expense(s)”: The fees and other expenses incurred by the Trust in the ordinary course of its affairs, which the Sponsor assumes and pays, excluding taxes, but including (i) the Marketing Fee, (ii) fees to the Administrator, if any, (iii) fees to the ONDO Custodians, (iv) fees to the Transfer Agent, (v) fees to the Trustee, (vi) the fees and expenses related to any future listing, trading or quotation of the Shares on any listing exchange or quotation system (including legal, marketing and audit fees and expenses), (vii) ordinary course legal fees and expenses but not litigation-related expenses, (viii) audit fees, (ix) regulatory fees, including, if applicable, any fees relating to the registration of the Shares under the 1933 Act or the Exchange Act, (x) printing and mailing costs, (xi) costs of maintaining the Sponsor’s website and (xii) applicable license fees, provided that any expense that qualifies as an Additional Trust Expense will be deemed to be an Additional Trust Expense and not a Sponsor-paid Expense. In the Sponsor’s sole discretion, all or any portion of a Sponsor-paid Expense may be redesignated as an Additional Trust Expense

“SVB”: Silicon Valley Bank.

“Trade Credit”: ONDO or cash the Trust may borrow from the Lender on a short-term basis to avoid having to pre-fund the Trust’s Trading Balance.

“Trading Balance”: A trading balance maintained by the Prime Broker or an ONDO Counterparty where portions of the Trust’s ONDO temporarily may be held outside of cold storage, including in circumstances in which it is necessary in connection with creations or redemptions of Baskets or to sell ONDO to pay Trust expenses.

“Trading Platform”: The Prime Broker’s execution platform.

“Transaction Parties”: The Sponsor, the Trustee, the ONDO Custodians or any of their respective affiliates.

“Transfer Agent”: [●].

“Trust”: 21Shares Ondo ETF.

“Trust Agreement”: Amended and Restated Trust Agreement of the Trust.

“Trust Estate”: All of the ONDO on deposit in the ONDO Accounts, cash on deposit with the Cash Custodian and all other proceeds from the sale of ONDO by or on behalf of the Trust, as well as any other rights of the Trust pursuant to any agreements, other than the Trust Agreement, to which the Trust is a party.

“Trustee”: CSC Delaware Trust Company, a Delaware trust company.

“TWAP Period”: The 60 minutes leading up to 4:00 p.m. London time.

“U.S. Treasury Department”: U.S. Department of the Treasury.

“You”: The owner or holder of Shares.

21SHARES ONDO ETF

SHARES

PROSPECTUS

[●], 2026

Until 25 calendar days after the date of this Prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by 21Shares US LLC, the sponsor of the Trust. Set forth below is an estimate (except as indicated) of these fees and expenses.

SEC registration fee	$	N/A	†
Listing fee (actual)	$	[●	]
Auditor’s fees and expenses	$	[●	]
Legal fees and expenses	$	[●	]
Printing expenses	$	[●	]
Miscellaneous expenses	$	[●	]
Total	$	[●	]

†	The Registrant notes that an indeterminate amount of securities are being registered to be offered or sold and that the filing fee will be calculated and paid in accordance with Rule 456(d) and Rule 457(u).

Item 14. Indemnification of Directors and Officers.

The Trust Agreement provides that the Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a “Sponsor Indemnified Party”) shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred under the Trust Agreement without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Item 15. Recent Sales of Unregistered Securities.

The Trust issued 2,000,000 Shares to Flux Finance on June 11, 2025, for an aggregate purchase price in an amount equivalent to approximately $40,000,000 in ONDO in a private placement exempt from registration in reliance on Section 4(a)(2) of the 1933 Act in a transaction by an issuer not involving a public offering.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Exhibit Description
3.1	Trust Agreement(1)
3.2	Third Amended and Restated Trust Agreement(1)
3.3	Certificate of Trust(1)
3.4	Certificate of Amendment to Certificate of Trust(1)
3.5	Certificate of Amendment to Certificate of Trust(1)
5.1	Opinion of Dechert LLP as to legality(1)
8.1	Tax Opinion of Dechert LLP(1)
10.1	Form of Sponsor Agreement(1)
10.2	Form of Authorized Participant Agreement (Type A)(1)
10.3	Form of Authorized Participant Agreement (Type B)(1)
10.4	Form of Prime Broker Agreement(1)
10.5	Form of Coinbase Custodial Services Agreement(1) (included as Exhibit A to Form of Prime Broker Agreement)
10.6	Form of BitGo Custodial Services Agreement(1)
10.7	Form of Fund Administration and Accounting Agreement(1)
10.8	Form of Transfer Agency and Services Agreement(1)
10.9	Form of Pricing Benchmark Licensing Agreement(1)
10.10	Form of Marketing Agent Agreement(1)
10.11	Form of Cash Custody Agreement(1)
10.12	Initial Seed Creation Subscription Agreement(1)
10.13	Flux Finance Subscription Agreement(1)
10.14	Amendment No. 1 to the Flux Finance Subscription Agreement(1)
23.1	Consent of Independent Registered Public Accounting Firm(3)
23.2	Consents of Dechert LLP (included in Exhibits 5.1 & 8.1)(1)
107	Filing Fee Table(2)

(1)	To be filed by amendment.
(2)	Previously filed.
(3)	Filed herewith.

(b) Financial Statement Schedules.

Not applicable.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that:

Paragraphs (1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, and the State of New York, on February 6, 2026.

21SHARES ONDO ETF

21Shares US LLC, as Sponsor of the Trust

By:	/s/ Duncan Moir
Name:	Duncan Moir
Title:	President*

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date

/s/ Russell Barlow	Chief Executive Officer*	February 6, 2026
Russell Barlow	(Principal Executive Officer)

/s/ Duncan Moir	President*	February 6, 2026
Duncan Moir	(Principal Finance Officer and Principal Accounting Officer)

*	The registrant is a trust and the persons are signing in their capacities as officers of 21Shares US LLC, the Sponsor of the registrant.